UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Soliciting Material under §240.14a-12

ITERIS, INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
OF ITERIS, INC.
TO BE HELD SEPTEMBER 9, 2021
To the Stockholders of Iteris, Inc.:
NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Iteris, Inc., a Delaware corporation, will be held on September 9, 2021 at 2:00 p.m. Pacific Time, held exclusively online by means of a live virtual webcast at meetings.computershare.com/MVTVFVH, for the following purposes, as more fully described in the proxy statement accompanying this notice:
1.
To elect Joe Bergera, Anjali Joshi, Gerard M. Mooney, Laura L. Siegal, Thomas L. Thomas and Dennis W. Zank to the Board of Directors, each to hold such office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

2.
To conduct a vote to approve the amendment and restatement of the 2016 Omnibus Incentive Plan.

3.
To conduct an advisory vote to approve the compensation of our named executive officers, as described in the proxy statement accompanying this notice.

4.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022.

5.
To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting virtually this year. There will be no physical in-person meeting location for the Annual Meeting. In light of the continued public health risks posed by the coronavirus pandemic, we have determined it is appropriate to hold the Annual Meeting virtually.
All stockholders of record as of the close of business on July 13, 2021 are entitled to notice of and to vote at the Annual Meeting, and at any and all postponements or adjournments thereof. It is important that all of our stockholders be represented at our Annual Meeting. Whether you plan to attend the Annual Meeting virtually or not, we urge you to vote your shares by submitting your proxy as soon as possible. Submitting your proxy card or voting instruction form does not affect your right to vote during the Annual Meeting if you attend the Annual Meeting virtually. Also, if you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to sign, date and return each proxy card or voting instruction form to ensure that all of your shares are voted.
Santa Ana, California
July 27, 2021
BY ORDER OF THE BOARD OF DIRECTORS
Joe Bergera
Chief Executive Officer

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY PROXY PRIOR TO THE MEETING. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE DO SO PROMPTLY TO ENSURE YOUR PROXY ARRIVES IN SUFFICIENT TIME.

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Proxy Statement
For the 2021 Annual Meeting of Stockholders
of Iteris, Inc. to be Held on September 9, 2021

The Board of Directors (the “Board”) of Iteris, Inc., a Delaware corporation (sometimes referred to as “Iteris,” the “Company,” “we,” “us,” or “our”), is soliciting your proxy for the Company’s 2021 Annual Meeting of Stockholders and any and all adjournments or postponements of such meeting (the “Annual Meeting”). Due to the ongoing concerns relating to the public health impact of the coronavirus (“COVID-19”) pandemic, for the safety of all of our people, including our stockholders, employees and their families, we have determined that the Annual Meeting will be held in a live virtual-only meeting format, via the Internet, with no physical, in-person meeting. The Annual Meeting will be held at 2:00 p.m. Pacific Time on September 9, 2021, through the virtual meeting live webcast site located at meetings.computershare.com/MVTVFVH. At our Annual Meeting, stockholders will be able to attend and vote by visiting meetings.computershare.com/MVTVFVH. Stockholders who wish to submit questions at the Annual Meeting may do so in advance or during the Annual Meeting. You will find instructions for how to submit such questions in this proxy statement. The approximate date on which this proxy statement and the enclosed proxy materials are first being released to the Company’s stockholders is July 27, 2021. Our principal executive offices are located at 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705.
References in this proxy statement to fiscal years refer to the Company’s fiscal year ended March 31 of the referenced year. For example, “Fiscal 2020” refers to the fiscal year ended March 31, 2020, “Fiscal 2021” refers to the fiscal year ended March 31, 2021 and “Fiscal 2022” refers to the fiscal year ending March 31, 2022.
Important Notice Regarding the Availability of Proxy Materials
This Proxy Statement and our Annual Report on Form 10-K, as amended by the Form 10-K/A, for the fiscal year ended March 31, 2021 (the “Annual Report”) is available on the Internet by accessing www.edocumentview.com/ITI, or at www.envisionreports.com/ITI for registered holders. Information on this website does not constitute part of this proxy statement and shall not be deemed incorporated by reference therein.
Questions and Answers about the Annual Meeting and Voting
Who is soliciting this proxy and who will bear the cost of soliciting this Proxy Statement?
The enclosed proxy is being solicited by our Board of Directors. Iteris will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card, and any additional material furnished to the stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries, and nominees holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, e-mail or any other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any such services.
In the discretion of management, we reserve the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. Although we do not currently expect to retain such a firm, we estimate that the fees of such firm would range from $5,000 to $20,000 plus out-of-pocket expenses, all of which would be paid by us.

Where and when will the Annual Meeting take place?
The Annual Meeting will be held virtually, on Thursday, September 9, 2021, at 2:00 p.m., Pacific Time, via the Internet at meetings.computershare.com/MVTVFVH. Online check-in will begin at 1:30 p.m., Pacific Time, to allow time for online check-in procedures.
How do I attend the virtual Annual Meeting on the Internet?
Registered Stockholders. If you are a registered stockholder of record (i.e., you hold your shares directly in your name through our transfer agent, Computershare), you do not need to register to attend the virtual Annual Meeting. Please follow the instructions on the notice or proxy card that you received. You may submit any questions you would like to ask at the Annual Meeting in advance or during the Annual Meeting. You will find instructions for how to vote and submit such questions below in this proxy statement.
Beneficial Stockholders. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the virtual Annual Meeting.
To register to attend the virtual Annual Meeting you must submit proof of your proxy power (legal proxy) reflecting your Iteris holdings along with your name and email address to Computershare, by email or by mail as described below. You may need to contact your intermediary, such as your bank or broker, to obtain your legal proxy. Requests for registration must include your proof of your legal proxy, be labeled as “Legal Proxy,” and be received no later than 2:00 p.m., Pacific Time September 6, 2021.
Through the contact information you provide to Computershare, you will receive from Computershare a confirmation of your registration with a control number that will allow you to login to the virtual Annual Meeting site as a stockholder. You may submit any questions you would like to ask at the Annual Meeting in advance or during the Annual Meeting. You will find instructions for how to vote and submit such questions below in this proxy statement.
Requests for registration to attend our virtual Annual Meeting should be directed to us at the following:
By email:
Forward the email from your broker, or attach an image of your legal proxy, to:
legalproxy@computershare.com
By mail:
Computershare
Iteris Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Stockholders will be able to attend our Annual Meeting online and vote during the Annual Meeting electronically by visiting meetings.computershare.com/MVTVFVH via the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to ask questions and vote and submit your proxy in advance of the Annual Meeting by one of the methods described in this proxy statement, but there will be a question-and-answer session at the end of the Annual Meeting. You can submit questions and comments by clicking the icon (illustrated below) located on the virtual Annual Meeting center website.
Guest Attendees. You are invited to attend our virtual Annual Meeting as a “guest,” but such guest attendee will only be able to listen to the Annual Meeting. A guest attendee may not ask questions or vote at the Annual Meeting. If you attend as a guest attendee, please click “I am a guest” when accessing the virtual Annual Meeting link on the Internet. Please follow the instructions at the virtual Annual Meeting site (See above question “Where and when will the Annual Meeting take place?”).

Why a virtual Annual Meeting format?
We are utilizing the virtual meeting format to enhance stockholder access and encourage participation and communication with our management. We will continue to ensure that our stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting. We believe this format facilitates stockholder attendance and participation by enabling all stockholders to participate fully, and equally, using any internet-connected device from any location around the world at no cost. We believe a virtual meeting protects the health and safety of attendees and saves the Company’s and stockholders’ time and money.
What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may experience in accessing the virtual Annual Meeting. If you encounter any technical difficulties in accessing the virtual Annual Meeting during the check-in or meeting time, please call:
Tel # (Toll-free): 800-962-4284
Tel # (Toll line): +1 781-575-3120 (International)
Who is entitled to vote at the Annual Meeting?
You are entitled to vote your shares of our common stock at the Annual Meeting if you owned the shares as of the close of business on July 13, 2021 (the “Record Date”). As of the Record Date, there were a total of 42,281,621 shares of our common stock outstanding and entitled to vote at the Annual Meeting. No shares of our preferred stock are currently outstanding. You are entitled to one vote for each share of common stock that you own.
What matters will be voted upon at the Annual Meeting and what are the Board of Director’s recommendations for the proposals?
The only matters that we currently expect will be voted on at the Annual Meeting are the following proposals, and the Board’s recommendation to you regarding such proposals is set forth opposite each proposal below:
Proposals	Board’s Recommendation
1. Election of the Board of Directors.	✓ FOR each nominee
2. Approval of the amendment and restatement of the 2016 Omnibus Incentive Plan.	✓ FOR
3. Approval, by advisory vote, of the compensation of our named executive officers, as described in this proxy statement.	✓ FOR
4. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022.	✓ FOR
The foregoing proposals are described in more detail in this proxy statement.
What if other matters come up at the Annual Meeting?
Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the persons designated in the proxy cards, Joe Bergera and Douglas L. Groves, will vote your shares in their discretion.
What constitutes a quorum for the Annual Meeting?
The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at such meeting. If you sign and return your proxy card or authorize a proxy to vote through the Internet or by telephone, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. If a quorum is not present at the scheduled time of the Annual Meeting, the Annual Meeting may be adjourned until a quorum is present. Both abstentions and broker non-votes (as described below) are counted for the purpose of determining the presence of a quorum.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered to be the stockholder of record of such shares, and we are sending the notice and these proxy materials directly to you. If you are a stockholder of record, you should have received a proxy card with this proxy statement for you to use to vote your shares
Beneficial Owner. If your shares are held in a brokerage account or by a bank, trustee or other nominee (each a “Nominee”), you are considered the beneficial owner of shares held in street name, and the notice and proxy materials are being forwarded to you on behalf of your Nominee. As the beneficial owner, you have the right to direct your Nominee how to vote your shares. Your Nominee has enclosed a voting instruction form with this proxy statement for you to use in directing the Nominee how to vote your shares.
Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the Nominee who holds your shares giving you the right to vote the shares at the Annual Meeting.
How do I vote my shares?
You may vote your shares prior to the Annual Meeting in any one of the following three ways: (i) by mail, (ii) electronically over the Internet or (iii) by telephone. If you are a stockholder of record, you may vote by returning a completed proxy card in the enclosed postage-paid envelope or through the Internet or by telephone as described on your proxy card. If your shares are held in street name, in lieu of a proxy card, you should receive a voting instruction form from your Nominee by mail. The voting instruction form should indicate whether the Nominee has a process for beneficial holders to vote over the Internet or by telephone. Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers. Stockholders who do not desire to vote over the Internet or by telephone may complete and return the paper voting instruction form in the self-addressed, postage-paid envelope provided.
If you are a stockholder of record, you may also vote your shares electronically during the Annual Meeting over the Internet only. Shares held through a broker or nominee may be voted via the Internet only if you obtain a legal proxy from the broker or nominee that holds your shares giving you the right to vote the shares. Please go to meetings.computershare.com/MVTVFVH, at the time of the meeting, have your control number available (which can be found on your proxy card form) and follow the instructions to participate in the virtual meeting. Those stockholders that held their shares in street name as of the Record Date will need to register prior to the meeting (see above question — “How do I attend the virtual Annual Meeting on the Internet?”). We recommend that you vote your shares in advance as described above to ensure your vote will be counted if you later decide not to attend the Annual Meeting.
How will I be able to submit a question?
Stockholders may submit questions for the Annual Meeting in advance of and during the Annual Meeting by submitting them via the Annual Meeting center website (meetings.computershare.com/MVTVFVH) and entering your Computershare-issued control number (found on your proxy card form).
All questions submitted in advance must be sent by 5:00 p.m., Pacific Time, on September 8, 2021. Stockholders will also be able to submit questions during the Annual Meeting. During the meeting, we will answer submitted questions.
No recording of the Annual Meeting is allowed, including audio and video recording.

Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this proxy statement to ensure that your vote will be represented at the Annual Meeting. We reserve the right to eject an attendee or cut off speaking privileges for behavior likely to cause disruption or annoyance or for failure to comply with reasonable requests or the rules of conduct for the Annual Meeting, including time limits applicable to attendees who are permitted to speak.
We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition
What are broker non-votes and how are broker non-votes treated?
Broker non-votes occur when shares held in street name by a Nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the Nominee does not receive voting instructions from the beneficial owner, and (ii) the Nominee lacks discretionary authority to vote the shares.
Broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares are considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal for which the minimum affirmative vote required for approval of the proposal is a plurality or a majority (or some other percentage) of (i) the votes actually cast, or (ii) the shares present and entitled to vote.
A Nominee only has discretionary authority to vote shares on a proposal that is considered a “routine” matter under applicable rules and related guidance. Proposal 4 for the ratification of the appointment of our independent registered public accounting firm is considered a “routine” matter and, accordingly, a Nominee has discretionary authority to vote shares on such proposal. The other proposals included in this proxy statement are considered “non-routine” matters. As such, a Nominee does not have discretionary authority to vote shares on such proposals. Accordingly, your shares may be voted on Proposal 4 if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions. Proposals 1, 2 and 3 are considered “non-routine” matters. Therefore, if you do not provide voting instructions to your brokerage firm, no vote for your shares will be cast with respect to these proposals and a broker non-vote will result for these shares.
What vote is required to elect a director?
For Proposal 1, you may vote “FOR” or “AGAINST” any director nominee or you may abstain from voting with respect to a director nominee’s election. In an uncontested director election, a nominee must receive the affirmative vote of a majority of the votes cast with respect to that nominee to be elected. As such, the number of shares voted “FOR” a director nominee must exceed the number of votes cast as “AGAINST” that nominee’s election. In a contested director election (i.e., where the number of nominees exceeds the number of directors to be elected), then each director nominee shall be elected by a plurality of the votes of shares properly represented and entitled to vote in such election at such meeting. For purposes of the election of directors, abstentions and broker non-votes, if any, will be excluded from the vote and will not be counted in determining the outcome of a director’s election.
What happens if a majority of the votes cast are not voted in favor of a director nominee?
Pursuant to the procedures set forth in the Company’s bylaws, in the event that a nominee who is already a director of the Company does not receive a majority of the votes cast with respect to such nominee in an uncontested election of directors, such nominee is required to promptly tender his or her resignation to the Board for consideration. If a director’s resignation is not accepted, that director will continue to serve until our next annual meeting of stockholders and his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. If the Board accepts the director’s resignation, it may, in its sole discretion, either fill the resulting vacancy or decrease the size of the Board to eliminate the vacancy.

What is the required vote for approval of Proposals 2, 3 and 4?
For each of the other proposals, you may vote “FOR” or “AGAINST” the proposal or you may abstain from voting on the proposal. The approval of Proposals 2, 3 and 4 will require the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting. For purposes of Proposals 2, 3 and 4, broker non-votes will not affect the outcome of the voting on these proposals and abstentions will have the same effect as a vote against these proposals.
May I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, there are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the Annual Meeting, as follows:
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Vote again by telephone or at the Internet website.

•
Transmit a revised proxy card or voting instruction form that is dated later than the prior one.

•
Vote electronically during the Annual Meeting, at the Internet website.

•
Notify the Company’s Corporate Secretary in writing that a prior proxy is revoked.

If you are a beneficial owner of shares, your broker or Nominee should provide instructions explaining how you may change or revoke your voting instructions.
Please note that, in order to be counted, the revocation or change must be received by the Company prior to the close of the Annual Meeting on September 9, 2021. The latest-dated, timely, properly completed proxy that you submit to the Company, whether by mail, telephone or the Internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand.
Is cumulative voting permissible?
No. Cumulative voting is not permitted by our certificate of incorporation.
Will I have appraisal or similar dissenters’ rights in connection with the proposals to be voted on at the Annual Meeting?
No. You will not be entitled to appraisal or similar dissenters’ rights in connection with the proposals to be voted on at the Annual Meeting.
How will my shares be voted?
Any proxy that you submit and that is not revoked will be voted as you direct. If you are a stockholder of record and you indicate when voting through the Internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the persons designated as proxy holders in the accompanying proxy cards will vote your shares as follows:
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“FOR” the election of each of the persons nominated by the Board in Proposal 1.

•
“FOR” the approval of the amendment and restatement of the 2016 Omnibus Incentive Plan.

•
“FOR” the approval, by advisory vote, of the compensation of our named executive officers, as described in this proxy statement.

•
“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending March 31, 2022.

If you are a beneficial owner of shares of our common stock and your Nominee does not receive instructions from you about how your shares are to be voted, then your Nominee will have the discretion to vote your shares on the “routine” matter being considered at the Annual Meeting, but will not be able to vote your shares on the “non-routine” matters being considered at the Annual Meeting, meaning that broker non-votes will result for these matters.

In the event any director nominee declines or is unable to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the enclosed proxy card will vote for the election of such person or persons as may be designated by the present Board. The enclosed proxy grants the proxy holders discretionary authority to vote on any other business that may properly come before the Annual Meeting, as well as any procedural matters. We have not been notified by any stockholder of any intention to present a stockholder proposal at the Annual Meeting.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
If you share an address with another stockholder, you may receive only one set of proxy materials unless you have provided instructions to the contrary. If you wish to receive a separate set of proxy materials now, please send your request to: Iteris, Inc., 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705, Attention: Corporate Secretary. A separate set of proxy materials will be sent promptly following receipt of your request. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
Who will count the votes?
The inspector of election for the Annual Meeting, who is appointed by the Board, will count the votes. It is expected that a representative of our transfer agent will serve as the inspector of election.

Proposal 1: Election of Directors
In July 2021, the Board unanimously approved a decrease in the number of directors from seven to six, effective upon the Annual Meeting. The Board may later increase the Board size to comply with the provisions of the California Board Gender Diversity Mandate that will become effective on December 31, 2021.
Six persons have been nominated for election at the Annual Meeting. All directors are elected annually and hold office until the next annual meeting of stockholders, and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. On the recommendation of the Nominating and Corporate Governance Committee (the “NCG Committee”), our Board selected and approved the following persons as nominees for election at the Annual Meeting: Joe Bergera, Anjali Joshi, Gerard M. Mooney, Laura L. Siegal, Thomas L. Thomas and Dennis W. Zank. Each nominee is currently a member of our Board and has agreed to serve if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of the nominees named above.
We have no reason to believe that any of the director nominees will be unavailable to serve. In the event any of the director nominees named herein is unable to serve or declines to serve at the time of the Annual Meeting, the proxy holders named in the enclosed proxy will exercise discretionary authority to vote for substitutes.
Voting Requirements
In May 2018, our Board approved an amendment to the Company’s bylaws to implement a majority voting requirement for uncontested elections of directors. As a result, in such elections, a nominee must receive the affirmative vote of a majority of the votes cast with respect to that nominee. This means that the number of shares voted “FOR” a director nominee must exceed the number of votes cast as “AGAINST” that nominee’s election. In a contested election of directors (i.e., where the number of nominees exceeds the number of directors to be elected), then each director nominee shall be elected by a plurality of the votes of shares properly represented and entitled to vote in such election at such meeting. If the plurality voting standard applies, the available director seats will be filled with the candidates receiving the highest number of votes cast at such meeting.
Any director may resign at any time upon providing notice to the Company. Our Board has adopted a resignation policy, which requires that any incumbent director nominee who fails to receive the requisite majority vote in an uncontested election must tender to the Board for its consideration his or her resignation from the Board and from all of the Board committees on which he or she serves. The Board will then assess the appropriateness of such nominee continuing to serve as a director. In its discretion, the Board will decide whether or not to accept or reject the resignation. The policy also provides that any director who tenders his or her resignation will not participate in the Board action regarding the consideration of such resignation.
Recommendation of the Board of Directors
Our Board of Directors recommends a vote “FOR” each of the director nominees listed above and below.
Director Nominees
The table and narrative below set forth information as of July 13, 2021 regarding each director nominee, including the year they first became directors of Iteris, their business experience during at least the past five years, the public company boards on which they currently serve on or have served on during the past five years, and certain other biographical information. The NCG Committee believes that these persons have qualifications, competencies, expertise and diversity that are important to an effective board of directors, as further detailed in “Director Qualifications Matrix” under Corporate Governance, Board Meetings and Committees below.

Name	Age	Current Position(s) with Iteris
Joe Bergera	57	Chief Executive Officer, President and Director
Anjali Joshi(3)	61	Director
Gerard M. Mooney(1)(3)	67	Director
Thomas L. Thomas(2)(3)(4)	72	Chairman of the Board
Laura L. Siegal(1)(2)	58	Director
Dennis W. Zank(1)	66	Director

(1)
Current member of the Audit Committee

(2)
Current member of the Compensation Committee

(3)
Current member of the Nominating and Corporate Governance Committee

(4)
Our bylaws provide that our Chairman of the Board is also an ex-officio member of each of our Board committees.

Joe Bergera has served as our President and Chief Executive Officer and as a director since September 2015. Prior to joining us, Mr. Bergera served as Group Vice President, Software of Roper Technologies, Inc. (formerly, Roper Industries) since September 2011 and as President of iTradeNetwork, a Roper subsidiary, since August 2013. He was the Executive Vice President and General Manager, Tax Solutions at CCH Wolters Kluwer from March 2011 to September 2011 and served in senior executive positions with Sage Software from 2004 to March 2011, most recently as Executive Vice President, Global CRM. Prior to Sage Software, Mr. Bergera held senior roles at Infovista, Astrolink, MicroStrategy, and American Management Systems (acquired by CGI, Inc.). Mr. Bergera holds a B.A. degree in Government from Colby College, an M.B.A. from the Booth School of Business at the University of Chicago and an A.M. in Public Policy from the Harris School of Public Policy at the University of Chicago. The Board believes that Mr. Bergera’s extensive management and technology industry experience qualify him to serve as a director.
Anjali Joshi has served as a director of Iteris since June 2020. Until March 2019, Ms. Joshi was Vice President of Product Management at Google, where most recently she worked on products focused on emerging markets. Earlier she led the product teams for Search, Maps, Translate, News, Finance, and Global Infrastructure. She also led early efforts for Cloud services and Fiber networks. Prior to Google, Ms. Joshi served as Executive Vice President of engineering for Covad Communications, Inc., a company providing voice and data communications products and services to consumers and businesses, from 1998 to 2003. Before that, she held positions at AT&T Bell Labs, working in the areas of voice and high-speed data from 1990 to 1998. Since March 2021, Ms. Joshi has served as a board member of Alteryx, Inc. (NYSE: AYX), an end-to-end enterprise analytics automation company. Ms. Joshi has served as a board member of Lattice Semiconductor (NASDAQ: LSCC), a provider of low power FPGA solutions since November 2019. Prior to its acquisition by Ivanti in December 2020, Ms. Joshi served on the board of MobileIron (NASDAQ: MOBL), a provider of mobile security solutions, and earlier served on the board of The McClatchy Company (NYSE: MNI), a publisher of newspapers, until its acquisition by Chatham Asset Management, LLC in September 2020. She earned a bachelor’s degree in electrical engineering from the Indian Institute of Technology, a master’s degree in computer engineering from the State University of New York at Buffalo, New York, and a master’s degree in management science from Stanford University. The Board believes that Ms. Joshi’s extensive technical expertise and scaling global technology businesses, such as her deep combined knowledge of communications infrastructure and geospatial technologies, qualify her to serve as a director.
Gerard M. Mooney has served as a director of Iteris since September 2013. Mr. Mooney retired from International Business Machines Corporation (“IBM”) in March 2014, after serving in a number of senior positions since 2000. Most recently, he served as the Vice President Strategy for IBM’s Public Sector from February 2012 until his retirement, as the General Manager, Global Smarter Cities for IBM from November 2011 to February 2012, and as the General Manager, Global Government and Education for IBM from 2008 to November 2011. He served as Vice President of IBM’s Venture Capital Group from 2000 to 2008. Before joining IBM, Mr. Mooney held various management positions at Hewlett-Packard

Company (“HP”) for six years, most recently as General Manager for New Business Initiatives related to technologies developed by HP Labs. Mr. Mooney joined HP from HP’s acquisition of Edge Emitter Technology (ETT), Inc., a development stage company commercializing a solid state print head device, where Mr. Mooney served as President. Mr. Mooney has extensive operational and financial experience across a broad range of technology-based companies, from start-ups to large public companies, and has considerable experience with the major customers in the intelligent transportation systems market. He previously served as a member of the board of directors of the Intelligent Transportation Society of America and is also active in the intelligent search technology, cognitive intelligence, AI, data mining and visualization tools industries. Mr. Mooney currently serves as a director of inno360 and cofounder of Swarm Intelligence LLC (formerly theinnovationexchange), which offers SaaS cognitive platforms. He received a B.A. degree in Philosophy from Mount Saint Mary’s College, an M.S. degree in Accounting from Georgetown University and an M.B.A. from Yale University. The Board believes that Mr. Mooney’s extensive management, financial and industry experience qualify him to serve as a director.
Laura L. Siegal has served as a director of Iteris since May 2018. Ms. Siegal is currently Partner and Chief Financial Officer at Acorn Growth Companies, a private equity firm focused on aerospace, defense, intelligence and space investments. From July 2013 to June 2019, Ms. Siegal was the Chief Financial Officer and a member of the board of directors at NEOTech, a leading provider of high reliability electronic manufacturing solutions in the aerospace and defense, industrial and medical sectors. Prior to joining NEOTech, Ms. Siegal spent 13 years at Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS), which develops and fields transformative, affordable systems, platforms and products for national security and communications needs. There Ms. Siegal held a number of financial management positions including Principal Accounting Officer, Vice President and Corporate Controller and Vice President of Finance and Treasurer. Since October 2019, Ms. Siegal has served as a director of Creation Technologies Ltd, a privately held company that provides end-to-end, scalable electronic manufacturing services to original equipment manufacturers and other companies around the world. Ms. Siegal is a Certified Public Accountant and received a B.A. degree in Economics from the University of California, San Diego. The Board believes that Ms. Siegal’s extensive financial expertise, experience in technology and public agency markets, and demonstrated success with mergers and acquisitions qualify her to serve as a director.
Thomas L. Thomas has served as a director of Iteris since 1999 and as our Chairman of the Board since 2016. Mr. Thomas is the managing partner of T2 Partners, a private management consulting and investment business which he founded in January 2011. In addition, Mr. Thomas served as the Executive Chairman and CEO of International Decision Systems, a provider of software and solutions for the equipment finance market, from September 2009 to January 2011. From 2004 to July 2008, Mr. Thomas was the President and Chief Operating Officer of Global Exchange Services, a provider of business-to-business EDI and supply chain management solutions. Prior to that, Mr. Thomas served as the President and CEO at several software, analytics and technology companies, including HAHT Commerce, Ajuba Solutions, and Vantive Corporation, and as the first Chief Information Officer for Dell Computer Corporation and 3Com Corporation. Earlier in his career, Mr. Thomas also held various senior executive management positions at Kraft General Foods, Sara Lee Corporation and W. R. Grace. From July 2017 to July 2019, Mr. Thomas served as Chairman of the Board of Directors of VIP Software Corporation, a provider of software solutions in the insurance industry. Since 2012, Mr. Thomas has served as a director of Accurate Group, which specializes in the appraisal and title services business where technology has been instrumental in redefining the transaction model for the industry. He has also served on the board of directors of infoGroup, Inc. from January 2009 to July 2010, and served as a director on the boards of a wide range of technology companies, including ATL Products, Vantive Corporation, Interwoven, iManage, FrontRange Solutions, IDS International, and Quofore International. The Board believes that Mr. Thomas’ extensive industry and Company experience, along with his financial expertise, qualify him to serve as a director.
Dennis W. Zank has served as a director of Iteris since January 2020. From January 2012 until stepping down in September 2018, Mr. Zank served as Chief Operating Officer of Raymond James Financial, Inc. (“RJF”), a leading diversified financial services company, responsible for domestic private client group businesses as well as many of RJF’s corporate, administrative and sales support departments. Prior to that, Mr. Zank served as President of Raymond James & Associates, a subsidiary of RJF, responsible for domestic employee channel private client business, from October 2002 to January 2012. Prior to that, Mr. Zank served in a number of financial and operational management positions with RJF and RJF subsidiaries, holding titles such as Executive Vice President of Operations and Administration, Sr. Vice President, Controller and Treasurer, since joining RJF in 1978. From 1996 to 2002, Mr. Zank served on the board of directors of RJF. From 2000 to 2006, Mr. Zank served on the board of directors of the Options Clearing Corporation. He also served on the board of directors of the National Securities Clearing Corporation, from 1994 to 1997. Mr. Zank has been actively involved in the Corporate Mentorship Program at the University of South Florida since inception over 25 years ago. Mr. Zank holds a bachelor’s degree in accounting from the University of South Florida and a M.B.A. from the University of Tampa. The Board believes that Mr. Zank’s extensive management, financial and industry experience qualify him to serve as a director.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Corporate Governance, Board Meetings and Committees
Director Independence
Our policy is to have a majority of the directors qualify as “independent” under the standards established by The Nasdaq Stock Market (“Nasdaq”). The Board has determined that each of our directors, other than our Chief Executive Officer, Joe Bergera, satisfies the requirements for “independence” using the standards established by Nasdaq.
Board Structure
The Board does not have a policy regarding the separation of the roles of the CEO and Chairman of the Board as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board from time to time. However, the Board has determined that having an independent director serve as the Chairman is currently in the best interest of our company and stockholders in recognition of the different demands and responsibilities of the roles and to emphasize the independence of the role of Chairman. The Board also meets regularly in executive sessions.
Board Meetings and Committees
We currently have several standing committees of the Board, including the Audit Committee, the Compensation Committee, and the NCG Committee. The Audit Committee, the Compensation Committee, and the NCG Committee each has a written charter that is reviewed annually and revised as appropriate. A copy of each committee’s charter is available on the Investor Relations section of our website at www.iteris.com.
During Fiscal 2021, the Board held eighteen formal meetings, the Audit Committee held five formal meetings; the Compensation Committee held eight formal meetings; and the NCG Committee met several times informally as we continued our ongoing process for Board refreshment and the NCG Committee acted formally once by unanimous written consent. During Fiscal 2021, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the standing committees of the Board on which such director served during that period. During Fiscal 2021, due to complications related to COVID-19 and in order to protect the safety of our employees and directors of the Board, the Board and various committees of the Board did not hold any in-person meetings.
Audit Committee. The current members of our Audit Committee are Ms. Siegal and Messrs. Mooney and Zank. Mr. Zank serves as the Chairman of this committee. The Board has determined that each member of the Audit Committee is “independent” under the standards established by both the Nasdaq rules and the SEC rules regarding audit committee members. The Board has identified Mr. Zank as the member of the Audit Committee who qualifies as an “audit committee financial expert” under applicable SEC rules and regulations governing the composition of the Audit Committee.
The Audit Committee oversees on behalf of the Board (a) the conduct of the Company’s accounting and financial reporting processes, the audits of our financial statements and the integrity of the Company’s audited financial statements and other financial reports; (b) the performance of the Company’s internal accounting, internal auditing, and financial controls function; (c) the engagement, replacement, compensation, qualifications, independence and performance of our independent auditors, and (d) the portions of our Code of Ethics and Business Conduct and related policies regarding our accounting, internal accounting controls or auditing matters. The Audit Committee also reviews and approves or disapproves related party transactions identified in Item 404 of SEC Regulation S-K and makes recommendations to the full Board regarding the same.
The Audit Committee meets privately with our independent registered public accounting firm from time to time, and such firm has unrestricted access to, and reports directly to, the Audit Committee. The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022 and is recommending that our stockholders ratify this appointment at the Annual Meeting.
Compensation Committee. The current members of our Compensation Committee are Ms. Siegal and Mr. Thomas and Mr. Luke Schneider, who will serve as a director and a member of the Compensation Committee until the Annual Meeting. Mr. Thomas serves as the Chairman of this committee. The Board has determined that each member of the Compensation Committee is “independent” under the standards established by Nasdaq.
The primary purposes of the Compensation Committee are to (a) evaluate officer and director compensation policies, goals, plans and programs; (b) oversee compensation programs and policies for all employees as they relate to the Company’s risk management; (c) determine the cash and non-cash compensation of our directors and “executive officers” as defined in the rules promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (d) review, and make recommendations to the Board with respect to the administration of, our equity-based and other incentive compensation plans for all employees; (e) evaluate the performance of our executive officers; (f) assist the Board in evaluating potential candidates for executive officer positions with the Company and oversee management succession planning; and (g) produce the committee report required by the applicable rules and regulations of the SEC and other regulatory bodies for inclusion in our annual proxy statements.
The Compensation Committee meets periodically to review and establish the salaries, bonuses and incentive plans for our executive officers. The Compensation Committee considers a number of factors in determining the compensation plans and elements for, and the amount of each compensation element paid to, our executive officers, including publicly available data from independent outside sources, our general business conditions and objectives, and the committee’s subjective determination with respect to each executive’s contributions to such objectives. To assist the committee in its review, our Chief Executive Officer provides to the Compensation Committee his evaluations of the other executive officers and makes recommendations with respect to executive compensation matters; however, the final decisions regarding the compensation of our executive officers are made by the Compensation Committee. The Compensation Committee retained Frederic W. Cook & Co., Inc., an independent compensation consultant (“FW Cook”), to advise on executive compensation. FW Cook did not provide any other services to us in Fiscal 2021 beyond its engagement as an advisor to the Compensation Committee on executive compensation matters. The Compensation Committee assessed the independence of FW Cook pursuant to SEC and Nasdaq rules and concluded that no conflict of interest existed that would have prevented FW Cook from serving as an independent consultant to the compensation committee currently or during Fiscal 2021.
Nominating and Corporate Governance Committee. The current members of the NCG Committee are Ms. Joshi and Messrs. Mooney and Thomas. Mr. Mooney serves as the Chairman of this committee. The Board has determined that each member of the NCG Committee is “independent” under the standards established by Nasdaq.
The primary purposes of the NCG Committee are to assist the Board in (a) establishing the minimum qualifications for director nominees; (b) identifying and evaluating director nominees; (c) recommending to the Board candidates for the Annual Meeting of Stockholders or to fill any vacancies on the Board; and (d) developing and assessing corporate governance policies and making recommendations related to such policies to the Board.

Criteria for Director Candidate Qualifications
Our NCG Committee applies the same standards in considering director candidates submitted by stockholders as it does in evaluating other candidates, including incumbent directors. The identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the Board from time to time. As a result, there is no specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our Certificate of Incorporation, Bylaws and charters of the Board’s committees. However, the NCG Committee and the Board have identified the following skills and qualifications listed below as important criteria for membership on our Board:
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Board Experience — Experience serving on public company boards of directors.

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Data/Analytics — A demonstrated understanding of data and analytics, as well as the ability to commercialize the resulting processes, techniques and/or insights.

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Diversity — Representation of gender, racial, ethnic and/or other diverse perspectives that expand the Board’s understanding of the needs and viewpoints of our customers, partners, employees, governments and other stakeholders worldwide.

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Financial Sophistication — Past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

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Growth/Value Creation — Demonstrated experience in entrepreneurial growth and/or other transformational operating models resulting in measurable increase in stockholder value.

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Mergers and Acquisitions (M&A) — Experience evaluating and leading acquisitions and other strategic transactions, with the ability to assess “build or buy” decisions, analyze the fit of a target with our strategy and culture, accurately value transactions, and evaluate operational integration plans.

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Operating Leadership — Experience as a chief executive officer, president, chief operating officer or general manager leading an organization our size or bigger.

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Product/Technology — Experience working in technology, resulting in knowledge of how to anticipate technological trends, generate disruptive innovation, and extend or create new business models.

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SaaS/IaaS — Experience in software-as-a-service (SaaS), infrastructure-as-a-service (IaaS) and/or subscription-based, software-enabled service delivery models.

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Sales and Marketing — Experience developing strategies to grow sales and market share, build brand awareness and equity, and enhance enterprise reputation.

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Smart Mobility — Experience related to the application of cloud computing, artificial intelligence, advanced sensors, advisory services and/or managed services to the transportation sector, including mobility-as-a-service, connected and automated vehicles and/or transportation infrastructure.

Director Qualifications Matrix
The following matrix presents how the NCG Committee maps our director qualifications to the director nominees and led to each nominee’s selection as a member of the Board. The NCG Committee routinely reviews this qualification matrix, modifies the matrix to reflect adjustments to our business strategy and/or market landscape, and evaluates whether it would be prudent to make any changes to the size or composition of our Board.

Selection Process for Nomination of Director Candidates
The NCG Committee regularly reviews the composition of the Board, including the qualifications, expertise and characteristics that are represented in the current Board as well as the criteria it considers needed to support our long-term strategy. In its most recent search processes to add new directors to the Board, the NCG Committee retained an independent search firm to identify and vet candidates. After an in-depth review of the candidates, the NCG Committee recommends candidates to the Board in accordance with its charter, our Certificate of Incorporation and Bylaws and our criteria for director candidate qualifications described above. After careful review and consideration, the Board will nominate candidates for election, or re-election, at our annual meeting of stockholders. The Board may appoint a director to the Board during the course of the year to serve until the next meeting of stockholders.
Director Tenure and Refreshment
When recommending to the Board the slate of director nominees for election at our annual meeting of stockholders, the NCG Committee strives to maintain an appropriate balance of tenure, turnover, diversity and skills on the Board. The Board believes that refreshment is important to help ensure that Board composition is aligned with the needs of the Company as our business evolves over time, and that fresh viewpoints and perspectives are regularly considered. The Board also believes that over time directors develop an understanding of the Company and an ability to work effectively as a group. Because this provides significant value, a degree of continuity year-over-year is beneficial to stockholders and generally should be expected. All our directors are elected each year to hold office until the next annual meeting and until their successors are elected and qualified. Because tenure or age limits could cause the loss of experience or expertise important to the optimal operation of the Board, there are no absolute limits on the length of time that a director may serve.
Our director nominees have average tenure on our Board of approximately 7 years, and the following table shows the range of tenures of our director nominees, evidencing the Board refreshment we have undertaken in recent years:
Years of Tenure	Directors
0-2 years	2
2-5 years	1
5+ years	3
Stockholder Nomination of Director Candidates
The NCG Committee will consider candidates for directors recommended by our stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in our next proxy statement. This committee will evaluate such recommendations applying its regular nominee criteria. Eligible stockholders wishing to recommend a nominee must submit such recommendation in writing to the NCG Committee Chair, care of our Corporate Secretary, by the deadline for stockholder proposals set forth in our last proxy statement, specifying the following information: (a) the name and address of the nominee, (b) the name and address of the stockholder making the nomination, (c) a representation that the nominating stockholder is a stockholder of record of our stock and entitled to vote at the next annual meeting and intends to appear in person or by proxy at such meeting to nominate the person specified in the notice, (d) the nominee’s qualifications for membership on the Board, (e) all of the information that would be required in a proxy statement soliciting proxies for the election of the nominee as a director, (f) a description of all direct or indirect arrangements or understandings between the nominating stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to whose request the nomination is being made by the stockholder, (g) all other companies to which the nominee is being recommended as a nominee for director, and (h) a signed consent of the nominee to cooperate with reasonable background checks and personal interviews, and to serve as a director, if elected. In connection with its evaluation, the NCG Committee may request additional information from the candidate or the recommending stockholder, and may request an interview with the candidate. The NCG Committee has the discretion to decide which individuals to recommend for nomination as directors.
No candidates for director nominations were submitted to the NCG Committee by any stockholder in connection with the election of directors at the Annual Meeting.
Risk Oversight Role
The Board is responsible for overseeing our risk management, but its duties in this regard are supplemented by certain committees of the Board, as described in the table below. In connection with its responsibilities relating to risk assessment, our full Board periodically engages in discussions of the most significant risks that the Company is facing (including cyber security risks); and how these risks are being managed.

Audit Committee
• Focuses on financial risk of the Company
• Reviews internal controls and the Company’s financial statements with the CEO, CFO and the external and internal auditors.
• Oversees risks assessment and risk management (and its applicable processes) by management and our independent auditors relating to key financial, accounting and reporting policies.
• Oversees the selection, appointment, retention, compensation, evaluation and performance of the work of the Company’s independent auditors.
• Meets quarterly with CEO, CFO and the Company’s external independent auditors in executive session.
Compensation Committee
• Oversees risks associated with our compensation policies and programs with respect to both executive compensation and compensation for all employees generally.
• Utilizes external independent compensation consultant to assist in designing and reviewing compensation policies and programs, including the potential risks created by the policies and programs.
• Assists Board in overseeing the Company’s executive management succession planning.

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Oversees the process for conducting the annual risk assessment of the Company’s compensation programs and policies, including retaining, from time to time, third party consultants to assess risk. See “Compensation Risk Assessment” below.

Nominating and Corporate Governance Committee
• Oversees risks relating to certain legal and regulatory compliance risks with respect to the Company’s corporate governance policies and standards.
• Oversees compliance and risks related to Board structure, directors and director nominations.
• Oversees risks related to compliance matters by reviewing on at least an annual basis issues and developments related to corporate governance.
• Oversees risks related to the Company’s compliance with the listing standards and the Sarbanes/Oxley Act.
Changes in Nominating Procedures
There have not been any material changes to the procedures by which security holders may recommend nominees to our Board that were implemented since we last disclosed such procedures.
Stockholder Communications
The Board has implemented a process by which stockholders may send written communications directly to the attention of the Board, any committee of the Board or any individual Board member, care of our Corporate Secretary. The name of any specific intended Board recipient should be noted in the communication. Our Corporate Secretary will be primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or Board matters. Communications that are of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration will not be forwarded to the Board. Stockholders who wish to communicate with the Board can submit a written request to Iteris, Inc., 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705; Attention: Corporate Secretary.
Annual Meeting Attendance
We do not have a formal policy regarding attendance by members of our Board at annual meetings of our stockholders; however, directors are encouraged to attend all such meetings. All of our then-current directors attended our 2020 annual meeting of stockholders.

Policy against Hedging and Pledging
The Company has a policy strongly recommending against hedging or pledging in our equity securities by our officers, directors or employees.
Director Compensation
Compensation of directors is determined by the Compensation Committee. The Compensation Committee has approved a compensation structure for nonemployee directors consisting of a cash retainer, an annual equity award and, for Board members serving on a committee, an additional cash retainer. Directors who are our employees are not compensated for their services as directors.
Board and Committee Retainers
For Fiscal 2021, annual cash compensation for nonemployee directors was as follows:
Position	Annual Retainer
Chairman of the Board	$65,000
Nonemployee Director (other than the Chairman)	$35,000
Additional retainers for each nonemployee director who served on one or more Board committees in Fiscal 2021 were as follows:
Position	Annual Retainer
Audit Committee
Chair	$12,000
Member	$6,000
Compensation Committee
Chair	$9,000
Member	$4,500
Nominating and Corporate Governance Committee
Chair	$4,000
Member	$2,000
All directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of our Board and its committees, but they do not receive separate meeting fees.
Annual Equity Compensation
Nonemployee directors are also eligible to receive periodic restricted stock units (“RSUs”) under the Company’s equity incentive plan then in effect. Each nonemployee director shall be granted an annual RSU award upon approval of the grant by the Compensation Committee as soon as reasonably practicable following the annual meeting of stockholders at which such director is re-elected. The annual RSU grant to directors shall be worth approximately $40,000 based on the closing price of the Company’s common stock on the RSU grant date. Each RSU entitles the holder to receive one share of the Company’s common stock upon vesting of such unit. Each annual RSU generally vests on the date of the first annual stockholder meeting following the date of grant. If a nonemployee director joins the Board in between annual stockholder meetings, such director will receive an RSU for a pro rata portion of the annual grant, which typically vests in full on the date of the first annual stockholder meeting following the date of grant.
2021 Director Compensation Table
The following table sets forth a summary of the compensation earned in Fiscal 2021 by each person who served as a nonemployee director during that year:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Anjali Joshi(3)	28,938	39,998	68,936
Scott E. Deeter(4)	19,750	—	19,750
Gerard M. Mooney	46,125	39,998	86,123
Laura L. Siegal	45,329	39,998	85,327
Lucas (“Luke”) P. Schneider(5)	28,122	39,998	68,121
Thomas L. Thomas	80,470	39,998	120,468
Dennis W. Zank	50,370	39,998	90,369

(1)
Represents amounts earned by the directors based on the arrangements described above, which amounts have been prorated for directors who served on Board committees for less than a full term.

(2)
The dollar amounts shown represent the grant date fair value of restricted stock unit awards granted in Fiscal 2021 determined in accordance with ASC 718. For a discussion of valuation assumptions used in the calculations, see Note 9 of Notes to Consolidated Financial Statements, included in Part II, Item 8 in the Annual Report. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates” in Part II, Item 7 in the Annual Report.

For each director, the number of units was determined by dividing $40,000 by $4.18, the closing sales price of the Company’s common stock on the grant date. At the end of Fiscal 2021, the above-listed directors held no stock options. At the end of Fiscal 2021, the above listed directors held RSUs for the following number of shares of common stock: Ms. Joshi — 9,569; Mr. Deeter — 0; Mr. Mooney — 9,569; Ms. Siegal — 9,569; Mr. Thomas — 9,569; Mr. Schneider — 9,569; and Mr. Zank — 9,569.
(3)
Ms. Joshi joined the Board in June 2020, and accordingly, earned pro-rated Board fees in Fiscal 2021.

(4)
Mr. Deeter stepped down from the Board on July 15, 2020, concurrently with the appointment of Mr. Schneider.

(5)
Mr. Schneider joined the Board in July 2020, and accordingly, earned pro-rated Board fees in Fiscal 2021. Mr. Schneider will serve as a director until the Annual Meeting.

Stock Ownership Guidelines
Pursuant to stock ownership guidelines adopted by the Board in February 2016, each nonemployee member of the Board is required to own shares of the Company common stock having a value equal to or greater than three times the annual cash Board retainer, which is currently set at $35,000 per year. Each director has until the later of (i) February 2021 and (ii) five years from the time he or she is elected to the Board, to meet the stock ownership guidelines.
Effective September 2020, the Company adopted additional stock ownership guidelines to align the interests of management with those of stockholders of the company. Under these guidelines, the CEO will be expected to own common stock of the Company having a value equal to or greater than three times his or her base salary and the other executive officers are expected to own common stock of the Company having a value equal to or greater than one times his or her base salary. Each executive has the goal of meeting this threshold by the later of (i) September 2025 and (ii) the fifth anniversary of his or her first employment as an executive officer.
All Company shares held by the director or executive officer, his or her related trusts and immediate family members, shares underlying restricted stock units or performance stock units, and 50% of the in-the-money value of vested stock options shall be included in the calculations.
As of March 31, 2021, each of our nonemployee directors were in compliance with our stock ownership guidelines or had additional time under the terms of the guidelines within which to fulfill the requirement.

Deferred Compensation Plan
      Effective October 1, 2020, the Company adopted the Iteris, Inc. Non-Qualified Deferred Compensation Plan (the “DC Plan”). The DC Plan consists of two plans, one that is intended to be an unfunded arrangement for eligible key employees who are part of a select group of management or highly compensated employees of the Company within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and one for the benefit of nonemployee members of our Board. Under the DC Plan, our nonemployee directors may elect to defer up to 100% of any RSU awards and up to 100% of their cash compensation for service as a director. A participant is always 100% vested in his or her own elective cash deferrals and any earnings thereon. For a description of the terms of the DC Plan, see “Executive Compensation and Other Information — Non-Qualified Deferred Compensation for Fiscal 2021” herein.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the Board or Compensation Committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of the Board and any member of the Compensation Committee (or other committee performing equivalent functions) of any other company.

Proposal 2: Approval of Amended and Restated
Iteris, inc. 2016 Omnibus Incentive Plan
At the Annual Meeting, stockholders will be asked to consider and approve a proposal to amend the Iteris, Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”). The Board approved the amendment and restatement of the 2016 Plan on July 15, 2021, subject to stockholder approval at the Annual Meeting. The amended and restated plan is referred to herein as the “Restated Plan.”
The Restated Plan implements the following material amendments to the 2016 Plan:
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Increase in Share Reserve.   We are asking our stockholders to approve an increase of 3,360,000 in the number of shares available for issuance under the Restated Plan over the existing share reserve under the 2016 Plan. Incentive compensation programs play a pivotal role in our effort to attract and retain key personnel essential to our long-term growth and financial success. For that reason, we have structured the 2016 Plan to provide flexibility in designing equity incentive programs with a broad array of equity incentives, such as stock options, stock appreciation rights, stock awards, restricted stock units, cash incentive awards, and dividend equivalents, so that we may implement competitive incentive compensation programs for our key employees and non-employee directors. As of July 13, 2021, a total of 776,492 shares of common stock remained available for future grants under the 2016 Plan (with performance awards counted at “target”). We believe that the current share reserve amount is insufficient to meet our future needs with respect to attracting, motivating and retaining key executives and employees in a competitive market for talent. If this proposal is not approved, we may be unable to continue to offer competitive equity packages to attract and retain employees and we may have to increase cash compensation to recruit, retain and motivate our employees, thereby reducing resources available to meet our business needs.

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Extension of Term.   The Restated Plan will have a ten-year term ending July 15, 2031.

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Limitations on Dividend Payments on Unvested Awards.   The Restated Plan prohibits the payment of dividends and dividend equivalent rights on unvested awards.

•
Increase in the Limit on Director Pay.   The limit on director pay, including any cash payments and the grant date fair value of equity granted to any one non-employee director during a single fiscal year, is being increased from $250,000 to $350,000.

•
Revise the Full-Value Award Ratio.   The fungible rate at which awards other than options or stock appreciation rights granted under the Restated Plan are counted against the shares of common stock available for future issuance under the Restated Plan is being decreased from 1.79 shares for every one share issued, to 1.52 for every one share to be issued for future award under the Restated Plan.

Current Overview of Outstanding Equity Information
The 2016 Plan became effective on December 15, 2016 upon its approval by the stockholders at the 2016 Annual Meeting (the “Original Plan Effective Date”). The 2016 Plan is the successor to our 2007 Omnibus Incentive Plan (the “Predecessor Plan”), which terminated on the Original Plan Effective Date, following which no awards may be made under the Predecessor Plan. The 2016 Plan was most recently amended and restated effective October 11, 2018, when our stockholders approved an amendment to increase the number of shares of our common stock authorized and reserved for issuance under the 2016 Plan by 2,400,000.
On December 4, 2020, our Board approved the Iteris, Inc. 2020 Employment Inducement Incentive Award Plan (the “Inducement Plan”) in conjunction with acquisition of the assets of TrafficCast International, Inc. (“TrafficCast”). The terms of the Inducement Plan are substantially similar to the terms of the 2016 Plan with the exception that incentive stock options may not be granted under the Inducement Plan. The Inducement Plan was adopted by our Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. The Board initially reserved 300,000 shares of our common stock for issuance pursuant to awards granted under the Inducement Plan. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the Inducement Plan may only be made to an employee who has not previously been an employee or member of the Board of the Company or any parent or subsidiary, or following a bona fide period of non-employment by the Company or a parent or subsidiary, and only if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.
The 2016 Plan is the only plan under which future equity awards may be granted to our employees and other service providers. No further awards will be granted under the Inducement Plan, although the outstanding awards under the Inducement Plan remain outstanding in accordance with their terms.
When deciding on the number of shares to be available for awards under the Restated Plan, the Board considered a number of factors, including the remaining number of shares available under the 2016 Plan, the number of shares needed for future awards, a dilution analysis, the recommendation from the Compensation Committee based on input from FW Cook, its independent compensation consultant, competitive data from relevant peer companies, the current and future accounting expenses associated with our equity award practices, and input from our stockholders and stockholder advisory firms.
The Company currently has awards outstanding under the 2016 Plan, the Predecessor Plan, and Inducement Plan. The table below reflects the outstanding awards under these plans, and the shares available for issuance under such plan, in each case as of July 13, 2021. The total number of shares of the Company’s common stock outstanding as of July 13, 2021 was 42,281,621.
Plans as of July 13, 2021	Shares Subject to Outstanding Stock Options(1)	Shares Subject to Outstanding Restricted Unit Awards	Shares Subject to Outstanding Performance Stock Unit Awards(2)	Shares Remaining Available for Future Grant
2016 Plan	3,586,282	22,960	132,403	776,492
Predecessor Plan	1,434,500	327,589	—	—
Inducement Plan(3)	95,000	84,914	—	120,086
Total (Before Restated Plan is approved)	5,115,782	435,463	132,403	896,578
Shares to be added to share reserve pursuant to Restated Plan	—	—	—	3,360,000
Total (After Approval of Restated Plan)(4)	5,115,782	435,463	132,403	4,136,492

(1)
As of July 13, 2021, the 5,115,782 stock options outstanding had a weighted average exercise price per share of $4.22 and a weighted average life of 6.7 years.

(2)
Consists of PSUs at “target” level of performance. The number of performance shares outstanding as of July 13, 2021, under the 2016 Plan assuming “maximum” performance is 264,806.

(3)
No further awards will be made under the Inducement Plan.

(4)
This is subject to adjustment and increase as discussed in the section titled “Securities Subject to Restated Plan” below.

Note that the 4,136,492 shares to be available for issuance under the Restated Plan excludes any remaining shares available for issuance under the Inducement Plan, and no further awards will be made under the Inducement Plan. For purposes of calculating the shares that remain available for grant under the 2016 Plan and the Restated Plan (assuming approval of this Proposal 2), each “full value” award is counted using the applicable ratio as specified in the plan and PSUs are calculated assuming “target” performance.
Based on the Company’s common stock outstanding as of July 13, 2021, the aggregate total shares issuable under the 2016 Plan, the Predecessor Plan and Inducement Plan as set forth in the table above (consisting of shares available for future issuance under such plans as of such date and shares subject to outstanding awards, with PSUs at “target” level of performance) represents an overhang of approximately 13.5% of shares. If the amendment and restatement of the 2016 Plan is approved, the additional 3,360,000 shares available for issuance would increase the overhang to approximately 18.8% if shares available for future grant are expressed in stock options, or 16.6% if shares available for future grant are expressed in full-value shares. The Company calculates “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards.
We recognize that equity awards dilute existing stockholders. In connection with our stock-based compensation programs, we are committed to using equity incentive awards prudently and within reasonable limits. Accordingly, we closely monitor our stock award “burn rate” each year. Our annual burn rate is determined by dividing the number of shares of our common stock subject to stock-based awards we grant in a fiscal year by the weighted average number of our fully-diluted shares of common stock outstanding for that fiscal year.
Fiscal Year	Stock Options Granted	RSUs Granted	PSUs Granted(1)	Total Granted	Weighted Average Common Stock Outstanding	Burn Rate
2021	830,600	231,863	68,285	1,130,748	41,599,432	3%
2020	1,205,500	373,939	—	1,579,439	39,012,348	4%
2019	1,037,850	61,870	—	1,099,720	33,266,192	3%
3-Year Average	1,024,650	222,557	22,762	1,269,969	37,959,324	3%

(1)
Consists of performance-based restricted stock units at “target” level of performance. There were no performance-based restricted stock units earned based on performance during 2019, 2020, and 2021.

Based on our current equity award practices, the Board estimates that the authorized shares under the Restated Plan may be sufficient to provide us with an opportunity to grant equity awards for approximately two to three years, in amounts determined appropriate by the Compensation Committee or the Board, which will administer the Restated Plan (as discussed below). This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of shares of the common stock, the mix of options and full value awards provided as long-term incentive compensation, grant amounts provided by our competitors, payout of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions during the next few years.
Highlights of the Restated Plan
The Restated Plan contains a number of provisions that we believe are consistent with best practices in equity compensation and which protect the stockholders’ interests, as described below.
Prohibition on re-pricings:   The Restated Plan prohibits the reduction of the exercise price in effect for outstanding options or stock appreciation rights, the cancellation and replacement of stock options or stock appreciation rights with a grant with a lower exercise price, or a cash buyout of an underwater option or stock appreciation right (except as permitted in a change in control or in the case of an adjustment event as described in the section titled “Changes in Capitalization” below).
No evergreen authorization:   The Restated Plan does not have an evergreen provision, which normally permits an automatic annual increase in the share pool without further stockholder approval.
Reasonable limit on full value awards:   For purposes of calculating the shares that remain available for issuance under the Restated Plan, grants of options and stock appreciation rights will be counted as the grant of one share for each one share actually granted, as described below. However, to protect stockholders from potentially greater dilutive effect of full value awards (i.e., awards other than options and stock appreciation rights), all grants of full value awards will be deducted from the Restated Plan’s share reserve as 1.52 shares for each one share actually granted (this ratio is being amended, as the ratio currently in effect under the 2016 Plan, prior to approval of the Restated Plan, is 1.79).
No automatic vesting upon a change in control:   The Restated Plan allows for an acquiring corporation to assume outstanding awards, and if awards are assumed, they will generally not accelerate on the change in control. If awards are not assumed, the vesting of such awards will be accelerated. The plan administrator also has the discretion to take alternative actions such as accelerating the vesting of outstanding awards or requiring that participants exchange outstanding accelerated awards for cash.
Minimum vesting periods:   Options and stock appreciation rights are subject to a minimum vesting period of at least one year from the date of grant. However, the minimum vesting requirement will not apply to (a) any awards up to 5% of the available shares of common stock authorized for issuance under the Restated Plan (the “5% Basket”), (b) any awards delivered in lieu of fully-vested cash-based awards under the Restated Plan (or other fully-vested cash awards or payments), and (c) any awards to non-employee directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting. Any option or stock appreciation right granted under the Restated Plan may vest in full or in part upon death or disability of the participant, upon a participant’s termination of service, or upon a change in control, and such vesting shall not count against the 5% Basket.
No discounted stock options or stock appreciation rights:   Stock options and stock appreciation rights must have an exercise price or base price at or above fair market value on the date of grant.
Limit on director pay:   The maximum aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards made to a non-employee director under the Restated Plan in a single fiscal year, taken together with any cash payments (including the annual retainer and any other compensation) paid to such non-employee director in respect of such fiscal year, shall not exceed $350,000 in total value ($250,000 under the 2016 Plan, prior to approval of the Restated Plan).
No tax gross-ups:   The Restated Plan does not provide for any tax gross-ups.
No liberal change-in-control definition:   The Restated Plan defines change in control based on the consummation of the transaction rather than the announcement or stockholder approval of the transaction.
Limitation on dividends and dividend equivalents:   Any dividends or dividend equivalents payable in connection with an award subject to vesting will be subject to the same vesting restrictions as the underlying award and will not be paid until and unless such vesting conditions are met.
Administered by an independent committee:   The Restated Plan will be administered by our Board’s Compensation Committee, which consists entirely of independent directors. Administration of the Restated Plan may also be delegated to a secondary committee or, one or more officers or retained by the Board as described in more detail below.
Awards subject to Company’s clawback policy:   Awards granted under the Restated Plan are subject to the Company’s clawback policy, which applies to executive officers’ incentive compensation in the event of a financial restatement, and is described in more detail elsewhere in this proxy statement.
Summary Description of Restated Plan
The principal terms and provisions of the Restated Plan are set forth below. The summary, however, is not intended to be a complete description of all the terms of the Restated Plan and the complete text of the Restated Plan, is attached to this proxy statement as Appendix A, which may be accessed on the SEC’s website at www.sec.gov. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to our Corporate Secretary at our principal offices at 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705.
Types of Awards.   The following types of awards may be granted under the Restated Plan: options, stock appreciation rights, stock awards, performance-based restricted stock units, restricted stock units, cash incentive awards and dividend equivalent rights. The principal features of each type of award are described below.
Administration.   The Compensation Committee has the exclusive authority to administer the Restated Plan with respect to awards made to our executive officers and non-employee directors and has the authority to make awards under the Restated Plan to all other eligible individuals. However, our Board may, at any time appoint a secondary committee of one (1) or more Board members to have separate but concurrent authority with the Compensation Committee to make awards under the Restated Plan to individuals other than executive officers and non-employee directors or the Board may retain authority to make awards to such persons. To the extent permitted by law, the Board or the Compensation Committee may delegate any or all of its authority to administer the Restated Plan to one or more officers (other than with respect to grants to executive officers and non-employee directors).
The term “plan administrator,” as used in this summary, will mean our Compensation Committee, the Board and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the Restated Plan.
Eligibility.   Officers and employees, non-employee directors, as well as consultants and other independent advisors, in our employ or service or in the employ or service of our parent or subsidiary companies (whether now existing or subsequently established) are eligible to participate in the Restated Plan. As of July 13, 2021, we had approximately 430 employees (including 4 named executive officers), approximately 4 consultants and 6 nonemployee directors, who were eligible to participate in the Restated Plan and would have been eligible to participate in the Restated Plan had it been in effect on such date.
Securities Subject to Restated Plan.   The Restated Plan authorizes an increase of 3,360,000 in the number of shares available for issuance under the Restated Plan over the existing share reserve under the 2016 Plan. Accordingly, when the new share request is added to the shares previously authorized under the 2016 Plan, the Restated Plan will authorize the issuance of the sum of:
•
9,263,602 shares of common stock (comprised of (i) the 3,400,108 shares available on the Original Plan Effective Date (after taking into account awards granted under the Predecessor Plan after July 22, 2016 and prior to the Original Plan Effective Date); (ii) the 103,494 shares transferred to the 2016 Plan as a result of cancelled the Predecessor Plan awards since the Original Plan Effective Date, (iii) the 2,400,000-share increase approved by the shareholders on October 11, 2018, and (iv) the 3,360,000-share increase approved by the Board on July 15, 2021 pursuant to the Restated Plan, subject to stockholder approval at the Annual Meeting); plus

•
For each award that is outstanding under the Predecessor Plan as of the effective date of the Restated Plan, (i) one share for each share subject to an award that is an option or stock appreciation right and (ii) 1.52 shares for each share subject to a full-value award, in each case, that subsequently becomes available for issuance under the Restated Plan pursuant to the share counting provisions described below.

•
No further awards will be made under the Inducement Plan.

As of July 13, 2021, awards covering a total of 3,741,645 shares were subject to outstanding awards under the 2016 Plan (with performance awards counted assuming “target” performance). Therefore, for the avoidance of doubt, the 9,263,602 shares reflected in the first bullet above includes shares subject to awards granted and settled in prior years and is not a reflection of availability for new, future awards following the effective date of the Restated Plan. A maximum of an additional 1,932,435 shares could become available for future issuance under the Restated Plan in respect of outstanding awards under the Predecessor Plan that expire or are terminated pursuant to the terms of the Restated Plan, as described below.
As of July 13, 2021, there were 776,492 shares remaining available for grant under the 2016 Plan (with each “full value” award counted using the applicable ratio as specified in the plan and PSUs calculated assuming “target” performance). Therefore, as of the date of the Company’s 2021 Annual Meeting, and subject to stockholder approval, there will be 4,136,492 shares available for the grant of new awards under the Restated Plan (the sum of 776,492 remaining shares and the requested 3,360,000 new shares), less grants made after July 13, 2021 and counted at the fungible ratio described above and subject to adjustments as described in the Restated Plan and below.
Shares subject to outstanding awards under the Restated Plan and awards granted under the Predecessor Plan that expire or otherwise terminate prior to the issuance of the shares subject to those awards will be available for subsequent issuance under the Restated Plan as follows: (a) for each share subject to an expired option or stock appreciation right, one share of common stock shall become available for subsequent issuance under the Restated Plan, and (b) for each share subject to an expired award other than an option or stock appreciation right, 1.52 shares shall become available for subsequent issuance under the Restated Plan.
Any unvested shares issued under the Restated Plan and the Predecessor Plan for cash consideration not less than the fair market value per share on the date of grant that are subsequently repurchased by us, at a price not greater than the original issue price paid per share, pursuant to our repurchase rights under the Restated Plan and the Predecessor Plan will be added back to the number of shares reserved for issuance under the Restated Plan and will accordingly be available for subsequent issuance.
The number of shares of common stock reserved for issuance under the Restated Plan shall be reduced on a one-for-one basis for each share subject to an option or stock appreciation right and by a fixed ratio of 1.52 shares for each share of common stock subject to an award other than an option or stock appreciation right.
In addition, the following share counting procedures will apply in determining the number of shares of common stock available from time to time for issuance under the Restated Plan:
•
Should the exercise price of an option or any withholding taxes incurred in connection with the exercise of an option granted under the Restated Plan or the Predecessor Plan be paid in shares of our common stock (whether through the withholding of a portion of the otherwise issuable shares or through tender of actual outstanding shares), then in each such case the number of shares so tendered or withheld will be added to the shares reserved for issuance under the Restated Plan on a one-for-one basis.

•
Should shares of common stock be withheld by us, or if shares are tendered by the participant, in each case in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or settlement of an award (other than an option or stock appreciation right) granted under the Restated Plan or the Predecessor Plan, then in each case the number of shares so tendered or withheld will be added to the shares of common stock available for issuance under the Restated Plan on a 1.52-for-one basis (this ratio is being amended, as the ratio currently in effect under the 2016 Plan, prior to approval of the Restated Plan, is 1.79).

Upon the exercise of any stock appreciation right granted under the Restated Plan, the share reserve will be reduced by the net number of shares subject to the award.
The maximum number of shares of common stock that may be issued pursuant to options intended to qualify as incentive stock options under the federal tax laws shall be limited to 10,000,000.
The Company may grant awards in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or any subsidiary. Such substitute awards will not reduce the shares of common stock authorized for issuance under the Restated Plan or the limitations on grants to a participant during a fiscal year as described above. Additionally, if the acquired company’s equity plan has shares available, such shares may be available for grant under the terms of that plan (as adjusted using the exchange ratio described above), which will not reduce the shares authorized for issuance under the Restated Plan.
The shares of common stock issuable under the Restated Plan may be drawn from shares of our authorized but unissued common stock or from shares of our common stock that we acquire, including shares purchased on the open market.
Participant Award Limits.   The maximum number of shares of common stock which may be issued pursuant to options or stock appreciation rights that are settled in shares and granted to any person under the Restated Plan in any fiscal year shall be limited to 2,000,000 shares.
The maximum number of shares for which awards (other than options and stock appreciation rights that are settled in shares) may be granted to any person under the Restated Plan in any fiscal year shall not exceed 2,000,000 shares (which limit shall refer to the maximum amount that can be earned) in the aggregate.
During any fiscal year, no participant may be granted cash incentive awards under which a total of more than $3,000,000 may be earned for each 12 months in the performance period.

In addition, the maximum aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards made to a non-employee director under the Restated Plan in a single fiscal year, taken together with any cash payments (including the annual retainer and any other compensation) paid to such non-employee director in respect of such fiscal year, shall not exceed $350,000 in total value ($250,000 under the 2016 Plan, prior to approval of the Restated Plan).
Awards.   The plan administrator has complete discretion to determine (a) which eligible individuals are to receive awards, (b) the type, size, terms and conditions of the awards to be made, (c) the time or times when those awards are to be granted, (d) the number of shares or amount of payment subject to each such award, (e) the time when the award is to become exercisable, (f) the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, (g) the maximum term for which the award is to remain outstanding, (h) the vesting and issuance schedules applicable to the shares which are the subject of the award, (i) the cash consideration (if any) payable per share subject to the award and the form of payment in which the award is to be settled, (j) the vesting schedule for a cash incentive award and (k) with respect to performance-based awards, the performance objectives, the amount payable at one or more levels of attained performance and the payout schedule.
Stock Options.   Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent (100%) of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten (10) years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date or upon the achievement of pre-established performance objectives. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares. Payment of the exercise price may be paid in one or more of the following forms as determined by the plan administrator: cash, shares of our common stock, through a cashless exercise procedure pursuant to which the optionee effects a same-day exercise of the option and sale of the purchased shares through a broker in order to cover the exercise price for the purchased shares and the applicable withholding taxes and/or through a net exercise procedure pursuant to which we withhold a number of shares otherwise issuable upon exercise of the option having a value equal to the exercise price and applicable withholding taxes.
Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised, provide for continued vesting during the applicable post-service exercise period and/or accelerate the exercisability or vesting of options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding.
Stock Appreciation Rights.   The Restated Plan allows the issuance of two types of stock appreciation rights:
•
Tandem stock appreciation rights granted in conjunction with options which provide the holders with the right to surrender the related option grant for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

•
Stand-alone stock appreciation rights which allow the holders to exercise those rights as to a specific number of shares of our common stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate exercise price in effect for those shares. The exercise price per share may not be less than the fair market value per share of our common stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of ten (10) years.

The appreciation distribution on any exercised stock appreciation right will be paid in (i) cash, (ii) shares of our common stock or (iii) a combination of cash and shares of our common stock. Upon cessation of service with us, the holder of a stock appreciation right will have a limited period of time in which to exercise that right to the extent exercisable at that time. The plan administrator has complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised, provide for continued vesting during the applicable post-service exercise period and/or accelerate the exercisability or vesting of stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation rights remain outstanding.
Repricing Prohibited.   The plan administrator may not implement any of the following repricing programs (except in the case of a corporate transaction as described in the section titled “Changes in Capitalization” below, without stockholder approval): (i) the cancellation of outstanding options or stock appreciation rights in return for new options or stock appreciation rights with a lower exercise price per share, (ii) the cancellation of outstanding options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of our common stock for consideration payable in cash, other awards or our equity securities (except in the event of a change in control) or (iii) the direct reduction of the exercise price in effect for outstanding options or stock appreciation rights.
Stock Awards and Restricted Stock Units.   Shares of our common stock may be issued under the Restated Plan subject to performance or service vesting requirements established by the plan administrator or as a fully-vested bonus for past services without any cash outlay required of the recipient. Shares of our common stock may also be issued under the Restated Plan pursuant to restricted stock units which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those units, including (without limitation), a deferred distribution date following the termination of the recipient’s service with us. Any dividends or dividend equivalents payable in connection with a stock award or restricted stock unit award subject to vesting will be subject to the same vesting restrictions as the underlying award and will not be paid until and unless such vesting conditions are met.
The plan administrator will have the discretionary authority to structure one or more such awards so that the shares of common stock subject to those awards (or cash, as applicable) will vest only upon the achievement of certain pre-established corporate performance goals, which may be based on one or more of the following criteria: (i) cash flow; (ii) earnings (including earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, required rate of return on capital or return on invested capital; (xi) revenue, growth in revenue or return on sales; (xii) income or net income; (xiii) operating income, net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin or gross margin; (xvi) return on operating revenue or return on operating profit; (xvii) market share, (xviii) market capitalization, (xix) application approvals, (xx) litigation and regulatory resolution goals, (xxi) implementation, completion or attainment of key projects, product sales or milestones, (xxii) budget comparisons, (xxiii) growth in stockholder value relative to the growth of a peer group or index; (xxiv) development and implementation of strategic plans and/or organizational restructuring goals; (xxv) development and implementation of risk and crisis management programs; (xxvi) improvement in workforce diversity; (xxvii) compliance requirements and compliance relief; (xxviii) productivity goals; (xxix) workforce management and succession planning goals; (xxx) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxxi) recruiting and maintaining personnel, employee retention, measures of customer satisfaction, employee satisfaction or staff development; (xxxii) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; and (xxxiii) merger and acquisitions. In addition, such performance criteria may be based upon the attainment of specified levels of the Company’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Company’s business units or divisions or any parent or subsidiary. Each applicable performance goal may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.

Each applicable performance goal may be structured at the time of the award to provide for appropriate adjustment, which may be based on one or more of the following items: (A) asset impairments or write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) the operations of any business acquired by the Company; (F) the divestiture of one or more business operations or the assets thereof; (G) the effects of any corporate transaction, such as a merger, consolidation, separation (including spin-off or other distributions of stock or property by the Company) or reorganization; (H) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events; (I) acquisitions or divestitures; (J) change in the corporate structure or capital structure of the Company; (K) an event either not directly related to the operations of the Company, parent, subsidiary, division, business segment or business unit or not within the reasonable control of management; (L) foreign exchange gains and losses; (M) a change in the fiscal year of the Company; (N) the refinancing or repurchase of bank loans or debt securities; (O) unbudgeted capital expenditures; (P) the issuance or repurchase of equity securities and other changes in the number of outstanding shares; (Q) conversion of some or all of convertible securities to common stock; (R) any business interruption event; (S) the cumulative effects of tax or accounting changes in accordance with GAAP; (T) the effect of changes in other laws or regulatory rules affecting reported results; and (U) any other adjustment consistent with the operation of the Restated Plan. The plan administrator may also grant awards that are subject to vesting based on performance goals other than those set forth above.
Cash Incentive Awards.   The plan administrator may grant cash incentive awards, which need not relate to the value of shares of common stock. The terms and conditions for cash incentive awards will be determined by the plan administrator. Cash incentive awards may vest in one or more installments over a specified period of service or upon the achievement of specified performance objectives. Payment of cash incentive awards may be deferred for a period specified by the plan administrator. Upon cessation of service, the cash incentive award will automatically terminate without any payment if the designated service or performance goals have not been satisfied. However, the plan administrator has complete discretion to make a payment under one or more outstanding cash incentive awards as to which the service or performance goals have not been satisfied.
Dividend Equivalent Rights.   Dividend equivalent rights may be issued as stand-alone awards or in tandem with other awards made under the Restated Plan, except that dividend equivalents may not be granted in connection with an option, stock appreciation right or cash incentive award. Each dividend equivalent right award will represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of our common stock) which is made per issued and outstanding share of common stock during the term the dividend equivalent right remains outstanding. Payment of the amounts attributable to such dividend equivalent rights may be made either concurrently with the actual dividend or distribution made per issued and outstanding share of our common stock or may be deferred to a later date. Payment may be made in cash or shares of our common stock, or a combination of cash and shares, as determined by the plan administrator. Any dividends or dividend equivalents payable in connection with an award subject to vesting will be subject to the same vesting restrictions as the underlying award and will not be paid until and unless such vesting conditions are met.
Clawback Policy.   Awards granted under the Restated Plan are subject to any clawback or recoupment policy that may be adopted by the Company and amended from time to time, including the current clawback policy maintained by the Company. The Company’s clawback policy is described in the “Executive Compensation and Other Information” section of this proxy statement and covers executive officer incentive compensation in the event of a financial restatement.
General Provisions
Minimum Vesting.   Options and stock appreciation rights are subject to a minimum vesting period of at least one year from the date of grant. However, the minimum vesting requirement will not apply to (a) any awards up to the 5% Basket, (b) any awards delivered in lieu of fully-vested cash-based awards under the Restated Plan (or other fully-vested cash awards or payments), and (c) any awards to non-employee directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting. Any option or stock appreciation right granted under the Restated Plan may vest in full or in part upon death or disability of the participant, upon a participant’s termination of service, or upon a change in control, and such vesting shall not count against the 5% Basket.
Vesting Acceleration.   In the event we should experience a change in control, the following provisions will be in effect for all outstanding awards under the Restated Plan, unless provided otherwise in an award agreement entered into with the participant:
•
Each outstanding award may be assumed, substituted, replaced with a cash retention program that preserves the intrinsic value of the award and provides for subsequent payout in accordance with the same vesting schedule applicable to the award or otherwise continued in effect by the successor corporation.

•
To the extent an award is not so assumed, substituted, replaced or continued, the award generally will automatically accelerate in full (with performance-based award vesting to be determined with reference to actual performance attained as of the change in control).

•
The plan administrator has complete discretion to grant one or more awards which will vest upon a change in control, whether or not such award is to be assumed or otherwise continued, or in the event the individual’s service with us or the successor entity is terminated within a designated period following a change in control transaction in which those awards are assumed or otherwise continued in effect.

•
Unless the plan administrator establishes a different definition for one or more awards, a change in control will be deemed to occur for purposes of the Restated Plan in the event (a) we are acquired by merger or asset sale or (b) there occurs any transaction (or series of related transactions within the twelve (12)-month period ending with the most recent acquisition) pursuant to which any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of our outstanding securities or (c) there is a change in the majority of the board effected through one or more contested elections for board membership.

Changes in Capitalization.   In the event any change is made to the outstanding shares of our common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change in corporate structure effected without our receipt of consideration or should the value of our outstanding shares of common stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution or should there occur any merger, consolidation, reincorporation or other reorganization, equitable adjustments will be made to: (i) the maximum number and/or class of securities issuable under the Restated Plan; (ii) the maximum number and/or class of securities for which incentive stock options may be granted under the Restated Plan; (iii) the maximum number and/or class of securities for which any one (1) person may be granted common stock-denominated awards under the Restated Plan per calendar year; (iv) the number and/or class of securities and the exercise price per share in effect for outstanding options and stock appreciation rights; (v) the number and/or class of securities subject to each outstanding stock award, restricted stock unit, dividend equivalent right and any other award denominated in shares of our common stock and the consideration (if any) payable per share; and the number and/or class of securities subject to repurchase rights and the repurchase price payment per share. Such adjustments will be made in such manner as the plan administrator deems appropriate.
Valuation.   The fair market value per share of our common stock on any relevant date under the Restated Plan is deemed to be equal to the closing selling price per share on that date as determined by the NASDAQ Capital Market. As of July 13, 2021, the fair market value of our common stock determined on such basis was $6.19 per share.
Stockholder Rights and Transferability.   No optionee has any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any stockholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of any shares of our common stock distributed upon such exercise. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory options under the Restated Plan so that those options will be transferable during optionee’s lifetime to one or more members of the optionee’s family or to a trust established for the optionee and/or one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate plan or pursuant to a domestic relations order. Standalone stock appreciation rights will be subject to the same transferability restrictions applicable to non-statutory options.
A participant will have full stockholder rights with respect to any shares of common stock issued to him or her under the Restated Plan, whether or not his or her interest in those shares is vested. A participant will not have any stockholder rights with respect to the shares of common stock subject to restricted stock units until that award vests and the shares of common stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units, subject to such terms and conditions as the plan administrator may deem appropriate. Notwithstanding the foregoing, any dividends or dividend equivalents payable in connection with an unvested award will be subject to the same restrictions as the underlying award and will not be paid until and unless such award vests.
Special Tax Election.   The plan administrator may provide one or more holders of awards under the Restated Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the issuance, exercise or settlement of those awards. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of our common stock in payment of such withholding tax liability.
Deferral Programs.   The plan administrator may structure one or more awards (other than options and stock appreciation rights) so that the participants may be provided with an election to defer the compensation associated with those awards for federal income tax purposes.
The plan administrator may also implement a non-employee director retainer fee deferral program that allows the non-employee directors the opportunity to elect to convert the Board and Board committee retainer fees to be earned for a fiscal year into restricted stock units that defer the issuance of the shares of common stock that vest under those units until a permissible date or event under Internal Revenue Code Section 409A.
To the extent we maintain one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of common stock, the plan administrator may authorize the share reserve under the Plan to serve as the source of any shares of common stock that become payable under those deferred compensation arrangements.
Amendment and Termination.   Our Board may amend or modify the Restated Plan at any time subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our common stock is at the time primarily traded. Unless sooner terminated by our Board, the Restated Plan will terminate on the earliest of (i) the tenth anniversary of the date our Board approved the Restated Plan, (ii) the date on which all shares available for issuance under the Restated Plan have been issued as fully-vested shares, (ii) the termination of all outstanding awards in connection with certain changes in control or ownership, or (iii) the termination of the Restated Plan by the Board. No incentive stock options may be issued under the Restated Plan after the tenth anniversary of the date the Restated Plan was approved by our Board.
Summary of Federal Income Tax Consequences
The following is a summary of the Federal income taxation treatment applicable to us and the participants who receive awards under the Restated Plan.
Option Grants.   Options granted under the Restated Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Options.   No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for ordinary income tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.
Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be a capital gain or loss.
If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.
Non-Statutory Options.   No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.
Stock Appreciation Rights.   No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
Stock Awards.   The recipient of unvested shares of common stock issued under the Restated Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.
Restricted Stock Units (and Performance Based Restricted Stock Units).   No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
Cash Incentive Awards.   In general, no taxable income is recognized upon receipt of cash incentive awards. The holder will recognize ordinary income in the year in which the cash incentive awards are actually paid to the participant, and the participant will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time of payment. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
Dividend Equivalent Rights.   No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for the taxable year in which such ordinary income is recognized.
Section 162(m) of the Code.   Section 162(m) of the Code imposes a $1 million limit on the amount a public company may deduct for compensation paid to a company’s chief executive officer or any of the company’s three other most highly compensated executive officers who are employed as of the end of the year. While deductibility of executive compensation for federal income tax purposes is among the factors the Compensation Committee considers when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company.
New Plan Benefits
No awards have been granted under the Restated Plan. Any awards following approval of this proposal shall be at the discretion of the plan administrator. Accordingly, the benefits or amounts that may be received by or allocated to each of (i) the officers listed in the Summary Compensation Table, (ii) each of the nominees for election as a director, (iii) all non-employee directors as a group, (iv) all of our present executive officers as a group, and (v) all of our employees, including all other current officers, as a group, under the Restated Plan are not determinable at this time.
Plan Benefits
The following table represents all awards granted under the 2016 Plan that remain outstanding as of July 13, 2022 to our named executive officers and the other individuals and groups indicated below.
Name and Position	Number of Shares Subject to Options	Number of Shares Subject to RSU Awards	Number of Shares Subject to PSU Awards at “Target”
Named Executive Officers
Joe Bergera Chief Executive Officer, President and Director	1,012,500	38,408	72,646
Douglas L. Groves Chief Financial Officer, Senior Vice President of Finance and Secretary	250,000	12,449	24,899
Todd Kreter Senior Vice President & General Manager, Advanced Sensors Technologies	315,000	8,714	17,429
Ramin Massoumi Senior Vice President & General Manager, Consulting Solutions	315,000	8,714	17,429

Name and Position	Number of Shares Subject to Options	Number of Shares Subject to RSU Awards	Number of Shares Subject to PSU Awards at “Target”
All current executive officers as a group (4 persons)	1,892,500	68,285	132,403
Nonemployee Directors
Anjali Joshi	—	9,569	—
Gerard M. Mooney	—	9,569	—
Luke Schneider	—	9,569	—
Laura L. Siegal	—	9,569	—
Thomas L. Thomas	—	9,569	—
Dennis Zank	—	9,569	—
All current nonemployee directors as a group (6 persons)	—	57,414	—
All employees, excluding current executive officers as a group (430 persons)	573,100	106,164	—

(1)
All of the non-employee members of our Board will, upon re-election to the Board at the Annual Meeting, receive an award of restricted stock units under the Restated Plan, as described above under “Director Compensation.” All future grants under the Restated Plan are within the discretion of the plan administrator and the benefits of such grants are, therefore, not determinable.

Required Vote
Provided a quorum is present, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting on this Proposal 2 is required for approval of the Restated Plan. Should such approval not be obtained, then the Restated Plan will not be effective, the 2016 Plan will remain in effect in accordance with its terms, and awards may continue to be granted under the 2016 Plan, subject to its previously authorized share limits.
We are required to obtain stockholder approval for the Restated Plan under the rules of The Nasdaq Stock Market. Such approval is also necessary to permit us to grant incentive stock options to employees under Section 422 of the Internal Revenue Code.
The Board believes that the Restated Plan is necessary for us to be able to attract and retain the services of individuals essential to our long-term growth and success.
Recommendation of the Board of Directors
The Board believes that Proposal 2 is in our best interests and in the best interests of our stockholders and recommends a vote “FOR” the approval of the amendment and restatement of the 2016 Omnibus Incentive Plan.

Proposal 3: Advisory Vote Regarding Executive Compensation
In accordance with Section 14A of the Exchange Act, stockholders have the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. Commonly known as a “say-on-pay” vote, this proposal gives our stockholders the opportunity to express their views on our executive compensation policies and programs and the compensation paid to the named executive officers.
We are asking our stockholders to indicate their support of the compensation of our named executive officers, as described in this proxy statement by approving the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”
The Board of Directors recommends a vote FOR approval of the advisory resolution because it believes that the Company’s executive compensation policies and practices are effective in achieving the Company’s goals of attracting, retaining, and motivating highly talented executives, rewarding sustained financial and operating performance, and aligning the executives’ interests with those of the stockholders.
The vote on this proposal is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee. Although the vote is non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results in future decisions regarding executive compensation.
Stockholder Approval
The affirmative vote of a majority of the common stock, present or represented by proxy and entitled to vote at the Annual Meeting, will be required for approval of this proposal.
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote “FOR” the advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement.

Executive Officers
The table below sets forth certain information, as of July 13, 2021, regarding our executive officers.
Name	Age	Capacities in Which Served
Joe Bergera	57	Chief Executive Officer, President and Director
Douglas L. Groves	59	Chief Financial Officer, Senior Vice President of Finance and Secretary
Todd Kreter	61	Senior Vice President & General Manager, Advanced Sensors Technologies
Ramin Massoumi	48	Senior Vice President & General Manager, Consulting Solutions
The following is a brief description of the capacities in which the above persons have served the Company and their business experience during at least the past five years. The biography of Mr. Bergera appears earlier in this proxy statement. See “Proposal 1: Election of Directors.”
Douglas L. Groves has served as Senior Vice President and Chief Financial Officer since he joined on December 4, 2019. Mr. Groves has more than 30 years of unique and highly valuable experience. Most recently, he served as Vice President, Chief Financial Officer and Treasurer of Ducommun, Inc., through June 2019, having joined the company in January 2013. Through December 2012, he held the position of Corporate Vice President and Chief Information Officer at Beckman Coulter, following a series of financial roles at the company beginning in January 1998. Beckman Coulter was acquired by Danaher Corporation in February 2011. Prior to joining Beckman Coulter, Mr. Groves was corporate controller of a privately held civil engineering firm and senior auditor and consultant at Deloitte & Touche. Mr. Groves holds an M.B.A. from the University of Southern California and a B.S. degree in Accountancy from California State University, Long Beach.
Todd Kreter has led our sensors line of business since May 2014. He held the title of Senior Vice President and General Manager, Roadway Sensors from May 2014 until March 31, 2021. Following a reorganization on April 1, 2021, Mr. Kreter assumed the title of Senior Vice President & General Manager, Advance Sensors Technologies. Mr. Kreter served as our Senior Vice President, Sensors Development and Operations from May 2009 to May 2014 and as Vice President of Engineering from November 2007 to May 2009. Prior to joining us, Mr. Kreter served in a number of executive positions at Quantum Corporation, most recently as the VP Global Services from 2004 to January 2007, where he managed the company’s worldwide customer service organization. Mr. Kreter holds a B.S. degree in Mechanical Engineering from California State University, Fullerton.
Ramin Massoumi has led our traffic engineering, systems integration, and business process outsourcing lines of business since March 2015. Held the title of Senior Vice President and General Manager, Transportation Systems from March 2015 until March 31, 2021. Following a reorganization on April 1, 2021, Mr. Massoumi assumed the title of Senior Vice President & General Manager, Consulting Solutions. Mr. Massoumi joined Iteris in 1998 and served in a number of executive and managerial positions prior to the promotion to his current position, most recently as our Vice President of Business Development from June 2011 to March 2015. Mr. Massoumi also serves as a director of the Intelligent Transportation Society of America’s National and California State Chapter Boards of Directors and as a lecturer of upper division courses on transportation engineering, ITS and multi-modal operation at University of California, Irvine. Mr. Massoumi holds a B.S. degree in Civil Engineering from the University of California, Irvine, and an M.S. degree in Engineering from the University of California, Berkeley, and an M.B.A. from the University of Southern California.

Executive Compensation and Other Information
Executive Compensation
The following is a summary of the compensation policies, plans and arrangements for our executive officers. This summary should be read in conjunction with the Summary Compensation Table and related disclosures set forth below. We are eligible to, and have chosen to, comply with the executive compensation disclosure rules applicable to a “smaller reporting company,” as defined in the applicable SEC rules, but we have also voluntarily included additional disclosure about our executive compensation program to help our stockholders understand our executive compensation program. This section discusses the principles underlying our compensation policies for our officers who are named in the “Summary Compensation Table” below, who we refer to as our “named executive officers” or “NEOs” for Fiscal 2021:
•
Joe Bergera, our Chief Executive Officer, President and Director;

•
Douglas L. Groves, our Chief Financial Officer, Senior Vice President of Finance and Secretary;

•
Todd Kreter, our Senior Vice President & General Manager, Advanced Sensors Technologies; and

•
Ramin Massoumi, our Senior Vice President & General Manager, Consulting Solutions.

Fiscal 2021 Business Results Summary
We are a provider of smart mobility infrastructure management solutions. Municipalities, government agencies, and other transportation infrastructure providers use our solutions to monitor, visualize, and optimize mobility infrastructure to help ensure roads are safe, travel is efficient, and communities thrive. Until March 31, 2021, our reportable segments consisted of: Roadway Sensors, Transportation Systems, and, prior to May 5, 2020, Agriculture and Weather Analytics (“AWA”). During Fiscal 2021, we made significant progress across a range of financial and strategic dimensions, including the highlights below.
•
Reported Fiscal 2021 total revenue of $117.1 million, up 9% year over year;

•
Reported net income from continuing operations of $0.5 million, or $0.01 per share, a $2.2 million, or $0.05 per share, improvement year over year;

•
Adjusted EBITDA(1) of $7.5 million, a $3.3 million, or 79%, increase year over year;

•
Recorded total net bookings for Fiscal 2021 of $121.8 million, up 6% year over year(2);

•
Completed the transaction to sell the Company’s AWA segment to DTN, LLC (“DTN”), which closed on May 5, 2020, for a total purchase price of $12.0 million. DTN is an operating company of TBG AG, a Swiss-based holding company;

•
On April 30, 2020, in connection with the sale of the AWA segment, the Company restructured to better position itself for increased profitability and growth, incurring approximately $1.5 million in expenses; and

•
Completed the acquisition of TrafficCast, which closed on December 7, 2020. Iteris purchased substantially all of TrafficCast’s assets, composed of its travel information technology, applications and content (“Business”), and assumed certain specified liabilities of the Business in exchange for a total purchase price of up to $17,000,000, with $15,000,000 paid in cash on the closing date, $1,000,000 held back as security for certain post-closing adjustments and post-closing indemnity

(1)
Adjusted EBITDA is adjusted income (loss) from continuing operations before interest, taxes, depreciation, amortization, stock-based compensation expense, restructuring charges, acquisition costs, non-recurring executive severance and transition costs, and fair value adjustment related to TrafficCast’s opening balance inventory. For more information, refer to Non-GAAP Financial Measures, to the Consolidated Financial Statements, included on page 25 in Part II, Item 7 of the Company’s Annual Report.

(2)
Net bookings is an operational measure representing the total dollar value of all definitive contracts executed during the relevant period, net of cancellations of previously authorized contract funding.

obligations of TrafficCast, and a $1,000,000 earn out, that if earned, will be paid over two years based on the Business’ achievement of certain revenue targets.
Impacts of COVID-19 on Iteris
The COVID-19 pandemic has had an unprecedented impact on the U.S. economy as federal, state and local governments react to this public health crisis with travel restrictions, quarantines and “stay-at-home” orders. In turn, the uncertainties caused by these events and actions created various disruptions to our vendors, our employees and customers and negatively affected customer sentiment in general. While there has been no material impact to the Company, nor any facility closures during Fiscal 2021, we did experience some work and supply delays due to the COVID-19 pandemic. Should such delays become protracted or worsen the impacts of the COVID-19 pandemic could impact our business, results of operations and financial condition. Given the uncertainties of the COVID-19 pandemic, the Company has taken certain actions to preserve its liquidity, manage cash flow and strengthen its financial flexibility. Such actions include, but are not limited to, reducing our discretionary spending, reducing capital expenditures, implementing restructuring activities, and reducing payroll costs, including employee furloughs, pay freezes and pay cuts.
On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was signed into law in the United States. The CARES Act provides relief to U.S. corporations through financial assistance programs and modifications to certain income tax provisions. The Company is applying certain beneficial provisions of the CARES Act, including the payroll tax deferral and the alternative minimum tax acceleration. For more information, refer to Note 6, Income Taxes, to the Consolidated Financial Statements, included in Part II, Item 8 of the Company’s Annual Report.
Fiscal 2021 Executive Compensation Results Overview
The Compensation Committee made significant changes to the named executive compensation program for Fiscal 2021, particularly with respect to long-term incentives. Prior to implementing these changes, our Compensation Committee solicited input from a representative set of our larger stockholders. The named executive compensation plan is composed of three elements: base salary, short-term annual incentive, and long-term equity incentives. The base salaries reflect the market for similar roles at similar companies. The short-term incentives program has specific targets tied to the company’s annual financial performance. The long-term incentives consist of a mix between stock options, restricted stock units (“RSUs”), and performance stock units (“PSUs”). The inclusion of RSUs and PSUs in our long-term incentive program is new for Fiscal 2021, as the Company granted only stock options in Fiscal 2020.
Below is a summary of the results of our executive compensation program for Fiscal 2021:
•
Base Salaries.   In the first half of Fiscal 2021, after reviewing pay governance guidelines, receiving guidance from the Compensation Committee’s compensation consultant, FW Cook, reviewing prevailing compensation practices, evaluating recent Company performance, and given the economic uncertainty resulting from the COVID-19 pandemic, the Compensation Committee determined not to increase the base salaries for the named executive officers for Fiscal 2021.

•
Annual Incentives.   Our named executive officers’ target bonuses for Fiscal 2021 remained generally unchanged from the target bonus levels in place during Fiscal 2020. Messrs. Bergera and Groves’ annual bonus targets were Iteris revenue and Iteris Adjusted EBITDA. Because Messrs. Kreter and Massoumi lead a business unit, Mr. Kreter for the Roadway Sensors and Mr. Massoumi for Transportation Systems, each had four targets, including Iteris revenue, Iteris Adjusted EBITDA, their respective business segment revenue and business segment contribution margin. The annual cash performance bonuses for the named executive officers in Fiscal 2021 were earned at 139% of target for Mr. Bergera; 140% for Mr. Groves; 146% for Mr. Kreter; and 97% for Mr. Massoumi. The corporate bonus objectives for Messrs. Bergera and Groves paid out at target on the Iteris revenue target and paid out at the maximum on the Adjusted EBITDA target. Mr. Kreter’s bonus paid out above target on both Roadway Sensors revenue and Roadway Sensors contribution margin targets (in addition to performance against the Iteris revenue and Adjusted EBITDA). Mr. Massoumi’s bonus paid out below target on both Transportation Systems revenue and Transportation Systems contribution margin targets (in addition to performance against the Iteris revenue and Adjusted EBITDA). Individual performance against management performance objectives is also considered in determining the final annual bonus payouts. See “Fiscal 2021 Cash-Based Bonus Plan” table below for further details about results of our annual cash-based bonus program for Fiscal 2021.
•
Long-Term Incentives.   Commencing in Fiscal 2021, in response to stockholder feedback, the Company updated its long-term incentive compensation program to incorporate the use of PSUs for 25% of the long-term opportunity. The remaining portion consisted of 50% in stock options and 25% in RSUs. PSUs are earned based on the Company’s average revenues per share and cash flow from operations performance, as well as the Company’s total stockholder return (“rTSR”) relative to the Russell 2000. See “Fiscal 2021 Long-Term Incentive Compensation Updates” below for further details about updates to the executive compensation plan for Fiscal 2022.

Characteristics of our Executive Compensation Programs
Our executive compensation programs include a number of practices intended to align the interests of management and our stockholders.
What We Have	What We Do Not Have

+
We have approximately 68% of target direct compensation for the chief executive officer (and 53% of the other named executive officers) that is performance-based or is at-risk

+
We have a performance-based long term incentive plan that utilizes PSUs, RSUs, and stock options

+
We have a clawback policy for incentive compensation

+
We have stock ownership guidelines for executive officers and directors

+
We have an independent compensation consultant to advise our Compensation Committee

+
We make ongoing stockholder outreach efforts to obtain input on our compensation practices

✓
We do not provide 280G excise tax gross-ups

✓
We do not provide any pension or supplemental retirement benefits

✓
We do not provide for any “single trigger” equity vesting for equity awards

✓
We prohibit repricing options without shareholder approval

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We prohibit granting stock options with an exercise price below 100% of fair market value

✓
We do not provide any significant perquisites

Impact of 2020 Say-on-Pay Vote
The most recent stockholder advisory vote on named executive officer compensation required under the SEC rules was held on September 10, 2020. Approximately 94.6% of the total votes cast on such proposal (which excluded broker non-votes) were in favor of the compensation of our named executive officers. Based on the Board’s commitment to continue to strengthen the compensation plan for the Company’s named executive officers, the Compensation Committee evaluated and modified elements of the Company’s compensation plan to better align management’s long-term incentive compensation with stockholder interests. Specifically, the Company determined that, commencing in Fiscal 2021, a portion of long-term incentive compensation will be granted in the form of PSUs, earned based on the achievement of certain financial performance and total stockholder return metrics. Prior to implementing these changes to our long-term incentive compensation, the Company invited several of our largest stockholders to provide comments on the proposed changes and accordingly made adjustments to the original proposal to reflect investor feedback prior to finalizing the plan structure.
As the Company continues to grow and mature, the Compensation Committee will continue to make appropriate adjustments to our management team’s long-term incentive compensation. Currently, based on the voting preference of the Company’s stockholders, advisory votes on executive officer compensation will be conducted every year. The Compensation Committee will continue to take into account each such advisory vote in order to determine whether any subsequent changes to the Company’s executive compensation programs and policies would be warranted to reflect any stockholder concerns reflected in those advisory votes.
Compensation Philosophy and Objectives
Our executive compensation plans and arrangements are overseen and administered by our Compensation Committee, which is comprised entirely of independent directors as determined in accordance with applicable Nasdaq and SEC rules. Our philosophy is to provide our named executive officers with compensation that will motivate and retain them, provide them with meaningful incentives to achieve and exceed short-term and long-term corporate objectives set by our Compensation Committee, and align their long-term interests with those of our stockholders. Based on this philosophy, the compensation programs for our named executive officers are designed to achieve the following primary objectives:
•
establish a compensation structure that is competitive enough to attract, retain and motivate outstanding executive talent;

•
ensure that any cash incentive compensation programs for our named executive officers are aligned with our corporate strategies and business objectives by tying the potential payouts under such programs to the achievement of key strategic, financial and operational goals; and

•
utilize long-term equity awards to align interests between our named executive officers and stockholders.

Annual Review of Cash and Equity Compensation; Role of Compensation Consultant
We conduct an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers to ensure that compensation is structured appropriately to achieve our objectives. We review each component of compensation as related but distinct. Although the Compensation Committee reviews total compensation, it has not adopted any formal guidelines for allocating total compensation between cash and equity compensation. We determine the appropriate level of each compensation component based in part, but not exclusively, on our retention goals and short-term and long-term objectives.
This review generally occurs in the first quarter of each fiscal year at which time the Compensation Committee establishes executive officer base salaries for the following fiscal year, reviews and approves any bonus awards and programs, establishes the performance objectives for our cash based bonus plan, and may grant equity compensation to the executive officers to ensure their interests are aligned with our stockholders and for retention.
In Fiscal 2021, the Compensation Committee retained the services of an independent compensation consulting firm, FW Cook, to advise on executive compensation. FW Cook provided the Compensation Committee with market data and analysis of our total direct compensation for such executive officer positions as compared with the competitive market. FW Cook reports only to the Compensation Committee and did not perform any other work for the Company during Fiscal 2021 beyond its services related to executive compensation. As provided in its charter, the Compensation Committee has the authority to determine the scope of FW Cook’s services and may terminate their engagement at any time.
As part of the review process, our Chief Executive Officer provides our Compensation Committee with recommendations as to the base salary, cash bonus potential and long-term equity incentive awards for each of our executive officers other than himself based on that officer’s level of responsibility, individual performance and contribution to the attainment of our strategic corporate objectives and market data. Our Compensation Committee takes the Chief Executive Officer’s recommendations into consideration in setting named executive officer compensation, but retains complete discretionary authority to make all compensation-related decisions for our named executive officers. Our Compensation Committee makes its compensation decisions with respect to the Chief Executive Officer on the basis of relevant market data furnished by a variety of sources and its subjective assessment of individual performance and contributions to our overall corporate performance. Any decisions regarding our Chief Executive Officer’s compensation are made without such officer present.

Benchmarking and Peer Groups
The Compensation Committee benchmarks our compensation programs to a peer group, which consists of publicly-traded technology companies in the applications software, systems software, and technology hardware industry categories, that are similar in size, as measured by revenues and market capitalization.
As of June 1, 2020, when the peer group was last assessed for Fiscal 2021, the peer revenues ranged from $44 million to $281 million, with a median of $139 million, which compared to Iteris’ revenues of $114 million. Market capitalization on June 1, 2020 for the peers ranged from $16 million to $1.1 billion, with a median of $191 million, which compared to Iteris’ market capitalization of $198 million.
The Fiscal 2021 peer group consisted of the following companies:

•
Agilysys, Inc.

•
AutoWeb, Inc.

•
Clearfield, Inc.

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Digi International Inc.

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Digital Turbine, Inc.

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EMCORE Corporation

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Intevac, Inc.

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IntriCon Corporation

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KVH Industries, Inc.

•
Majesco

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MobileIron, Inc.

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Napco Security Technologies, Inc.

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OneSpan Inc.

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PCTEL, Inc.

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Perceptron, Inc.

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RealNetworks, Inc.

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SeaChange International, Inc.

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Telenav, Inc.

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TransAct Technologies Incorporated

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Upland Software, Inc.

•
Zix Corporation

The Compensation Committee evaluates our compensation program versus that of the peer companies with respect to both individual pay levels as well as the structure of the program. The Compensation Committee uses this data primarily to ensure that our executive compensation program as a whole is competitive. Market data is one of several factors that is used to evaluate compensation levels. Other factors may include individual and company performance, experience in the role, responsibility level, and internal equity.

Compensation Components and Structure
We utilize three main components in structuring compensation programs for our named executive officers:
Pay Component	Rationale and Value to Stockholders
Base Salary
•
Only fixed compensation element in the executive compensation program

•
Recruit and retain executive talent and provide an element of economic security from year to year

•
Reflects competitive market conditions

Performance-Based Cash Bonus (Short-Term Incentive Program)	• Motivates achievement of strategic priorities for the fiscal year as measured by financial and operational metrics • Diversified group of metrics to drive growth and stockholder value
Equity Incentive Awards (Options, RSUs and PSUs)(1)
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Encourages focus on long-term stockholder value creation (and PSUs link compensation to achievement of specified corporate financial performance objectives)

•
Aligns with stockholders’ interests

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Provides long-term retention incentive of our executive talent

(1)
Historically, the long-term incentive compensation for our named executive officers was largely in the form of stock options. Commencing in Fiscal 2021, the long-term incentive compensation component for our named executive officers consist of stock options, RSUs and PSUs. See “Fiscal 2021 Long-Term Incentive Compensation Updates” below for further details about updates to the executive compensation plan for Fiscal 2021.

It is the practice of our Compensation Committee to allocate a substantial portion of each named executive officer’s total compensation to performance and long-term incentive compensation as a result of the philosophy described above. While the Compensation Committee does establish specific performance criteria for its cash-based bonus plan each year, there is no formal pre-established policy for the allocation of compensation between cash and non-cash components or between short-term and long-term components, and there are no pre-established ratios between the compensation of our Chief Executive Officer and that of the other named executive officers. Instead, our Compensation Committee determines the compensation of each named executive officer annually based on its review of the market data, its subjective analysis of that individual’s performance and contribution to our financial performance and the other factors identified in the “Annual Review of Cash and Equity Compensation” section above to determine the appropriate level and balance of total compensation. We believe that this approach allows us to tailor compensation for each named executive officer to attract, retain and motivate that executive officer within the parameters of our compensation philosophy.
Base Salaries.   Base salaries are set at levels that are intended to recognize the experience, skills, knowledge and responsibilities required of all of our named executive officers. Each named executive officer’s base salary level is typically reviewed on an annual basis and adjustments may be made to the individual’s base salary on the basis of his or her level of performance, the overall performance of the Company and the various compensation trends in our industry.
In June 2020, the Compensation Committee reviewed the base salaries of the named executive officers and determined not to provide increases for Fiscal 2021. The base salaries for Fiscal 2021 for such officers are set forth below:

Named Executive Officer	Fiscal 2021 Annual Base Salary
Joe Bergera	$430,000
Douglas L. Groves	400,000
Todd Kreter	290,000
Ramin Massoumi	280,000
Fiscal 2021 Cash-Based Bonus Plan (“2021 Bonus Plan”).   Our named executive officers are eligible to receive an annual cash-based bonus under our 2021 Bonus Plan. Each year, our Compensation Committee establishes the performance objectives to be attained and the target bonuses payable based on the level of attainment of the specified goals, which generally include the Company’s revenues and Adjusted EBITDA for the fiscal year, the revenues and contribution margin of such officer’s business unit, and personal objectives set for each officer (“MBOs”). We define “contribution margin” as the business unit’s adjusted operating income without corporate expense allocations. The adjusted operating income of each business unit is calculated on a non-GAAP basis to exclude amortization, depreciation, stock-based compensation, goodwill impairment charge, if any. For Fiscal 2021 the Compensation Committee approved using Adjusted EBITDA as a corporate performance objective, which is adjusted income (loss) from continuing operations before interest, taxes, depreciation, amortization, stock-based compensation expense, restructuring charges, acquisition costs, non-recurring executive severance and transition costs, and fair value adjustment related to TrafficCast’s opening balance inventory. For more information, refer to Non-GAAP Financial Measures, to the Consolidated Financial Statements, included on page 25 in Part II, Item 7 of the Company’s Annual Report.”
The corporate and business unit performance targets and the actual achievement of such objectives for Fiscal 2021 were as follows:
Performance Components	Threshold	Target	Maximum	Actual	% of Target Payout Attained
Corporate Revenue	$93,806	$117,258	$140,710	$117,138	100.0%
Corporate Adjusted EBITDA	2,863	4,406	7,930	7,450	169.0
Roadway Sensors Revenue	42,206	52,758	63,309	56,548	107.0
Roadway Sensors Contribution Margin	7,022	8,778	10,534	11,554	132.0
Transportation Systems Revenue	51,600	64,500	77,400	60,590	94.0
Transportation Systems Contribution Margin	8,442	7,438	12,664	8,964	85.0
Under the Fiscal 2021 plan, if performance is below the “Threshold” goal amounts shown above, no bonus would be payable for that particular objective. If performance exceeds the “Maximum” goal amounts above, the NEOs could earn up to a maximum of 200% of their target opportunity for that particular objective. The combined maximum potential payout of the defined bonus elements is 160%. When combined with the 20% for personal objectives, the total maximum payouts for NEOs are 180%. Payouts in between the Threshold and Maximum levels above would be determined using linear interpolation.
Mr. Bergera’s Fiscal 2021 MBOs included, among other things, achieving certain divesture and post-divesture integration objectives, and executing on other strategic transformation activities. The Compensation Committee determined Mr. Bergera successfully executed on his MBOs, resulting in a 95% payout of the MBO’s portion of his Fiscal 2021 annual bonus.
Mr. Groves’ Fiscal 2021 MBOs included certain strategic transformation initiatives, enhancing our investor communication, building capabilities in the accounting organization, attainment of certain expense reductions, and certain contributions to strategic financial planning for the Company. The Compensation Committee determined Mr. Groves successfully executed on his MBOs, and determined Mr. Groves earned 100% of the MBOs portion of his Fiscal 2021 annual bonus.
Mr. Kreter’s Fiscal 2021 MBOs included the development and enhancement of certain solutions, achievement of new customer and market development activities in the Roadway Sensors business segment,

and achievement of certain bookings targets. The Compensation Committee determined Mr. Kreter successfully executed on his MBOs, resulting in an 85% payout of the MBOs portion of his Fiscal 2021 annual bonus.
Mr. Massoumi’s Fiscal 2021 MBOs included the development and enhancement of certain solutions, achievement of new customer and market development activities in the Transportation Systems business segment, and achievement of certain bookings targets. The Compensation Committee determined Mr. Massoumi successfully executed on his MBOs, resulting in a 98% payout of the MBOs portion of his Fiscal 2021 annual bonus.
The Compensation Committee typically meets near the end of the first fiscal quarter of each year to evaluate each NEO’s achievement of their respective MBOs and annual bonuses are typically paid out as soon as practicable thereafter.
The performance objectives, target bonus and actual bonus for each of our named executive officers for Fiscal 2021 were as follows:
Named Executive Officer	Performance Objectives Allocation (%)	2021 Target Bonus ($)	2021 Actual Bonus ($)	% of Target Awarded (%)
Joe Bergera		$322,500	$448,275	139%
Corporate Revenue	40%
Corporate Adjusted EBITDA	40
MBOs	20
Douglas L. Groves		$200,000	$280,000	140%
Corporate Revenue	40
Corporate Adjusted EBITDA	40
MBOs	20
Todd Kreter		$159,500	$232,462	146%
Roadway Sensors Revenue	25
Roadway Sensors Contribution Margin	25
Corporate Revenue	15
Corporate Adjusted EBITDA	15
MBOs	20
Ramin Massoumi		$154,000	$149,959	97%
Transportation Systems Revenue	25
Transportation Systems Contribution Margin	25
Corporate Revenue	15
Corporate Adjusted EBITDA	15
MBOs	20
Equity Compensation.   Our equity award program is one of our vehicles for offering long-term incentives to our named executive officers and providing an inducement for long-term retention. Our equity component also aligns the interests of our named executive officers with those of our stockholders and focuses their attention on the creation of stockholder value in the form of stock price appreciation. We believe that the equity-based compensation provides our named executive officers with a direct interest in our long-term performance and creates an ownership culture that establishes a mutuality of interests between our named executive officers and our stockholders. We have had no program, plan or practice pertaining to the timing of equity awards to named executive officers coinciding with the release of material non-public information.
Historically, to reward and retain our named executive officers in a manner that best aligns employees’ interests with stockholders’ interests, we have used stock options as the primary incentive vehicles for long-term compensation. We believe that stock options are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock options to our future performance. Because executives are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives to employees to achieve increases in the value of our stock over time. The exercise price of each stock option grant is the fair market value of our common stock on the grant date, as determined under our equity plan. Stock option awards generally vest in four equal annual installments over a four-year period, subject to continuous service through each vesting date. From time to time, our Compensation Committee may, however, determine that a different vesting schedule is appropriate.
Fiscal 2021 Long-Term Incentive Awards.   Commencing with Fiscal 2021, in response to stockholder feedback and consultation with FW Cook, the Compensation Committee decided to rebalance management’s long-term incentive compensation to include a mix of stock options (50%), RSUs (25%), and PSUs (25%) (with percentages measured based on the awards’ grant date values, assuming target level achievement of applicable performance goals in the case of PSUs), as follows:
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50% of the long-term incentive compensation for our named executive officers were granted in the form of stock options, which will vest in accordance with the standard four-year vesting schedule described above.

•
25% of the long-term incentive compensation for our named executive officers were granted in the form of RSUs, which will vest over three years, with 50% of such RSUs vesting on the second anniversary of the grant date and 50% of such RSUs vesting on the third anniversary of the grant date. Each RSU represents a contingent right to receive one share of the Company’s common stock if vesting is satisfied.

•
25% of the long-term compensation for our named executive officers were granted in the form of PSUs. Each PSU represents a contingent right to receive one share of the Company’s common stock if vesting is satisfied. The number of PSUs that vest at the end of each three-year performance period will depend, in part, on the Company’s average revenues per share and cash flow from operations performance during the three-year performance period and, in part, on the Company’s total stockholder return (“rTSR”) relative to the Russell 2000 over the three-year performance period. Executives will receive payment with respect to the PSUs, in the form of shares of the Company’s common stock, at the conclusion of the performance period, upon establishment of final performance results.

•
Between 0% and 160% of the PSUs will be eligible to vest based on average annual performance during the three-year performance period relative to the revenues per share and cash flow from operations objectives to be established by the Compensation Committee at the beginning of each year. In addition, the final PSU vesting based on the revenues per share and cash flow from operations performance will be subject to a modifier between .75x-1.25x based on the Company’s rTSR relative to the Russell 2000 during the performance period, for a maximum achievement percentage of 200% of the “target” number of PSUs.

For purposes of the PSUs granted in Fiscal 2021, the performance targets for Fiscal 2021, the first year in the three-year performance period, were as follows: cash flow from operations — threshold, $3,520,000; target, $4,400,000; and maximum, $5,280,000, and revenues per share — threshold, $2.53; target, $2.81; and maximum, $3.09; Our actual performance for Fiscal 2021 for cash flow from operations was $8,888,000, resulting in a 160% achievement compared to the target. Our actual performance for Fiscal 2021 for revenues per share was $2.82, resulting in a 102% achievement compared to the target. These achievement levels for Fiscal 2021 will be used to determine our average performance for the three-year performance period ending March 31, 2023 for purposes of determining the final vesting of the PSUs.
Typically, the Compensation Committee provides grant guidelines to our Chief Executive Officer, who in turn will make recommendations back to the Compensation Committee regarding the number of shares to be granted to our executive officers (other than himself). See “Fiscal 2021 Grant of Plan-Based Awards” table below for the Fiscal 2021 awards made to our named executive officers.

Benefit Plans
Section 401(k) Plan.   We make available a tax-qualified retirement plan that provides eligible employees, including our executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Participants are able to defer a portion of their eligible compensation, subject to applicable annual limits under the Internal Revenue Code of 1986, as amended (the “Code”). Pre-tax contributions are allocated to each participant’s individual account and may be invested in selected alternative investments according to the participant’s direction. We do currently make a matching contribution under the 401(k) plan up to a maximum of 4% of the employee’s base salary. Such matching contribution is at the discretion of the Board and is typically evaluated on an annual basis.
Health and Welfare Benefits.   Our named executive officers are eligible to participate in all our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.
Perquisites.   We do not provide significant perquisites or personal benefits to our named executive officers.
Post-Employment Compensation
For a summary of the material terms and conditions of our post-employment compensation arrangements, see “— Potential Payments upon Termination or Change in Control” below.
Incentive Compensation Clawback Policy
In July 2020, the Board adopted a Clawback Policy (the “Clawback Policy”) to create and maintain a culture that emphasizes integrity and accountability, and that reinforces the Company’s pay-for-performance compensation philosophy. Under the Clawback Policy, the Compensation Committee may direct the Company to seek to recover incentive compensation awarded or paid to an executive officer or other employee of the Company deemed subject to the Clawback Policy (“covered persons”) for a fiscal period if the Company must subsequently restate its financial statements.
The Clawback Policy is in addition to any recovery rights provided under applicable law. The Board continues to monitor regulatory developments and intends to further review and revise the Clawback Policy, if necessary, to comply with any final regulations issued for the purpose of implementing the requirements of the Dodd-Frank Act.
Stock Ownership Guidelines
The Board has adopted stock ownership guidelines for the Company’s non-employee directors and executive officers. Please see “Director Compensation” above for a description of these guidelines.
Compensation Risk Assessment
The Compensation Committee has evaluated our compensation programs and policies as generally applicable to our employees to ascertain any potential material risks that may be created by the compensation programs. The Compensation Committee concluded that our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse impact on our business or our financial condition. The following compensation design features help minimize the incentives for excessive risk-taking and keeps our named executive officers focused on the creation of long-term, sustainable value for our stockholders:
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Our base pay programs consist of generally competitive salary rates that represent a reasonable portion of total compensation and provide a reliable level of income on a regular basis, which decreases incentive on the part of our executives to take unnecessary or imprudent risks;

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To further ensure that the interests of our named executive officers are aligned with those of our stockholders, commencing with Fiscal 2021, a portion of executive officer long-term incentive compensation was awarded as equity subject to performance- and time-based vesting requirements. RSUs and PSUs will vest and settle over a three-year period, as applicable — in the case of RSUs, 50% vesting after two years and remaining vesting after completion of three years, and in the case of PSUs, cliff-vesting based on achievement of applicable performance goals at the end of a three-year performance period.
•
A portion of each executive’s incentive compensation opportunity is tied to long-term incentive compensation that emphasizes sustained performance over time. This reduces any incentive to take risks that might increase short-term compensation at the expense of longer term results;

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Annual equity awards have multi-year vesting which aligns the long-term interests of our executives with those of our stockholders and, again, discourages the taking of short-term risk at the expense of long-term performance; and

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Each officer has multiple performance objectives, some of which relate to the Company as a whole, which is more difficult for an officer to manipulate.

Tax Deductibility of Executive Compensation
The Compensation Committee considers the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for “covered employees.” While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the compensation committee, however, retains the discretion to approve compensation that may not qualify for the compensation deduction if, considering all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.
Accounting for Stock-Based Compensation
Under FASB ASC 718, we are required to estimate the grant date “fair value” for each grant of equity award using various assumptions. This calculation is performed for accounting purposes and reported in the compensation tables in this proxy statement, even though recipients may never realize any value from their awards. ASC 718 also requires us to recognize the compensation cost of stock-based awards in our income statements over the period that an employee is required to render service in exchange for the award.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the discussion and analysis of the compensation of our named executive officers as disclosed in this proxy statement under the heading “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report and this proxy statement.
Thomas L. Thomas (Chairman)
Luke P. Scheider
Laura L. Siegal

Executive Compensation Tables
Summary Compensation Table
The following table shows information regarding the compensation earned for the fiscal years ended March 31, 2021, 2020 and 2019 by (i) our Chief Executive Officer and (ii) our executive officers (other than our Chief Executive Officer) who were serving as executive officers as of March 31, 2021. The titles for Messrs. Todd Kreter and Ramin Massoumi were held by them up through March 31, 2021. Following April 1, 2021, Messrs. Kreter and Massoumi assumed new titles as further described above under “Executive Officers.” The officers listed below are collectively referred to as the “named executive officers” or “NEOs” in this proxy statement.
Name and Principal Position	Fiscal Year	Salary	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Joe Bergera Chief Executive Officer and President	2021	$432,030	$254,388	$323,125	$448,275	$11,200	$1,469,018
	2020	430,314	—	634,300	180,155	11,351	1,256,120
	2019	412,894	—	421,425	137,280	17,118	988,716
Douglas L. Groves Chief Financial Officer, Senior Vice President of Finance and Secretary	2021	401,947	82,723	117,500	280,000	11,200	893,370
	2020	121,617(4)	—	489,540	37,333	4,800	653,290
Todd Kreter Senior Vice President and General Manager, Roadway Sensors	2021	291,690	57,715	82,250	232,462	11,200	675,317
	2020	295,890	—	177,604	103,895	11,187	588,576
	2019	282,734	—	112,380	49,286	15,353	459,753
Ramin Massoumi Senior Vice President and General Manager, Transportation Systems	2021	280,785	57,715	82,250	149,959	11,200	581,909
	2020	279,688	—	177,604	136,531	10,262	604,084
	2019	268,306	—	112,380	70,166	11,440	462,292

(1)
The dollar amounts shown represent the grant date fair value of equity awards, including RSUs, PSUs, and stock options granted during the applicable fiscal year determined in accordance with ASC 718. Under ASC 718, the grant date fair value of the stock options is determined pursuant to the Black-Scholes-Merton option pricing formula. The grant date fair value of the RSUs is based on the closing price per share of our common stock on the date of grant. The fair value of our performance stock unit awards is estimated on the grant date using a Monte Carlo simulation model.
With respect to the PSUs granted during Fiscal 2021, the number of PSUs that are eligible to vest will be determined, in part, based on average annual achievement relative to revenues per share and cash flow from operations objectives for each one-year period of the PSU awards’ three-year performance period, ending March 31, 2023. These revenues per share and cash flow from operations objectives will be set annually for each one-year performance period. The number of PSUs that vest at the end of the three-year performance period ending March 31, 2023 will also depend, in part, on the Company’s total stockholder return (“rTSR”) relative to the Russell 2000 over the three-year performance period. Between 0% and 160% of the PSUs will be eligible to vest based on average annual performance during the three-year performance period relative to the revenues per share and cash flow from operations objectives to be established by the Compensation Committee at the beginning of each year. The final PSU vesting based on the revenues per share and cash flow from operations performance will be subject to a modifier between .75x-1.25x based on the Company’s rTSR relative to the Russell 2000 during the performance period, for a maximum achievement percentage of 200% of the “target” number of PSUs.
In accordance with SEC rules and ASC 718, due to the annual setting of performance goals under the PSUs granted during Fiscal 2021, ASC 718 requires the grant date value to be calculated with respect to one-third of the total PSUs in each year of the three-year performance period. SEC rules require presentation that is consistent with ASC 718, and so the grant date fair value of the PSUs included in this column for Fiscal 2021 represents the grant date fair value for one-third of the PSU award eligible to vest based on Fiscal 2022 performance. In accordance with ASC Topic 718, the grant date fair value of the PSUs was calculated using the Monte Carlo simulation which utilizes the stock volatility, dividend yield and market correlation of the Company and the Company’s peer group. For the PSU awards granted during Fiscal 2021, such inputs consisted of: (a) an expected term that was based on the actual three-year term of the award; (b) a risk-free interest rate of 0.17% derived from the yield on U.S. government bonds of appropriate term from the U.S. Department of Treasury; (c) a dividend yield of 0.00% because we do not currently issue a dividend; (d) stock price volatility for Iteris of 55.48% based on an analysis of the historical stock price volatility of the Company and stock price volatility of 59.87% for the Russell 2000 Index based on the 2.75 years preceding the date of grant to conform to the term of the awards; and (e) initial TSR performance of 38.11% based on the actual historical TSR performance for the Company and the Russell 2000 Index. The valuation method resulted in each PSU being valued at $5.47 on June 30, 2020, the date of the grant, or 115.04% of the stock price on such date. The grant date fair values reflected in the table above for the NEOs reflect the one-third of the PSU award eligible to vest based on Fiscal 2021 performance, calculated by multiplying the $5.47 per share by one-third of the “target” number of PSUs. Assuming performance at the maximum level, the “maximum” grant date fair value of the one-third of the PSU award eligible to vest based on Fiscal 2021 performance, calculated by multiplying the $5.47 per share by one-third of the “maximum” number of PSUs, is as follows: $140,061 for Mr. Joe Bergera; $45,397 for Mr. Douglas Groves; $31,777 for Mr. Todd Kreter; and $31,777 for Mr. Ramin Massoumi. For a discussion of valuation assumptions used in the calculations, see Note 8 of Notes to Consolidated Financial Statements, included in Part II, Item 8 in the Annual Report. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates” on page 28 in Part II, Item 7 in the Annual Report.
(2)
The amounts shown in this column constitute the cash bonuses paid to each named executive officer based on the attainment of certain pre-established management objectives. These awards are discussed in further detail under “Fiscal 2021 Cash-Based Bonus Plan” above.

(3)
Represents Section 401(k) plan employer contributions paid by us.

(4)
Mr. Groves was hired December 4, 2019 at an annual salary of $400,000. The Fiscal 2020 salary represents the amount earned by Mr. Groves from his hire date through the end of Fiscal 2020.

Fiscal 2021 Grant of Plan-Based Awards Table
The table below sets forth information with respect to awards granted to the named executive officers under our annual non-equity incentive compensation plan and our 2016 Omnibus Incentive Plan in Fiscal 2021, which constitute all of the plan-based awards granted to our named executive officers in Fiscal 2021.
Name	Grant Date	Description	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares of Stock or Units(#)	All Other Stock Awards: Number of Securities Underlying Options(#)(4)	Exercise or Base Price of Option or Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold/ Minimum ($)	Target ($)	Maximum ($)	Threshold/ Minimum (#)	Target (#)	Maximum (#)
Joe Bergera	06/22/2020	Cash Bonus	$0	$322,500	$580,500	—	—	—	—	—	—	—
	06/30/2020	PSU	—	—	—	0	12,803	25,605	—	—	$—	$70,030
	11/16/2020	RSU	—	—	—	—	—	—	38,408(3)	—	—	184,358
	11/16/2020	Options	—	—	—	—	—	—	137,500(4)	137,500	4.80	323,125
Douglas L. Groves	06/22/2020	Cash Bonus	0	200,000	360,000	—	—	—	—	—	—	—
	06/30/2020	PSU	—	—	—	0	4,150	8,299	—	—	—	22,968
	11/16/2020	RSU	—	—	—	—	—	—	12,449(3)	—	—	59,755
	11/16/2020	Options	—	—	—	—	—	—	50,000(4)	50,000	4.80	117,500
Todd Kreter	06/22/2020	Cash Bonus	0	159,500	287,100	—	—	—	—	—	—	—
	06/30/2020	PSU	—	—	—	0	2,905	5,809	—	—	—	15,888
	11/16/2020	RSU	—	—	—	—	—	—	8,714(3)	41,827
	11/16/2020	Options	—	—	—	—	—	—	35,000(4)	35,000	4.80	82,250
Ramin Massoumi		Cash Bonus	0	154,000	277,200	—	—	—	—	—	—	—
	06/30/2020	PSU	—	—	—	0	2,905	5,809	—	—	—	15,888
	11/16/2020	RSU	—	—	—	—	—	—	8,714(3)	—	—	41,827
	11/16/2020	Options	—	—	—	—	—	—	35,0004)	35,000	4.80	82,250

(1)
Reflects the potential amount payable (not the actual amount payable) upon achievement of the management objectives described under the heading “Fiscal 2021 Cash-Based Bonus Plan” above.

(2)
These PSUs were granted under the 2016 Omnibus Incentive Plan. The number of PSUs that are eligible to vest will be determined, in part, based on average annual achievement relative to revenues per share and cash flow from operations objectives for each one-year period of the PSU awards’ three-year performance period ending March 31, 2023. These revenues per share and cash flow from operations objectives will be set annually for each one-year performance period. The number of PSUs that vest at the end of the three-year performance period ending March 31, 2023 will also depend, in part, on the Company’s total stockholder return (“rTSR”) relative to the Russell 2000 over the three-year performance period. Between 0% and 160% of the PSUs will be eligible to vest based on average annual performance during the three-year performance period relative to the revenues per share and cash flow from operations objectives to be established by the Compensation Committee at the beginning of each year. The final PSU vesting based on the revenues per share and cash flow from operations performance will be subject to a modifier between .75x-1.25x based on the Company’s rTSR relative to the Russell 2000 during the performance period, for a maximum achievement percentage of 200% of the “target” number of PSUs. In accordance with SEC rules and ASC 718, due to the annual setting of performance goals under the PSUs granted during Fiscal 2021, ASC 718 requires the grant date value to be calculated with respect to one-third of the total PSUs in each year of the three-year performance period. SEC rules require presentation that is consistent with ASC 718, and amounts shown at “target” represent one-third of the total “target” number of PSUs granted during fiscal 2021 at “target” levels. Named executive officers will receive payment with respect to the PSUs, in the form of shares of the Company’s common stock, at the conclusion of the performance period, upon establishment of final performance results. The vesting of equity awards held by the named executive officers is subject to each named executive officer’s continued service with the Company, and is subject to acceleration under certain circumstances as discussed under the heading “Potential Payments upon Termination of Employment and Changing in Control” below.
(3)
These RSUs were granted under the 2016 Omnibus Incentive Plan and vest fifty-percent (50%) after two (2) years from the vesting commencement date, and fifty-percent (50%) after the third (3rd) year from the vesting commencement date, upon named executive officer’s completion of each year of continued service with the Company. The vesting of equity awards held by the named executive officers is subject to each officer’s continued service with the Company, and is subject to acceleration under certain circumstances as discussed under the heading “Potential Payments upon Termination of Employment and Changing in Control” below.

(4)
All options vest in four equal installments following the date of grant. The vesting of equity awards held by the named executive officers is subject to each officer’s continued service with the Company, and is subject to acceleration under certain circumstances as discussed under the heading “Potential Payments upon Termination of Employment and Changing in Control” below.

(5)
The dollar amounts shown represent the grant date fair value of equity awards granted during the applicable fiscal year determined in accordance with ASC 718. With respect to the PSUs granted during Fiscal 2021, the number of PSUs that are eligible to vest will be determined based on average annual achievement relative to revenues per share and cash flow from operations objectives for each one-year period of the PSU awards’ three-year performance period. These revenues per share and cash flow from operations objectives will be set annually for each one-year performance period. In accordance with SEC rules and ASC 718, due to the annual setting of performance goals under the PSUs granted during Fiscal 2021, ASC 718 requires the grant date value to be calculated with respect to one-third of the total PSUs in each year of the three-year performance period. SEC rules require presentation that is consistent with ASC 718, and so the grant date fair value of the PSUs included in this column for Fiscal 2021 represents the grant date fair value for one-third of the PSU award eligible to vest based on fiscal 2022 performance. For a discussion of valuation assumptions used in the calculations, see footnote (1) to the Summary Compensation Table and Note 8 of Notes to Consolidated Financial Statements, included in Part II, Item 8 in the Annual Report. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates” on page 28 in Part II, Item 7 in the Annual Report.

Outstanding Equity Awards at 2021 Fiscal Year End
The following table sets forth the outstanding equity awards held by each named executive officer as of March 31, 2021.
Name	Option Awards(1)					Stock Awards
	Number of Securities Underlying Outstanding Options (#) Exercisable	Number of Securities Underlying Outstanding Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That have not Vested	Market Value of Shares or Units of Stock That Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Joe Bergera	1,350,000	—	$2.38	09/23/15	09/22/25
	150,000	—	4.91	03/03/17	03/02/27
	187,500	62,500	5.52	02/16/18	02/15/28
	112,500	112,500	4.16	12/10/18	12/09/28
	62,500	187,500	5.10	12/09/19	12/08/29
	—	137,500	4.80	11/16/20	11/15/30
	—	—	—	—	—	38,408(2)	$236,977(4)
				—	—			38,408(3)	236,977(4)
Douglas L. Groves	50,000	150,000	4.92	12/04/19	12/04/29
	—	50,000	4.80	11/16/20	11/15/30
	—	—	—	—	—	12,449(2)	76,810(4)
				—	—			12,449(3)	76,810(4)
Todd Kreter	12,500	—	1.87	11/18/14	11/17/24
	75,000	—	2.37	11/02/15	11/01/25
	75,000	—	4.91	03/03/17	03/02/27
	56,250	18,750	5.52	02/16/18	02/15/28
	30,000	30,000	4.16	12/10/18	03/02/27
	17,500	52,500	5.10	12/09/19	02/15/28
	—	35,000	4.80	11/16/20	11/15/30
	—	—	—	—	—	8,714(2)	51,933(4)
	—	—	—	—	—			8,714(3)	51,933(4)
Ramin Massoumi	75,000	—	4.91	03/03/17	03/02/27
	56,250	18,750	5.52	02/16/18	02/15/28
	30,000	30,000	4.16	12/10/18	12/09/28
	17,500	52,500	5.10	12/09/19	12/08/29
	—	35,000	4.80	11/16/20	11/15/30
	—	—	—	—	—	8,714(2)	51,933(4)
	—	—	—	—	—			8,714(3)	51,933(4)

(1)
All options vest in four equal annual installments following the date of grant. The vesting of equity awards held by the named executive officers is subject to each officers continued service with the

Company, and is subject to acceleration under certain circumstances as discussed under the heading “Potential Payments upon Termination of Employment and Change in Control” below.
(2)
Each RSU represents the right to receive one share of our common stock if vesting is satisfied. These RSUs were granted under the 2016 Omnibus Incentive Plan and vest fifty-percent (50%) after two (2) years from the vesting commencement date, and fifty-percent (50%) after the third (3rd) year from the vesting commencement date, upon named executive officer’s completion of each year of continued service with the Company. The vesting of equity awards held by the named executive officers is subject to each officer’s continued service with the Company, and is subject to acceleration under certain circumstances as discussed under the heading “Potential Payments upon Termination of Employment and Changing in Control” below. Vested shares are issued as soon as practicable after the applicable vesting date.

(3)
Each PSU represents the right to receive one share of our common stock if vesting is satisfied. The number of PSUs that vest at the end of the three-year performance period ending March 31, 2023 will depend, in part, on the Company’s average revenues per share and cash flow from operations performance during the three-year performance period and, in part, on the Company’s total stockholder return (“rTSR”) relative to the Russell 2000 over the three-year performance period. Executives will receive payment with respect to the PSUs, in the form of shares of the Company’s common stock, at the conclusion of the performance period, upon establishment of final performance results. Between 0% and 160% of the PSUs will be eligible to vest based on average annual performance during the three-year performance period relative to the revenues per share and cash flow from operations objectives to be established by the Compensation Committee at the beginning of each year. In addition, the final PSU vesting based on the revenues per share and cash flow from operations performance will be subject to a modifier between .75x-1.25x based on the Company’s rTSR relative to the Russell 2000 during the performance period, for a maximum achievement percentage of 200% of the “target” number of PSUs. The PSUs are reflected in the table above at “target” performance levels. The vesting of equity awards held by the named executive officers is subject to each officer’s continued service with the Company, and is subject to acceleration under certain circumstances as discussed under the heading “Potential Payments upon Termination of Employment and Changing in Control” below.

(4)
The dollar value is based on the closing sales price of our common stock on the last business day of Fiscal 2021, $6.17.

Fiscal 2021 Option Exercises and Stock Vesting Table
The following table provides information regarding option exercises of awards held by the named executive officers during Fiscal 2021.
Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Joe Bergera	—	$—
Douglas L. Groves	—	$—
Todd Kreter	—	$—
Ramin Massoumi	27,996	$200,400

(1)
Value realized is determined by multiplying (i) the amount by which the market price of a common share on the date of exercise exceeded the exercise price by (ii) the number of shares for which the options were exercised.

Non-Qualified Deferred Compensation for Fiscal 2021
Deferred Compensation Plan.   Effective October 1, 2020, the Company adopted the Iteris, Inc. Non-Qualified Deferred Compensation Plan (the “DC Plan”). The DC Plan consists of two plans, one that is intended to be an unfunded arrangement for eligible key employees who are part of a select group of management or highly compensated employees of the Company within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and one for the benefit of nonemployee members of our Board of Directors. Key employees, including our executive officers, and our nonemployee directors who are notified regarding their eligibility to participate and delivered the DC Plan enrollment materials are eligible to participate in the DC Plan. Under the DC Plan, we will provide participants with the opportunity to make annual elections to defer up to 75% of their base salary, up to 100% of their annual bonus, and up to 100% of any RSU or PSU awards. Our nonemployee directors may elect to defer up to 100% of their eligible cash compensation and equity awards. A participant is always 100% vested in his or her own elective cash deferrals and any earnings thereon.
Elective deferrals of equity awards are credited to a bookkeeping account established in the name of the participant with respect to an equivalent number of shares of our common stock, and such credited shares are subject to the same vesting conditions as are applicable to the equity award subject to the election. The Company established a rabbi trust to finance our obligations under the DC Plan with corporate-owned life insurance policies on participants, and the assets held within this trust are subject to the claims of the Company’s creditors.
Under the DC Plan, we will be obligated to deliver on a future date deferred cash compensation credited to the participant’s account, adjusted for any positive or negative investment results from the investment alternatives selected by the participant under the DC Plan, or with respect to deferrals of equity awards, an issuance of shares of our common stock. These obligations are unfunded, unsecured general obligations of the Company and rank in parity with other unsecured and unsubordinated indebtedness of us, subject to the claims of our general creditors. However, deferrals of equity awards under the DC Plan are deemed rights to receive an issuance of our common stock and may not be deemed allocated to any investment fund.
A participant’s rights under the Plan are not transferable except upon death of the participant.
With respect to the portion of the bookkeeping account allocated to an investment fund, each account will be payable in cash. The portion of the bookkeeping account allocated to deferrals of equity awards will be payable in an issuance of shares of our common stock.
Payments will be distributed in connection with either the participant’s separation of service or a selected specified distribution date or dates, depending upon the distribution election made by the participant at the time of deferral. However, if a participant’s service with us terminates prior to the selected specified distribution date or dates, payment will instead be made or commence in connection with such separation from service. A participant’s account balance may be distributed in a lump sum or, if elected by a participant, in up to 15 substantially equal installments (up to 5 annual installments for any distributions in respect of equity award accounts); however, any distribution upon a separation from service prior to attaining age 55 will be paid in a lump sum, regardless of the payment timing elected. If a participant’s service terminates with us due to death, all of a participant’s accounts will become immediately payable in a single lump sum. In addition, participants may be entitled to receive payments through certain unforeseeable emergency withdrawals. Payments scheduled to be made under the Plan may be otherwise delayed or accelerated only upon the occurrence of certain specified events that comply with the requirements of Section 409A of the Code.
A committee appointed by our board of directors administers the Plan. We can amend or terminate the Plan at any time, but no such action shall unilaterally reduce a participant’s account balance without his or her consent prior to the date of such action. However, we may adopt any amendments to the Plan that we deem necessary or appropriate to preserve the intended tax treatment of the Plan benefits or to otherwise comply with the requirements of Section 409A of the Code and related guidance.
The following table shows the non-qualified deferred compensation activity for each named executive officer during Fiscal 2021.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Joe Bergera	$—	$—	$—	$—
Douglas L. Groves	43,077	402	—	43,479
Todd Kreter	—	—	—	—
Ramin Massoumi	—	—	—	—

(1)
Amounts included in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for Fiscal 2021.

(2)
No above market or preferential earnings are provided under the DC Plan because the investment choices available under such plans are identical to the investment choices available in the 401(k) Plan, which is a qualified plan. Consequently, none of the earnings reported in this table are included in the Summary Compensation Table set forth above.

The DC Plan provides investment options amongst which participants make investment allocations that provide the basis on which gains and losses are attributed to account balances under the plan, and such options may change from time to time. The investment options under the DC Plan and their rates of return for the period from January 1, 2021 through March 31, 2021, which represents the period of time during which cash deferrals were first deferred under the DC Plan.
Name of Investment Option	Rate of Return (%)
AB Discovery Growth Fund I	1.57%
AB Large Cap Growth Fund Class Z	1.13%
American Balanced Fund Class R6	3.82%
American Century Midcap Val I	12.09%
American EuroPacific Growth R6	-0.43%
American New Perspective	2.26%
Dodge & Cox Stock Fund	15.86%
Invesco Developing Markets Fund R6	0.86%
Janus Henderson Triton Fund I	0.52%
JP Morgan Mid Cap Val Fund R6	15.55%
Principal Real Estate SEC Fund I	6.98%
T. Rowe Price 2005 Retirement I	1.96%
T. Rowe Price 2010 Retirement I	2.21%
T. Rowe Price 2015 Retirement I	2.60%
T. Rowe Price 2020 Retirement I	2.97%
T. Rowe Price 2025 Retirement I	3.64%
T. Rowe Price 2030 Retirement I	4.26%
T. Rowe Price 2035 Retirement I	4.95%
T. Rowe Price 2040 Retirement I	5.54%
T. Rowe Price 2045 Retirement I	5.98%
T. Rowe Price 2050 Retirement I	6.00%
T. Rowe Price 2055 Retirement I	6.00%
T. Rowe Price 2060 Retirement I	6.02%
T. Rowe Price Retirement Bal I	2.26%
Vanguard 500 Index Fund	6.18%

Name of Investment Option	Rate of Return (%)
Vanguard Grow And Inc Fund	6.92%
Vanguard Small Cap Index Fund	10.22%
Vanguard Total Int Stock Index	3.94%
Victory Sycamore Small Comp R6	15.80%
Fidelity Advisor Gov’t Income M	-3.52%
Loomis Sayles Core Plus Cl N	-3.07%
PIMCO Real Return Fund Cl Inst	-1.33%
Templeton Global Bond Fund R6	-2.73%
Goldman Sachs Stable Value Ct	0.35%
Potential Payments upon Termination of Employment and Change in Control
The Company does not have any employment agreements or change in control arrangements in effect with any of our named executive officers other than the agreements described below. In addition, our NEOs may be eligible for certain payments upon a termination or a change in control under the DC Plan, as further described above under “Non-Qualified Deferred Compensation for Fiscal 2021.”
Equity Award Vesting
The plan administrator of the 2016 Omnibus Incentive Plan has the discretion to determine whether outstanding equity awards held by our NEOs are to vest upon a termination of employment or upon a change in control, but our equity plans do not provide for any automatic “single trigger” acceleration of equity awards upon a change in control.
Options granted to our named executive officers are eligible for accelerated vesting under certain circumstances. In the event of an executive’s termination due to death or permanent disability, a pro-rata portion of the options shall vest on the date of such termination. In addition, if an executive’s employment is terminated by us other than for misconduct or the executive resigns for good reason (each such term as defined in the 2016 Omnibus Incentive Plan), in each case within eighteen (18) months following the effective date of a change in control, then such additional number of options shall vest as of the date of termination as is equal to the number of options as would have vested during the two (2) year period following the date of termination had the executive remained employed by us or our successor during such period.
RSUs granted to our named executive officers are eligible for accelerated vesting under certain circumstances. In the event of an executive’s termination due to death or permanent disability, a pro-rata portion of the RSUs shall vest on the date of such termination. In addition, if an executive’s employment is terminated by us other than for misconduct or the executive resigns for good reason (each such term as defined in the 2016 Omnibus Incentive Plan), in each case within eighteen (18) months following the effective date of a change in control, then such additional number of RSUs shall vest as of the date of termination as is equal to the number of RSUs as would have vested during the two (2) year period following the date of termination had the executive remained employed by us or our successor during such period.
PSUs granted to our named executive officers are also eligible for accelerated vesting under certain circumstances. In the event of an executive’s termination due to death or permanent disability prior to a change in control, a pro-rata portion of the PSUs shall vest on the date of such termination based on our actual performance relative to the performance metrics applicable to the PSUs through such date. Upon a change in control, a number of PSUs will remain eligible to vest on the last day of the three-year performance period as is determined based on our actual performance relative to the performance metrics applicable to the PSUs through the date of such change in control, subject to the executive’s continued employment through such date. However, if an executive’s employment is terminated by us other than for misconduct or the executive resigns for good reason (each such term as defined in the 2016 Omnibus Incentive Plan), or in the event of an executive’s termination due to death or permanent disability in each case within eighteen (18) months following the effective date of the change in control, then such additional number of PSUs shall vest as of the date of termination as is equal to the number of PSUs as would have vested during the two (2) year period following the date of termination had the executive remained employed by us or our successor during such period.
Iteris, Inc. Executive Severance Plan
The Iteris, Inc. Executive Severance Plan (the “Severance Plan”) was adopted on February 5, 2018 and amended and restated effective June 4, 2019. Each individual employed by the Company or its subsidiary, who is an officer subject to Section 16 of the Exchange, and who is not otherwise covered by an employment agreement that includes severance terms (the “Eligible Employees”), is eligible to receive severance payments under the Severance Plan upon certain qualifying terminations of employment.
The Severance Plan provides Eligible Employees with severance payments in the event that an Eligible Employee’s employment with the Company or its subsidiaries is terminated either (a) by the Company without Cause not in connection with a Change in Control (“Non-CIC Qualifying Termination”) or (b) if in connection with or within 12 months following a Change in Control, which, for Eligible Employees employed by that business, includes a divestiture of a material business, by the Eligible Employee for Good Reason (as such terms are defined in the Severance Plan) or by the Company without Cause (a “CIC Qualifying Termination”).
Non-CIC Qualifying Termination.   Upon a Non-CIC Qualifying Termination, an Eligible Employee will receive the following:
•
A cash payment equal to the Eligible Employee’s annual base salary, payable in substantially equal installment payments over the one-year period following termination, in accordance with the Company’s normal payroll practices; and

•
Reimbursement for the Eligible Employee’s monthly COBRA premiums for the 12-month period following termination or until the Eligible Employee receives substantially similar medical coverage from another employer.

CIC Qualifying Termination.   Upon a CIC Qualifying Termination, an Eligible Employee will receive the following:
•
A cash payment equal to the Eligible Employee’s annual base salary, payable in a lump sum on the next payroll date after the 61st day following termination; and

•
Reimbursement for the Eligible Employee’s monthly COBRA premiums for the 12-month period following termination, or until the Eligible Employee receives substantially similar medical coverage from another employer.

The severance payments are subject to the Eligible Employee’s execution of a severance agreement within 60 days following termination that includes a release of claims and certain non-solicitation, confidentiality, and non-disparagement restrictions.
The Company may amend or terminate the Severance Plan at any time by providing at least 90-day advance written notice to each Eligible Employee, provided that no such amendment or termination that has the effect of reducing or diminishing the right of any Eligible Employee will be effective unless one year’s advance written notice is provided to Eligible Employees, and such amendment or termination will not be effective if a Change in Control occurs during the one-year notice period.
Agreement with Joe Bergera
In connection with his hiring, we entered into an employment agreement with Joe Bergera, our Chief Executive Officer, dated September 8, 2015, pursuant to which Mr. Bergera will receive an annual base salary of $385,000, which may be increased from time to time at the discretion of the Compensation Committee. Mr. Bergera will also be eligible to participate in our executive bonus plan as then in effect and his potential bonus for each year will be established annually by the Board or a committee of the Board. The agreement renews for successive one-year periods until September 2025 unless either we or Mr. Bergera provide written notice of non-renewal at least 30 days prior to the end of the initial term or renewal term, as applicable.

If Mr. Bergera’s employment with the Company is terminated without Cause (as such term is defined in the agreement) during the term of the agreement, Mr. Bergera will be entitled to receive (i) salary continuation payments for 12 months following his termination, (ii) a lump sum payment equal to the pro-rated portion of his target bonus established by the Compensation Committee for the fiscal year in which his employment is terminated, and (iii) reimbursement for the cost of COBRA coverage for a period of up to 12 months following the termination. If Mr. Bergera is terminated without Cause or resigns for Good Reason within 12 months following a Change in Control (as such terms are defined in the agreement) (such termination or resignation, a “CIC Termination”), Mr. Bergera will be entitled to receive (i) a lump sum payment equal to 125% of his base salary as then in effect, (ii) a lump sum payment equal to the pro-rated portion of his target bonus established by the Compensation Committee for the fiscal year in which the CIC Termination occurs, and (iii) reimbursement for the cost of COBRA coverage for a period of up to 12 months following the CIC Termination. In addition, upon termination of his employment due to death, Mr. Bergera’s estate or beneficiaries will be entitled to receive a lump sum payment in the aggregate equal to 50% of his then current base salary.
Potential Payments upon Termination of Employment and Change in Control Table
The following table illustrates an estimated amount of compensation or other benefits potentially payable to each of our named executive officers as of March 31, 2021 that could be triggered upon termination of such named executive officer’s employment under various scenarios. We have assumed that all salary payments or any expenses the executive may be due have been paid currently. The amounts shown assume that such termination (and in the case of a change in control, the change in control) was effective as of March 31, 2021, and, therefore, are estimates of the amounts that would have been paid to such named executive officers upon their termination. The value of equity award acceleration reflected in the table below was calculated using the closing price of $6.17 per share of our common stock on March 31, 2021. The value for option awards is calculated as the difference between the closing price of our common stock of $6.17 on March 31, 2021 and the exercise price per share of the award multiplied by the number of shares vesting. Actual amounts to be paid can only be determined at the time of such named executive officer’s termination from the Company. These benefits do not include any amounts with respect to fully vested benefits under the DC Plan, which are described above under “Non-Qualified Deferred Compensation for Fiscal 2021” or our 401(k) Plan.
	No Change in Control			Change in Control
	Termination Without Cause or for Good Reason ($)	Death ($)(1)	Disability ($)(2)	Termination Without Cause or for Good Reason ($)	Death ($)(1)	Disability ($)(2)
Joe Bergera
Cash Severance(3)	$752,500	$215,000	$143,333	$860,000	$215,000	$107,500
Medical Benefits(4)	13,048	13,048	4,349	13,048	13,048	4,349
Equity Award Acceleration(5)	—	$62,712	$62,712	6,850,080	449,654	449,654
Estimated Total	$765,548	$290,760	$210,394	$7,723,128	$677,702	$561,503
Douglas L. Groves
Cash Severance(3)	$400,000	—	—	$400,000	—	—
Medical Benefits(4)	13,048	—	—	13,048	—	—
Equity Award Acceleration(5)	—	20,848	20,848	472,121	149,468	149,468
Estimated Total	$413,048	$20,848	$20,848	$885,169	$149,468	$149,468
Todd Kreter
Cash Severance(3)	$290,000	—	—	$290,000	—	—
Medical Benefits(4)	7,761	—	—	7,761	—	—
Equity Award Acceleration(5)	—	14,777	14,777	832,981	104,398	104,398

	No Change in Control			Change in Control
	Termination Without Cause or for Good Reason ($)	Death ($)(1)	Disability ($)(2)	Termination Without Cause or for Good Reason ($)	Death ($)(1)	Disability ($)(2)
Estimated Total	$297,761	$14,777	$14,777	$1,130,742	$104,398	$104,398
Ramin Massoumi
Cash Severance(3)	$280,000	—	—	$280,000	—	—
Medical Benefits(4)	13,048	—	—	13,048	—	—
Equity Award Acceleration(5)	—	14,777	14,777	494,249	104,398	104,398
Estimated Total	$293,048	$14,777	$14,777	$787,297	$104,398	$104,398

(1)
Only Mr. Bergera is entitled to cash termination benefits upon death. Amount includes Mr. Bergera’s 50% of Mr. Bergera’s annual base salary payable under his employment agreement. Each named executive officer is also eligible for certain accelerated vesting of outstanding equity awards in the event of death or permanent disability, as described in the narrative preceding this table.

(2)
Only Mr. Bergera is entitled to cash termination benefits upon Disability (as defined in Mr. Bergera’s employment agreement). Amounts assume continuation of base salary and benefit continuation coverage by Mr. Bergera for a total of one hundred twenty (120) days.

(3)
Calculation of cash severance benefits for the various termination scenarios is described in the narrative preceding this table. Only Mr. Bergera is entitled to a pro-rated portion of his target bonus established by the Compensation Committee.

(4)
Calculated based on the premiums payable to elect benefit continuation coverage by the named executive officer pursuant to COBRA for twelve (12) months and for the actual level of group medical, dental and vision coverage in effect as of March 31, 2021.

(5)
Each named executive officer is also eligible for certain accelerated vesting of outstanding equity awards in the event of a termination without cause or resignation for good reason within 18 months following a change in control as described in the narrative preceding this table. The acceleration of outstanding PSUs held by our named executive officers was assumed to be at “target” levels for purposes of the foregoing tables.

Indemnification of Directors and Officers
Under Section 145 of the Delaware General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and our bylaws require us to advance litigation expenses upon receipt of an undertaking by the director or officer. If it is ultimately determined that the director or officer is not entitled to indemnification, the director or officer is required to repay such advances. The bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

We have entered into agreements to indemnify certain of our directors and officers in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, indemnify such directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of Iteris, or as a director or officer of any other company or enterprise to which the person provides services at our request.
Equity Compensation Plan Information
The following table summarizes information as of March 31, 2021 regarding shares of our common stock that may be issued under our equity compensation plans, including the 2007 Omnibus Incentive Plan, the 2016 Omnibus Incentive Plan, ESPP and the Inducement Plan. Other than the Inducement Plan, each of these plans has been approved by our stockholders.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	5,527,483(1)	$3.76	1,315,079(2)
Equity compensation plans not approved by security holders(3)	179,914	$2.98	120,086

(1)
Includes 5,527,483 shares subject to outstanding stock option awards, 401,455 shares subject to outstanding RSU awards and 68,285 shares subject to outstanding PSUs (at “target” performance levels), as of March 31, 2021.

(2)
Includes 720,079 shares remaining available for issuance under the ESPP as of March 31, 2021, of which 720,079 shares were eligible to be purchased pursuant to the offering period in effect on such date.

(3)
On December 4, 2020, the Board of Directors approved the Inducement Plan in conjunction with the TrafficCast acquisition. The terms of the Inducement Plan are substantially similar to the terms of the Company’s 2016 Omnibus Incentive Plan with the exception that incentive stock options may not be granted under the Inducement Plan. The Inducement Plan was adopted by the Board of Directors without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.
The Board initially reserved 300,000 shares of the Company’s common stock for issuance pursuant to awards granted under the Inducement Plan. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the Inducement Plan may only be made to an employee who has not previously been an employee or member of the Board or any parent or subsidiary, or following a bona fide period of non-employment by the Company or a parent or subsidiary, and only if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary. No future awards will be issued under the Inducement Plan.

Proposal 4: Ratification of Selection Of Independent Registered Public Accounting Firm
The accounting firm of Deloitte & Touche LLP (“Deloitte”) has been engaged by our Audit Committee to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2022. Deloitte has been our principal independent registered public accounting firm since October 2015. Information regarding the services provided to us by Deloitte during Fiscal 2021 and Fiscal 2020 is set forth below under the heading entitled “Matters Related to Independent Registered Public Accounting Firm.”
We are asking our stockholders to ratify the selection by the Audit Committee of Deloitte as our independent registered public accounting firm to audit our consolidated financial statements for Fiscal 2022 and to perform other appropriate services. Although stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the appointment of Deloitte to our stockholders for ratification at the Annual Meeting as a matter of good corporate governance and to provide a means by which our stockholders may communicate their opinion to the Audit Committee. In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee feels that such a change would be in the best interests of the Company and our stockholders.
A representative of Deloitte is expected to be present at the Annual Meeting, and that representative will have the opportunity to make a brief presentation to the stockholders if he or she so desires and is expected to be available to respond to appropriate questions from stockholders.
Vote Required
The affirmative vote of a majority of the common stock, present or represented by proxy and entitled to vote at the Annual Meeting, will be required for ratification of the selection of Deloitte as our independent registered public accounting firm for Fiscal 2022.
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote “FOR” the ratification and approval of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for Fiscal 2022.

Matters Related To Independent Registered Public Accounting Firm
Fees Paid to Independent Registered Public Accounting Firm
The following table sets forth the fees we have paid to Deloitte in the following categories and amounts during Fiscal 2021 and Fiscal 2020:
Fee Category	Year Ended March 31,
	2021	2020
Audit fees	$1,010,220	$990,000
Audit related fees	91,895	107,000
Tax fees	—	—
All other fees	—	—
Total fees	$1,102,115	$1,097,000
Audit Fees.    Audit fees consist of fees billed for professional services rendered in connection with the audit of our overhead rate and the audit of our annual consolidated financial statements for the applicable fiscal year and review of our consolidated financial statements included in our quarterly reports on Form 10-Q, annual report on Form 10-K (and 10-K/A) and other regulatory filings for such fiscal year.
Audit Related Fees.   Audit related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reporting under “Audit Fees.” Audit related fees for Fiscal 2021 were related to the TrafficCast acquisition and the review of our registration statements on Form S-8 and Form S-3 and a subscription to Deloitte’s Accounting Research Tool. Audit related fees for Fiscal 2020 were related to the review of registration statements on Form S-3 and Form S-3/A, comfort letter services, and review of the transaction to sell the Company’s AWA segment to DTN.
Tax Fees.   Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. There were no tax fees billed by Deloitte for Fiscal 2021 or Fiscal 2020.
All Other Fees.   There were no fees were billed by Deloitte in Fiscal 2021 or Fiscal 2020 for any other services.
Audit Committee Pre-Approval Policies and Procedures
All engagements for services by Deloitte or other independent registered public accountants are subject to prior approval by the Audit Committee; however, de minimis, non-audit services may instead be approved in accordance with applicable SEC rules. The prior approval of the Audit Committee was obtained for all services provided by Deloitte for Fiscal 2021 and Fiscal 2020.
The Audit Committee reviewed and discussed the services rendered by Deloitte during Fiscal 2021, as well as the fees paid for such services, and has determined that the provision of such services by Deloitte, and the fees paid for such services, were compatible with maintaining Deloitte’s independence.
Audit Committee Report
The following is the report of the Audit Committee with respect to the audited consolidated financial statements for the fiscal year ended March 31, 2021 included in the Annual Report.
Our management is responsible for the Company’s financial reporting process, including its systems of internal control over financial reporting, and for the preparation of its financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of our consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles (“GAAP”) and the effectiveness of our internal control over financial reporting. The role and responsibility of the Committee is to monitor and oversee these financial processes on behalf of the Board.

The members of the Audit Committee are not employees of Iteris and are not, nor do they represent themselves to be, accountants or auditors by profession, and they do not undertake to conduct auditing or accounting reviews or procedures. Therefore, in performing the Audit Committee’s oversight role, the Audit Committee necessarily must rely on management’s representations that it has maintained appropriate accounting and financial reporting principles and policies, and appropriate internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations, and that the Company’s financial statements have been prepared with integrity and objectivity and in conformity with GAAP, and on the representations of our independent registered public accounting firm included in its reports on the Company’s financial statements.
In this context, the Audit Committee hereby reports as follows:
1.   The Audit Committee has reviewed and discussed our consolidated audited financial statements with our management.
2.   The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and SEC.
3.   The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence.
4.   Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company’s Board, and the Board approved, that the consolidated audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2021 for filing with the SEC.
The information contained in the foregoing Audit Committee Report is not “soliciting material” and is not deemed filed with the SEC. Such report is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, and irrespective of any general incorporation language in any such filing.	Submitted by the Audit Committee of the Board of Directors: Gerard M. Mooney Laura L. Siegal Dennis W. Zank (Chairman)

Stock Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of July 13, 2021, the number and percentage ownership of our common stock by (i) all persons known to us to beneficially own more than 5% of the outstanding common stock, (ii) each of the named executive officers, (iii) each of our directors, and (iv) all of our executive officers and directors as a group. To our knowledge, except as otherwise indicated, each of the persons named in this table has sole voting and investment power with respect to the common stock shown as beneficially owned, subject to community property and similar laws, where applicable.
Name and Address of Beneficial Owner(1)	Common Stock
	Amount and Nature of Beneficial Ownership(2)	Percent of Class(2)
Black Rock, Inc.(3)	3,073,101	7.3%
Royce & Associates, LP(4)	2,734,331	6.5
The Vanguard Group(5)	2,308,813	5.5
Cowen Prime Advisors(6)	2,140,092	5.06
Joe Bergera(7)	1,755,216	4.25
Douglas L. Groves(8)	65,555	*
Todd Kreter(9)	262,190	*
Ramin Massoumi(10)	240,921	*
Anjali Joshi(11)	11,750	*
Gerard M. Mooney(12)	47,557	*
Luke P. Schneider(13)	10,878	*
Laura L. Siegal(14)	42,416	*
Thomas L. Thomas(15)	175,417	*
Dennis W. Zank(16)	14,424	*
All executive officers and directors as a group (10 persons)(17)	2,385,403	5.64%

*
Less than 1%.

(1)
The address of each of the directors and officers is 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705.

(2)
Based on 42,281,621 shares of common stock outstanding as of July 13, 2021. Shares of common stock subject to options or warrants which are exercisable within 60 days of July 13, 2021 deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person. Other than as described in the preceding sentence, shares issuable upon exercise of outstanding options and warrants are not deemed to be outstanding for purposes of this calculation. In addition to the shares held in the individual’s name, the number of shares indicated also includes shares held for the benefit of the named person under our 401(k) plan.

(3)
Pursuant to a Schedule 13G/A filed on January 29, 2021 with the SEC, BlackRock, Inc. reported that through the following subsidiaries, it has sole dispositive power with respect to 3,102,725 shares and sole voting power with respect to 3,073,101 shares: BlackRock Advisors, LLC, BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC. The address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10005.

(4)
Pursuant to a Schedule 13G filed on January 27, 2021 with the SEC, Royce & Associates, LP reported through one or more investment companies or other managed accounts that are investment management clients of Royce & Associates, LP, an indirect majority owned subsidiary of Franklin Resources, Inc., it has sole dispositive and voting power with respect to 2,734,331 shares. The address for Royce & Associates, LP is 745 Fifth Avenue, New York, NY 10151.
(5)
Pursuant to a Schedule 13G filed on February 10, 2021 with the SEC, The Vanguard Group, Inc. reported that it directly and through its wholly-owned subsidiary, Vanguard Fiduciary Trust Company, has shared voting power with respect to 80,065 shares, sole dispositive power with respect to 2,213,988 shares and shared dispositive power with respect to 94,825 shares. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(6)
Pursuant to a Schedule 13G filed on February 4, 2020 with the SEC, Cowen Prime Advisors, a division of Cowen Prime Services LLC, reported that, through its various clients, it has shared dispositive power with respect to 2,140,092 shares. The address for Cowen Prime Advisors is 599 Lexington Avenue, Floor 21, New York, NY 10022.

(7)
Consists of (i) 92,716 shares held directly by Mr. Bergera and (ii) 1,662,500 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 13, 2021.

(8)
Consists of (i) 10,000 shares held in a trust, of which Mr. Groves is a trustee, (ii) 5,555 shares held in the ESPP, and (iii) 50,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 13, 2021.

(9)
Consists of (i) 83,132 shares held directly by Mr. Kreter, (ii) 308 shares held in an individual retirement account by Mr. Kreter, and (iii) 178,750 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 13, 2021.

(10)
Consists of (i) 27,996 shares held directly by Mr. Massoumi, (ii) 31,624 shares held in a trust, of which Mr. Massoumi is a trustee, (iii) 2,551 shares are held in Mr. Massoumi’s 401(k) plan, and (iv) 178,750 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 13, 2021.

(11)
Consists of (i) 2,181 shares held directly by Ms. Joshi and (ii) 9,569 shares subject to RSUs that vest within 60 days after July 13, 2021.

(12)
Consists of (i) 37,988 shares held directly by Mr. Mooney and (ii) 9,569 shares subject to RSUs that vest within 60 days after July 13, 2021.

(13)
Consists of (i) 1,309 shares held directly by Mr. Schneider and (ii) 9,569 shares subject to RSUs that vest within 60 days after July 13, 2021.

(14)
Consists of (i) 32,847 shares held directly by Ms. Siegal and (ii) 9,569 shares subject to RSUs that vest within 60 days after July 13, 2021.

(15)
Consists of (i) 48,702 shares held directly by Mr. Thomas, (ii) 117,146 shares held by Mr. Thomas’s Trust, and (iii) 9,569 shares subject to RSUs that vest within 60 days after July 13, 2021.

(16)
Consists of (i) 4,855 shares held directly by Mr. Zank and (ii) 9,569 shares subject to RSUs that vest within 60 days after July 13, 2021.

(17)
Includes (i) 2,070,000 shares issuable upon exercise of options held by the executive officers and directors as a group that are currently exercisable or will become exercisable within 60 days after July 13, 2021 and (ii) 47,845 shares subject to RSUs held by the executive officers and directors as a group that vest within 60 days of July 13, 2021.

Environmental, Social, Governance and Related Matters
We believe that leadership in ethical, environmental, social and governance practices and related matters will have a positive impact on our business, employees, customers and communities we serve. Accordingly, we adopted policies and practices that help us to implement these standards.
Code of Ethics and Business Conduct
Our Board has adopted a Code of Ethics and Business Conduct (“Code of Ethics”), which applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. The full text of our Code of Ethics is available under the “Corporate Governance” heading on the Investor Relations section of our website at www.iteris.com. We will also provide an electronic or paper copy of the Code of Ethics, free of charge, upon request made to our Corporate Secretary. If any substantive amendments are made to our Code of Ethics, or if any waiver (including any implicit waiver) of any provision of the Code of Ethics is granted that is required to be disclosed under the rules of the SEC, such amendment or waiver will be disclosed at the same location on our website, or, if required, in a current report on Form 8-K.
Environmental, Social and Governance Practices
Environmental, social and governance (“ESG”) practices are becoming increasingly important to our stockholders, customers, and employees and our Board supports Iteris in pursuing thriving communities. In June 2020, our Board adopted an Environmental Policy and Human Rights Policy to further our commitment to continually improve how Iteris operates. In November 2020, our Board ratified our Occupational Health and Safety Policy Statement to support safety practices and maintaining a healthy work environment. In December 2020, our Board ratified our Policy Statement Against Trafficking in Persons and Slavery to instill a climate of full compliance with laws concerning prohibitions of trafficking in persons, including implementing a standard annual mandatory training program on anti-slavery and human trafficking to employees. The full text of our Environmental Policy, Human Rights Policy, Occupational Health and Safety Policy, and Statement Against Trafficking in Persons and Slavery are available under the “Corporate Governance” heading on the Investor Relations section of our website at www.iteris.com.
Supply Chain Responsibility
We are committed to advancing supply chain responsibility by reducing risk, improving product quality, and raising overall performance of our suppliers. In furtherance of this commitment, in December 2020 our Board ratified our Conflict Minerals Policy Statement to support preventing profits from the sale of tantalum, tin, tungsten, and gold from funding conflict in the Democratic Republic of the Congo and adjoining countries. The full text of our Conflict Minerals Policy Statement is available under the “Corporate Governance” heading on the Investor Relations section of our website at www.iteris.com.
Diversity and Inclusion
Consistent with our core values, we promote diversity and inclusion in every aspect of our business. We are an equal opportunity employer and make employment decisions on the basis of merit. We administer all phases of our employment practices without regard to race, religious creed, color, national origin, ancestry, disability, sex, gender, gender identity, gender expression, sexual orientation, transgender identity, age, military or veteran status, or any other consideration made unlawful by law. Additionally, as a contractor for the United States Government, we develop and implement an affirmative action plan to (1) assess our inclusion of women, members of minority groups, protected veterans, and individuals with disabilities into our workforce, (2) establish goals for increased inclusion and (3) implement strategies to reach those goals. In furtherance of these values, our Board has adopted the Diversity and Inclusion Policy to promote encouragement to develop our employees to their full potential and utilize their unique talents. The full text of our Diversity and Inclusion Policy is available under the “Corporate Governance” heading on the Investor Relations section of our website at www.iteris.com.

Investment in our Employees
There are several programs we implemented and maintain for the financial and educational well-being of our employees and their families. For example, we have an Employee Stock Purchase Plan (“ESPP”), which provides employees with the opportunity to share in the ownership of Iteris and its performance through the purchase of shares of the Company’s stock. ESPP allows eligible employees to accumulate contributions through after-tax payroll deductions to purchase shares of Iteris stock at a 5% discount. Our 401(k) plan has an 91.4% participation rate among eligible employees, with annual training and monthly educational sessions held at each Iteris location. Finally, we have developed and implemented the Iteris leadership development program which is facilitated by an independent management consulting firm. In Fiscal 2021, there were 15 graduates from the program and we anticipate a similar number of graduates in Fiscal 2022.
Additional Matters
Certain Transactions with Related Persons
Since April 1, 2020, other than the agreements and transactions described in “Executive Compensation and Other Matters” above, there has not been, nor is there any proposed transaction, where we (or any of our subsidiaries) were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two fiscal years and in which any director, director nominee, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
Annual Report
A copy of our Annual Report (excluding the exhibits thereto) accompanies the proxy materials being mailed to all stockholders. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material. Stockholders may obtain a copy of the Annual Report and any of our other filings with the SEC, without charge, by writing to Investor Relations, Iteris, Inc., 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705. The Annual Report (including the exhibits thereto) is also available on the SEC’s website at www.sec.gov.
Delivery of Documents to Stockholders Sharing an Address
Some street name holders of our common stock may be “householding” our proxy statements and annual reports, which means that we will deliver only one copy of our proxy statement and annual report to multiple stockholders who share the same address (if they appear to be members of the same family), unless we have received instructions to the contrary. This procedure reduces our printing and mailing costs and related fees. Upon request, we will promptly deliver a separate copy of either document to you if you write us at our corporate offices at Iteris, Inc., 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705, Attention: Corporate Secretary, Telephone: (949) 270-9400. You may also contact us or your Nominee if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
Deadline for Receipt of Stockholder Proposals
Stockholders may present proposals for action at a future meeting or nominate persons for the election of directors only if they comply with the requirements of the proxy rules established by the SEC and our bylaws. Pursuant to Rule 14a-8 of the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). Stockholder proposals that are intended to be presented at our 2022 Annual Meeting and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us not later than March 31, 2022.
If a stockholder wishes to submit a proposal which is not intended to be included in our proxy statement under Rule 14a-8 of the Exchange Act, or wishes to nominate a person as a candidate for election to the Board, the proposal or nomination must be received by us on or between May 12, 2022 and June 11,

2022. If the date of the 2022 Annual Meeting of Stockholders is called for a date that is not within 30 days before or after the anniversary date of the 2021 Annual Meeting of Stockholders, then the stockholder must submit any such proposal or nomination not later than the close of business of the 10th day following the earlier of (i) the day on which the notice of the meeting was mailed or (ii) public disclosure of the date of such meeting is first made. Stockholders are advised to review our bylaws which contain these advance notice requirements with respect to advance notice of stockholder proposals and director nominations.
In addition, with respect to any proposal that a stockholder presents at the 2022 Annual Meeting that is not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy solicited by the Board for such annual meeting will confer discretionary voting authority to vote on such stockholder proposal to the extent permitted under Rule 14a-4 under the Exchange Act.
Stockholder proposals must be in writing and should be addressed to our Corporate Secretary, at our principal executive offices at 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The presiding officer of the 2021 Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our bylaws and conditions established by the SEC.
Other Matters
The Board is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this proxy statement. If any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.
THE BOARD OF DIRECTORS OF ITERIS, INC.
Santa Ana, California July 27, 2021

Appendix A
Iteris, Inc.
2016 Omnibus Incentive Plan
(Amended and Restated Effective September 9, 2021)
Article 1
General Provisions
1.1
PURPOSE OF THE PLAN

This 2016 Omnibus Incentive Plan (the “Plan”) is intended to promote the interests of Iteris, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.
The Plan serves as the successor to the Corporation’s 2007 Omnibus Incentive Plan (the “Predecessor Plan”), and no further awards shall be made under the Predecessor Plan on or after the Original Plan Effective Date. All awards outstanding under the Predecessor Plan on the Original Plan Effective Date shall remain outstanding under the Predecessor Plan and shall be governed solely by the terms of the documents evidencing such award, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards.
Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.
1.2
TYPES OF AWARDS

Awards may be made under the Plan in the form of (i) options, (ii) stock appreciation rights, (iii) stock awards, (iv) restricted stock units, (v) cash incentive awards and (vi) dividend equivalent rights.
1.3
ADMINISTRATION OF THE PLAN

(a)   The Compensation Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders. Administration of the Plan with respect to all other persons eligible to participate in the Plan may, at the Board’s discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer those programs with respect to such persons. To the extent permitted by law, the Board or the Compensation Committee may delegate any or all of its authority to administer the Plan with respect to one or more classes of eligible persons (other than Section 16 Insiders) to one or more officers of the Corporation.
(b)   Members of the Compensation Committee or any Secondary Board Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Board Committee and reassume all powers and authority previously delegated to such committee.
(c)   Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full authority to determine (i) which eligible persons are to receive Awards under the Plan, (ii) the type, size, terms and conditions of the Awards to be made to each Participant, (iii) the time or times when those Awards are to be made, (iv) the number of shares or amount of payment to be covered by each such Award, (v) the time or times when the Award is to become exercisable, (vi) the status of an option for federal tax purposes, (vii) the maximum term for which an Award is to remain outstanding, (viii) the vesting and issuance schedules applicable to the shares which are the subject of the Award, (ix) the cash consideration (if any) payable for those shares and the form (cash or shares of Common Stock) in which the Award is to be settled, (x) the vesting schedule for a cash incentive award, and (xi) with respect to performance-based Awards, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, and the payout schedule for each such Award.
(d)   Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any Award thereunder.
(e)   Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.
1.4
ELIGIBILITY

(a)   The persons eligible to participate in the Plan are as follows:
(i)   Employees,
(ii)   Non-Employee Directors and non-employee members of the board of any Parent or Subsidiary, and
(iii)   consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary) who can be granted an Award that is eligible to be registered on a Form S-8 Registration Statement.
1.5
STOCK SUBJECT TO THE PLAN

(a)   The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. Subject to the add back provisions of Section 1.5(h) and adjustment pursuant to Section 1.5(j), the number of shares reserved for issuance under the Plan shall be 9,263,602. The share reserve is comprised of (i) 3,400,108 shares, representing the share reserve available on the Original Plan Effective Date (after taking into account Awards granted under the Predecessor Plan after July 22, 2016 and prior to the Original Plan Effective Date), (ii) the 103,494 shares added to the Plan as a result of the expiration, cancellation, forfeiture or termination of Awards under the Predecessor Plan after the Original Plan Effective Date; (iii) the 2,400,000-share increase approved by the Board on August 6, 2018 and by the Company’s stockholders on October 11, 2018 at the 2018 Annual Stockholders Meeting; and (iv) the 3,360,000-share increase approved by the Board on July 15, 2021, subject to stockholder approval at the 2021 Annual Stockholders Meeting.
(b)   Subject to adjustment pursuant to Section 1.5(j), the maximum number of shares of Common Stock that may be issued pursuant to Incentive Options granted under the Plan shall be 10,000,000.
(c)   The maximum number of shares of Common Stock for which options and stock appreciation rights that are settled in shares may be granted to any person under the Plan in any fiscal year shall not exceed 2,000,000 shares of Common Stock in the aggregate.
(d)   The maximum number of shares of Common Stock for which Awards (other than options and stock appreciation rights that are settled in shares) may be granted to any person under the Plan in any fiscal year shall not exceed 2,000,000 shares of Common Stock (which limit shall refer to the maximum amount that can be earned) in the aggregate.
(e)   During any fiscal year no Participant may be granted cash incentive awards under which a total of more than $3,000,000 may be earned for each twelve (12) months in the performance period.
(f)   The maximum aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards made to any Non-Employee Director under the Plan in any fiscal year, taken together with any cash payments (including the annual retainer and any other compensation) paid to such Non-Employee Director in respect of such fiscal year, shall not exceed $350,000 in total value.

(g)   The number of shares of Common Stock reserved for award and issuance under this Plan pursuant to Section 1.5(a) shall be reduced on a one-for-one basis for each share of Common Stock subject to an option or stock appreciation right and by a fixed ratio of 1.52 shares of Common Stock for each share of Common Stock subject to a Full Value Award.
(h)   Shares of Common Stock subject to outstanding Awards or awards granted under the Predecessor Plan that are outstanding s of the Restated Plan Effective Date shall be available for subsequent award and issuance under the Plan to the extent those Awards or Predecessor Plan awards expire, are forfeited or cancelled or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards or Predecessor Plan awards. Any shares that again become available for Awards under the Plan pursuant to this Section shall be added as (i) one (1) share for every one (1) share subject to options or stock appreciation rights granted under the Plan and the Predecessor Plan, (ii) as 1.52 shares for every one (1) share subject to Awards other than options or stock appreciation rights granted under the Plan and the Predecessor Plan, and (iii) for each unvested share issued under the Plan and the Predecessor Plan for cash consideration not less than the Fair Market Value per share of Common Stock on the date of grant and subsequently repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan and Predecessor Plan, as applicable, one share shall become available for subsequent award and issuance under the Plan.
(i)   Should the exercise price of an option or any withholding taxes incurred in connection with the exercise of an option under the Plan (or any options granted under the Predecessor Plan) be paid with shares of Common Stock (whether through the withholding of a portion of the otherwise issuable shares or through the tender of actual outstanding shares), then in each such case, the shares so tendered or withheld shall be added to the shares of Common Stock available for grant under the Plan on a one-for-one basis. Upon the exercise of any stock appreciation right under the Plan, the share reserve shall be reduced only by the net number of shares issued upon such exercise and not by the gross number of shares as to which such right is exercised. If shares of Common Stock are withheld by the Corporation, or if shares of Common Stock are tendered by the Participant, in either case, in satisfaction of the withholding taxes incurred in connection with the vesting or settlement of a Full Value Award (or an award other than a stock option or stock appreciation right that was granted under the Predecessor Plan), then in each such case the shares of Common Stock so tendered or withheld shall be added to the shares of Common Stock available for issuance under the Plan in accordance with the ratio described in Sections 1.5(h) above.
(j)   Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation, reincorporation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options and stock appreciation rights that are settled in shares under the Plan in any fiscal year, (iii) the maximum number and/or class of securities for which any one person may be granted Awards (other than options and stock appreciation rights that are settled in shares) under the Plan in any fiscal year, (iv) the maximum number and/or class of securities that may be issued pursuant to Incentive Options, (v) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Plan and the consideration (if any) payable per share, and (vi) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share. The adjustments shall be made in such manner as the Plan Administrator deems appropriate and such adjustments shall be final, binding and conclusive. In addition, in the event of a Change in Control, the provisions of Section 2.7 shall apply.
(k)   Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
(l)   Substitute Awards shall not reduce the shares authorized for issuance under the Plan or the limitations on grants to a Participant under Section 1.5(c) or 1.5(d), nor shall shares subject to a terminated, cancelled or forfeited Substitute Award be added to the shares available for issuance under the Plan as provided above. Additionally, in the event that a company acquired by the Company or any Subsidiary (or Parent) or with which the Company or any Subsidiary (or Parent) combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan (and shares subject to such Awards shall not be added to the shares available for issuance under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination. For purposes of this section, “Substitute Awards” shall mean Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary (or Parent) or with which the Company or any Subsidiary (or Parent) combines.
Article 2
Awards
2.1
OPTIONS

(a)   Authority.   The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant Incentive Options and Non-Statutory Options evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such agreement shall not be inconsistent with the terms specified below. Each agreement evidencing an Incentive Option shall, in addition, be subject to the provisions of Section 2.1(f) below.
(b)   Exercise Price.
(i)   The exercise price per share shall be fixed by the Plan Administrator; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.
(ii)   The exercise price shall be payable in one or more of the following forms as determined by the Plan Administrator and specified in the Award Agreement:
(A)   cash or check made payable to the Corporation,
(B)   shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,
(C)   shares of Common Stock otherwise issuable under the option but withheld by the Corporation in satisfaction of the exercise price, with such withheld shares to be valued at Fair Market Value on the exercise date, or
(D)   to the extent the option is exercised for vested shares of Common Stock, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
(c)   Exercise and Term of Options.   Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the Award Agreement evidencing the option, subject to Section 2.9. However, no option shall have a term in excess of ten (10) years measured from the option grant date.
(d)   Effect of Termination of Service.
(i)   The following provisions shall govern the exercise of any options that are outstanding at the time of the Participant’s cessation of Service or death:
(A)   Any option outstanding at the time of the Participant’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.
(B)   Any option held by the Participant at the time of the Participant’s death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Participant’s estate or by the person or persons to whom the option is transferred pursuant to the Participant’s will or the laws of inheritance or by the Participant’s designated beneficiary or beneficiaries of that option.
(C)   Should the Participant’s Service be terminated for Misconduct or should the Participant otherwise engage in Misconduct while holding one or more outstanding options, then all of those options shall terminate immediately and cease to be outstanding.
(D)   During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable. No additional shares shall vest under the option following the Participant’s cessation of Service except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.
(ii)   The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:
(A)   extend the period of time for which the option is to remain exercisable following the Participant’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term;
(B)   include an automatic extension provision whereby the specified post-Service exercise period in effect for any option shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option; and/or
(C)   permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Participant’s cessation of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service.
(e)   Repurchase Rights.   The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Participant exercise an option for unvested shares and subsequently cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.
(f)   Incentive Options.   The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section 2.1(f), all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section 2.1(f).
(i)   Eligibility.   Incentive Options may only be granted to Employees.
(ii)   Dollar Limitation.   The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.
(iii)   10% Stockholder.   If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.
2.2
STOCK APPRECIATION RIGHTS

(a)   Authority.   The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such agreement shall not be inconsistent with the terms specified below.
(b)   Types.   Two types of stock appreciation rights shall be authorized for issuance under this Section 2.2: (i) tandem stock appreciation rights (“Tandem Rights”) and (ii) stand-alone stock appreciation rights (“Stand-alone Rights”).
(c)   Tandem Rights.   The following terms and conditions shall govern the grant and exercise of Tandem Rights.
(i)   One or more Participants may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, subject to Section 2.9, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Participant is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.
(ii)   Any distribution to which the Participant becomes entitled upon the exercise of a Tandem Right may be made in (i) shares of Common Stock valued at Fair Market Value on the option surrender date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award Agreement.
(d)   Stand-Alone Rights.   The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:

(i)   One or more Participants may be granted a Stand-alone Right not tied to any underlying option. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish, subject to Section 2.9. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date.
(ii)   Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.
(iii)   The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.
(iv)   The distribution with respect to an exercised Stand-alone Right may be made in (i) shares of Common Stock valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.
(v)   The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.
(e)   Exercise or Base Price.   The exercise or base price per share shall be fixed by the Plan Administrator; provided, however, that such exercise or base price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.
(f)   Post-Service Exercise.   The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the Participant’s Service shall be substantially the same as those set forth in Section 2.1(d) for the options granted under the Plan, and the Plan Administrator’s discretionary authority under Section 2.1(d)(ii) shall also extend to any outstanding Tandem or Stand-alone Appreciation Rights.
2.3
STOCK AWARDS

(a)   Authority.   The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock awards either as vested or unvested shares of Common Stock, through direct and immediate issuances. Each stock award shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such agreement shall not be inconsistent with the terms specified below.
(b)   Consideration.   Shares of Common Stock may be issued under a stock award for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:
(i)   cash or check made payable to the Corporation,
(ii)   past services rendered to the Corporation (or any Parent or Subsidiary); or
(iii)   any other valid consideration under the State in which the Corporation is at the time incorporated.
(c)   Vesting Provisions.
(i)   Stock awards may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance as a bonus for Service rendered or may vest in one or more installments over the Participant’s period of Service and/or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any stock award shall be determined by the Plan Administrator and incorporated into the Award Agreement.

(ii)   The Plan Administrator shall also have the discretionary authority to structure one or more stock awards so that the shares of Common Stock subject to those Awards shall vest upon the achievement of pre-established performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the grant of the Award.
(iii)   Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under a stock award or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.
(iv)   The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies.
(v)   Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate. For the avoidance of doubt, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any stock Award that is subject to vesting shall be accumulated, subject to restrictions and risk of forfeiture to the same extent as the underlying Award, and shall be paid at the time such restrictions and risk of forfeiture lapse. Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Corporation for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.
2.4
RESTRICTED STOCK UNITS

(a)   Authority.   The Plan Administrator shall have the full power and authority, exercisable in its sole discretion, to grant restricted stock units evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such agreement shall not be inconsistent with the terms specified below.
(b)   Terms.   Each restricted stock unit award shall entitle the Participant to receive the shares underlying that Award (or an amount based on the value of the shares) upon vesting or upon the expiration of a designated time period following the vesting of those Awards. Payment of shares underlying a restricted stock unit Award may be deferred for a period specified by the Plan Administrator at the time the restricted stock unit is initially granted or (to the extent permitted by the Plan Administrator) designated by the Participant pursuant to a timely deferral election made in accordance with the requirements of Code Section 409A. Restricted stock units subject to performance vesting may also be structured so that the underlying shares are convertible into shares of Common Stock (or a payment based on the value of the shares), but the rate at which each share is to so convert shall be based on the attained level of performance for each applicable performance objective.
(c)   Vesting Provisions.
(i)   Restricted stock units may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant’s period of Service or upon the attainment of specified performance objectives.

(ii)   The Plan Administrator shall also have the discretionary authority to structure one or more restricted stock unit awards so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of pre-established performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the grant of the Award.
(iii)   Outstanding restricted stock units shall automatically terminate without any payment if the designated Performance Goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to make a payment under one or more outstanding Awards of restricted stock units as to which the designated Performance Goals or Service requirements have not been attained or satisfied.
(d)   Payment.   Restricted stock units that vest may be settled in (i) cash, (ii) shares of Common stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion.
2.5
CASH INCENTIVE AWARDS

(a)   The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant cash incentive awards. The Plan Administrator shall determine the terms and conditions applicable to cash incentive awards, including the criteria for the vesting and payment of cash incentive awards. Cash incentive awards shall be based on such measures as the Plan Administrator deems appropriate and need not relate to the value of shares of Common Stock. Cash incentive awards may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant’s period of Service or upon the attainment of specified performance objectives. Payment of cash incentive awards may be deferred for a period specified by the Plan Administrator at the time the Award is initially granted or (to the extent permitted by the Plan Administrator) designated by the Participant pursuant to a timely deferral election made in accordance with the requirements of Code Section 409A.
(b)   The Plan Administrator shall also have the discretionary authority to structure one or more cash incentive awards so that the awards shall vest upon the achievement of pre-established performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the grant of the Award.
(c)   Outstanding cash incentive awards units shall automatically terminate without any payment if the designated Performance Goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to make a payment under one or more outstanding cash incentive awards as to which the designated Performance Goals or Service requirements have not been attained or satisfied.
2.6   DIVIDEND EQUIVALENT RIGHTS
(a)   Authority.   The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant dividend equivalent rights evidenced by an Award Agreement in the form approved by the Plan Administrator; provided however, that the terms of each such agreement shall not be inconsistent with the terms specified below.
(b)   Terms.   The dividend equivalent rights may be granted as stand-alone awards or in tandem with other Awards made under the Plan, except dividend equivalent rights shall not be granted in connection with an option, stock appreciation right or cash incentive award. The term of each dividend equivalent right award shall be established by the Plan Administrator at the time of grant, but no such award shall have a term in excess of ten (10) years.
(c)   Entitlement.   Each dividend equivalent right shall represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock), which is made per issued and outstanding share of Common Stock during the term the dividend equivalent right remains outstanding. A special account on the books of the Corporation shall be maintained for each Participant to whom a dividend equivalent right is granted, and that account shall be credited per dividend equivalent right with each such dividend or distribution made per issued and outstanding share of Common Stock during the term of that dividend equivalent right remains outstanding.
(d)   Timing of Payment.   Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding share of Common Stock or may be deferred for a period specified by the Plan Administrator at the time the dividend equivalent right is initially granted or (to the extent permitted by the Plan Administrator) designated by the Participant pursuant to a timely deferral election made in accordance with the requirements of Code Section 409A. In no event, however, shall any dividend equivalent right award made with respect to an Award subject to vesting conditions vest or become payable prior to the vesting of that Award (or the portion thereof to which the dividend equivalent right award relates) and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award.
(e)   Form of Payment.   Payment of the amounts due with respect to dividend equivalent rights may be made in (i) cash, (ii) shares of Common Stock or (iii) a combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion and set forth in the Award Agreement. If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant’s book account may be based on the Fair Market Value per share of Common Stock on the date of conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as determined by the Plan Administrator in its sole discretion.
2.7
EFFECT OF CHANGE IN CONTROL

Unless otherwise provided in an Award Agreement, the following provisions shall apply with respect to Awards in the event of a Change in Control:
(a)   In the event of a Change in Control, each outstanding Award, as determined by the Plan Administrator in its sole discretion, may be (i) assumed by the successor corporation (or parent thereof), (ii) canceled and substituted with an Award granted by the successor corporation (or parent thereof), (iii) otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, or (iv) replaced with a cash retention program of the Corporation or any successor corporation (or parent thereof) which preserves the spread existing on the unvested Award shares subject to the Award at the time of the Change in Control (the excess of the Fair Market Value of those shares over the aggregate purchase price payable for such shares) and, subject to Section 2.7(c) below, provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those unvested Award shares, but only if such replacement cash program would not result in the treatment of the Award as an item of deferred compensation subject to Code Section 409A.
(b)   To the extent an outstanding Award is not assumed, substituted, continued or replaced in accordance with Section 2.7(a), such Award shall automatically vest in full immediately prior to the effective date of the Change in Control, unless the acceleration of such Award is subject to other limitations imposed by the Plan Administrator at the time of the grant of the Award. The Plan Administrator in its sole discretion shall have the authority to provide that to the extent any such Award, as so accelerated, remains unexercised and outstanding on the effective date of the Change in Control, such Award shall terminate and cease to be outstanding. The holder of such Award shall become entitled to receive, upon consummation of the Change in Control and subject to Section 2.7(c), a lump sum cash payment in an amount equal to the product of (i) number of shares of Common Stock subject to such Award and (ii) the excess of (a) the Fair Market Value per share of Common Stock on the date of the Change in Control over (b) the per share exercise price or purchase price in effect for such Award. However, any such Award shall be subject to cancellation and termination, without cash payment or other consideration due the Award holder, if the Fair Market Value per share of Common Stock on the date of such Change in Control is less than the per share exercise price or purchase price in effect for such Award. Notwithstanding the foregoing, if any Award is subject to a performance-vesting condition tied to the attainment of one or more specified Performance Goals, and such Award is not to be so assumed, substituted, continued, or replaced, that Award shall vest immediately prior to the effective date of the actual Change in Control transaction, based on actual performance as of the Change in Control, and the shares of Common Stock underlying the portion of the

Award that vests on such accelerated basis (if any) shall be issued in accordance with the applicable Award Agreement, unless such accelerated vesting is precluded by other limitations imposed in the Award Agreement.
(c)   The Plan Administrator shall have the authority to provide that any escrow, holdback, earn-out or similar provisions in the definitive agreement effecting the Change in Control shall apply to any cash payment made pursuant to Section 2.7(a) or Section 2.7(b) to the same extent and in the same manner as such provisions apply to a holder of a share of Common Stock.
(d)   Immediately following the consummation of the Change in Control, all outstanding Awards shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.
(e)   In the event of any Change in Control, the Plan Administrator in its sole discretion may determine that all outstanding repurchase rights (i) are to be assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) are to be terminated and the shares of Common Stock subject to those terminated rights are to immediately vest in full, unless such accelerated vesting is precluded by limitations imposed by the Plan Administrator at the time the repurchase right is issued.
(f)   Each Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to that Award would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise or base price or cash consideration payable per share in effect under each outstanding Award, provided the aggregate exercise or base price or cash consideration in effect for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities for which Incentive Options may be granted under the Plan, (iv) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year and (v) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards under the Plan and subject to the Plan Administrator’s approval, substitute, for the securities underlying those assumed Awards, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.
(g)   The Plan Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while an Award remains outstanding, to structure such Award so that (i) it shall automatically accelerate and vest in full (and any repurchase rights of the Corporation with respect to the unvested shares subject to that Award shall immediately terminate) upon the occurrence of a Change in Control, whether or not such Award is to be assumed in the Change in Control or otherwise continued in effect or (ii) the shares subject to such Award will automatically vest on an accelerated basis should the Participant’s Service terminate by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control in which the Award is assumed or otherwise continued in effect and the repurchase rights applicable to those shares do not otherwise terminate.
(h)   The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.
2.8
REPRICING PROGRAMS

The Plan Administrator shall not have the discretionary authority, except pursuant to Section 1.5(j), to (i) implement cancellation/regrant programs pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding options or stock appreciation rights under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in cash, other Awards, or in equity securities of the Corporation (except in the event of a Change in Control) or (iii) reduce the exercise or base price in effect for outstanding options or stock appreciation rights under the Plan, in any case without stockholder approval.
2.9
MINIMUM VESTING

Notwithstanding any other provision of the Plan to the contrary, but subject to Section 1.5(j), Section 2.7 and the last sentence of this Section 2.9, no option or stock appreciation right may vest over a period of less than one year from the date of grant of the award. Notwithstanding the foregoing, the minimum vesting requirement of this Section 2.9 shall not apply to (a) any Awards that result in the issuance of up to 5% of the available shares of Common Stock authorized for issuance under the Plan (the “5% Basket”), (b) any Awards delivered in lieu of fully-vested cash-based awards under the Plan (or other fully-vested cash awards or payments), and (c) any awards to Non-Employee Directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting. Nothing in this Section 2.9 precludes any Plan Administrator from taking action, in its sole discretion, to accelerate the vesting of any award in full or in part upon death or disability of the Participant, upon a Change in Control or upon a Participant’s termination of Service, and such vesting shall not count against the 5% Basket.
Article 3
Miscellaneous
3.1
DEFERRED COMPENSATION

(a)   The Plan Administrator may, in its sole discretion, structure one or more Awards (other than options and stock appreciation rights) so that the Participants may be provided with an election to defer the compensation associated with those Awards for federal income tax purposes. Any such deferral opportunity shall comply with all applicable requirements of Code Section 409A.
(b)   The Plan Administrator may implement a non-employee Board member retainer fee deferral program under the Plan so as to allow the non-employee Board members the opportunity to elect, prior to the start of each calendar year, to convert the Board and Board committee retainer fees to be earned for such year into restricted stock units under the Plan that will defer the issuance of the shares of Common Stock that vest under those restricted stock units until a permissible date or event under Code Section 409A. If such program is implemented, the Plan Administrator shall have the authority to establish such rules and procedures as it deems appropriate for the filing of such deferral elections and the designation of the permissible distribution events under Code Section 409A.
(c)   To the extent the Corporation maintains one or more separate non-qualified deferred compensation arrangements which allow the Participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the Plan Administrator may authorize the share reserve under the Plan to serve as the source of any shares of Common Stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the Plan shall be reduced on a share-for-share basis for each share of Common Stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.
3.2   TRANSFERABILITY OF AWARDS
The transferability of Awards granted under the Plan shall be governed by the following provisions:
(a)   Incentive Options.   During the lifetime of the Participant, Incentive Options shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or the laws of inheritance following the Participant’s death.

(b)   Other Awards.   All other Awards shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more such Awards so that the Award may be assigned in whole or in part during the Participant’s lifetime to one or more Family Members of the Participant or to a trust established exclusively for the Participant and/or such Family Members, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to a domestic relations order. The assigned portion of an Award may only be exercised (if applicable) by the person or persons who acquire a proprietary interest in the Award pursuant to the assignment. The terms applicable to the assigned portion of the Award shall be the same as those in effect for the Award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.
(c)   Beneficiary Designation.   Notwithstanding the foregoing, a Participant may, to the extent permitted by the Plan Administrator, designate one or more persons as the beneficiary or beneficiaries of some or all of his or her outstanding Awards, and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards. Such beneficiary or beneficiaries shall take the transferred Awards subject to all the terms and conditions of the applicable agreement evidencing each such transferred Award, including (without limitation) the limited time period during which the Award may be exercised (if applicable) following the Participant’s death.
3.3
STOCKHOLDER RIGHTS

A Participant shall not have any of the rights of a stockholder with respect to shares of Common Stock covered by an Award until the Participant becomes the holder of record of such shares. However, a Participant may be granted the right to receive dividend equivalents under Section 2.6 with respect to one or more outstanding Awards.
3.4
TAX WITHHOLDING

(a)   The Corporation’s obligation to deliver shares of Common Stock upon the exercise, issuance or vesting of an Award under the Plan shall be subject to the satisfaction of all applicable tax withholding requirements.
(b)   The Plan Administrator may, in its discretion, provide Participants to whom Awards are made under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the issuance, exercise, vesting or settlement of those Awards or the issuance of shares of Common Stock thereunder. Such right may be provided to any such holder in either or both of the following formats:
(i)   Stock Withholding:   The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the issuance, exercise, vesting or settlement of such Award or the issuance of shares of Common Stock thereunder, a portion of those shares with an aggregate Fair Market Value at the time of delivery equal to the percentage of the Withholding Taxes based on the minimum required tax withholding rate for the Participant, or such other rate as determined by the Plan Administrator (provided, however, that in no event shall the withholding rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such Withholding Taxes (or such other rate as may be required to avoid the liability classification of the Award under generally accepted accounting principles in the United States of America); provided, further, that the number of shares of Common Stock withheld by the Corporation under this method shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the Award under generally accepted accounting principles in the United States of America).
(ii)   Stock Delivery: The election to deliver to the Corporation, at the time of the issuance, exercise, vesting or settlement of such Award, one or more shares of Common Stock previously acquired by such individual (other than in connection with the exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the individual

(provided, however, that in no event shall the withholding rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such Withholding Taxes (or such other rate as may be required to avoid the liability classification of the Award under generally accepted accounting principles in the United States of America); provided, further, that the number of shares of Common Stock withheld by the Corporation under this method shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the Award under generally accepted accounting principles in the United States of America).
3.5
SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.
3.6
EFFECTIVE DATE AND TERM OF THE PLAN

(a)   The Plan originally became effective on the Original Plan Effective Date. This Plan is an amendment and restatement of the amended and restated Plan approved by the Board on August 6, 2018 and by the Company’s stockholders on October 11, 2018 at the 2018 Annual Stockholders Meeting (the “Existing Plan”).
(b)   This amended and restated Plan was approved by the Board on July 15, 2021, subject to stockholder approval at the 2021 Annual Stockholder Meeting, and shall be effective as of the Restated Plan Effective Date. If this amended and restated Plan is not approved by the Company’s stockholders within twelve (12) months following the Board’s adoption of this amended and restated Plan, this amended and restated Plan will not become effective and the Existing Plan will continue in full force and effect in accordance with its terms. In no event shall any changes made pursuant to this amendment and restatement apply to any Award that was outstanding on November 2, 2017 and intended to qualify as performance — based compensation under Section 162(m) of the Code to the extent such change would constitute a material modification of the Award.
(c)   The Plan shall terminate upon the earliest to occur of (i) the tenth anniversary of the date on which the Board approved this amended and restated Plan, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares, (iii) the termination of all outstanding Awards in connection with a Change in Control, or (iv) the termination of the Plan by the Board. Should the Plan terminate under subsection (iv) above, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those Awards.
(d)   No Awards may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Option be granted under this Plan after the tenth anniversary of the date on which the Board approved this amended and restated Plan.
3.7
AMENDMENT OF THE PLAN

(a)   The Board or the Compensation Committee shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Participant consents to such amendment or modification.
(b)   The Compensation Committee shall have the discretionary authority to adopt and implement from time to time such addenda or subplans to the Plan as it may deem necessary in order to bring the Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which Awards are to be made under the Plan and/or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the Awards are made.
(c)   Awards may be made under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If such stockholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.
3.8
USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.
3.9
REGULATORY APPROVALS

(a)   The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock in connection with the issuance, exercise, vesting or settlement of any Award under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.
(b)   No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.
3.10
NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.
3.11
RECOUPMENT

Participants shall be subject to any clawback, recoupment or other similar policy required by law or regulations or adopted by the Board as in effect from time to time and Awards and any cash, shares of Common Stock or other property or amounts due, paid or issued to a Participant shall be subject to the terms of such policy, as in effect from time to time.

Appendix
The following definitions shall be in effect under the Plan:
(a)   Award shall mean any of the following awards authorized for issuance or grant under the Plan: options, stock appreciation rights, stock awards, restricted stock units, cash incentive awards and dividend equivalents.
(b)   Award Agreement shall mean the written agreement(s) (which may be in electronic form) between the Corporation and the Participant evidencing a particular Award made to that individual under the Plan, as such agreement(s) may be in effect from time to time.
(c)   Board shall mean the Corporation’s Board of Directors.
(d)   Change in Control shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
(i)   Change in Control shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.
(ii)   In the absence of any other Change in Control definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:
(A)   consummation of a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing at least fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,
(B)   a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,
(C)   the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders, or
(D)   a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period (“Incumbent Directors”) or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Incumbent Directors who were still in office at the time the Board approved such election or nomination; provided that any individual who becomes a Board member subsequent to the beginning of such period and whose election or nomination was approved by two-thirds of the Board members then comprising the Incumbent Directors will be considered an Incumbent Director.
(e)   Code shall mean the Internal Revenue Code of 1986, as amended.

(f)   Common Stock shall mean the Corporation’s Common Stock.
(g)   Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members, each of whom is intended to qualify as a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act) and an “independent director” under the rules of any securities exchange or automated quotation system on which the Common Stock is then listed, quoted or traded; provided that any action taken by the Compensation Committee shall be valid and effective, whether or not one or more members of the Compensation Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this definition or otherwise provided in the charter of the Compensation Committee.
(h)   Corporation shall mean Iteris, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Iteris, Inc.
(i)   Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
(j)   Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.
(k)   Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
(i)   If the Common stock is at the time traded on a Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
(ii)   If the Common Stock is at the time quoted on a national or regional securities exchange or market system (including over-the-counter markets and the Nasdaq Capital Market) determined by the Plan Administrator to be the primary market for the Common Stock, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is officially reported by such exchange or market system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price of a share of Common Stock on the last preceding date for which such quotation exists.
(l)   Family Member shall mean, with respect to a particular Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.
(m)   Full Value Award means an Award other than an option or stock appreciation right with a per share purchase price lower than one hundred percent (100%) of Fair Market Value on the date of grant and that is settled by the issuance of shares of Common Stock.
(n)   Good Reason shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
(i)   Good Reason shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.
(ii)   In the absence of any other Good Reason definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Good Reason shall mean an individual’s voluntary resignation following one or more of the following without the individual’s consent;

(A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties, responsibilities or authority, (B) a material diminution in the duties, responsibilities or authority of the person to whom such individual reports, (C) a material reduction in such individual’s level of base compensation, with a reduction of more than fifteen percent (15%) to be deemed material for such purpose, or (D) a material relocation of such individual’s place of employment, with a relocation of more than fifty (50) miles to be deemed material for such purpose, provided, however, that a resignation for Good Reason may be effected only after (i) the individual provides written notice to the Corporation of the event or transaction constituting grounds for such resignation within sixty (60) days after the occurrence of that event or transaction, (ii) the Corporation fails to take the requisite remedial action with respect to such event or transaction within thirty (30) days after receipt of such notice, and (iii) the individual resigns within thirty (30) days after the expiration of the Corporation’s cure period set forth in subsection (ii).
(o)   Incentive Option shall mean an option which satisfies the requirements of Code Section 422.
(p)   Involuntary Termination shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
(i)   Involuntary Termination shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.
(ii)   In the absence of any other Involuntary Termination definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Involuntary Termination shall mean such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or such individual’s voluntary resignation for Good Reason.
(q)   Misconduct shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
(i)   Misconduct shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.
(ii)   In the absence of any other Misconduct definition in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.
(r)   1934 Act shall mean the Securities Exchange Act of 1934, as amended.
(s)   Non-Employee Director shall mean a non-Employee member of the Board.
(t)   Non-Statutory Option shall mean an option not an Incentive Option.
(u)   Original Plan Effective Date shall mean December 15, 2016, which is the date upon which the Plan was first approved by the Corporation’s stockholders.
(v)   Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(w)   Participant shall mean any eligible person who is granted an Award under the Plan.
(x)   Permanent Disability shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
(y)   Performance Goals shall mean, without limitation, any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) cash flow; (ii) earnings (including earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, required rate of return on capital or return on invested capital; (xi) revenue, growth in revenue or return on sales; (xii) income or net income; (xiii) operating income, net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin or gross margin; (xvi) return on operating revenue or return on operating profit; (xvii) market share, (xviii) market capitalization, (xix) application approvals, (xx) litigation and regulatory resolution goals, (xxi) implementation, completion or attainment of key projects, product sales or milestones, (xxii) budget comparisons, (xxiii) growth in stockholder value relative to the growth of a peer group or index; (xxiv) development and implementation of strategic plans and/or organizational restructuring goals; (xxv) development and implementation of risk and crisis management programs; (xxvi) improvement in workforce diversity; (xxvii) compliance requirements and compliance relief; (xxviii) productivity goals; (xxix) workforce management and succession planning goals; (xxx) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxxi) recruiting and maintaining personnel, employee retention, measures of customer satisfaction, employee satisfaction or staff development; (xxxii) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Corporation’s revenue or profitability or enhance its customer base; and (xxxiii) merger and acquisitions. In addition, such performance criteria may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable Performance Goal may be structured at the time of the Award to provide for appropriate adjustment, which may be based on one or more of the following items: (A) asset impairments or write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) the operations of any business acquired by the Corporation; (F) the divestiture of one or more business operations or the assets thereof; (G) the effects of any corporate transaction, such as a merger, consolidation, separation (including spin-off or other distributions of stock or property by the Corporation) or reorganization; (H) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events; (I) acquisitions or divestitures; (J) change in the corporate structure or capital structure of the Corporation; (K) an event either not directly related to the operations of the Corporation, Parent, Subsidiary, division, business segment or business unit or not within the reasonable control of management; (L) foreign exchange gains and losses; (M) a change in the fiscal year of the Corporation; (N) the refinancing or repurchase of bank loans or debt securities; (O) unbudgeted capital expenditures; (P) the issuance or repurchase of equity securities and other changes in the number of outstanding shares; (Q) conversion of some or all of convertible securities to common stock; (R) any business interruption event; (S) the cumulative effects of tax or accounting changes in accordance with GAAP; (T) the effect of changes in other laws or regulatory rules affecting reported results; and (U) any other adjustment consistent with the operation of the Plan.

(z)   Plan shall mean the Corporation’s amended and restated 2016 Equity Omnibus Plan, as set forth in this document.
(aa)   Plan Administrator shall mean the particular entity, whether the Compensation Committee, the Board, the Secondary Board Committee or any delegate of the Board or the Compensation Committee authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.
(bb)   Predecessor Plan shall mean the Corporation’s 2007 Omnibus Incentive Plan.
(cc)   Restated Plan Effective Date shall mean September 9, 2021, which is the date upon which this amended and restated Plan was approved by the Corporation’s stockholders.
(dd)   Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.
(ee)   Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.
(ff)   Service shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
(i)   Service shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.
(ii)   In the absence of any other definition of Service in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a Non-Employee Director or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Award. For purposes of this particular definition of Service, a Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Participant may subsequently continue to perform services for that entity.
(iii)   Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Participant’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Participant is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.
(gg)   Stand-alone Rights shall have the meaning set forth in Section 2.2.
(hh)   Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.
(ii)   Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(jj)   Tandem Rights shall have the meaning set forth in Section 2.2.

(kk)   10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).
(ll)   Withholding Taxes shall mean the applicable federal, state and foreign income and employment withholding taxes and other payments to which the holder of an Award under the Plan may become subject in connection with the issuance, exercise, vesting or settlement of that Award.

iteris® VOTE

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Your vote matters – here's how to vote!

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

2021 Annual Meeting Proxy Card

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A Proposals – The Board of Directors recommends a vote "FOR" the nominees listed in Proposal 1 and "FOR" each of Proposals 2, 3, and 4.

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1. Election of Directors:

Nominee	For	Against	Abstain
01 - Joe Bergera	☐	☐	☐
02 - Anjali Joshi	☐	☐	☐
03 - Gerard M. Mooney	☐	☐	☐
04 - Laura L. Siegal	☐	☐	☐
05 - Thomas L. Thomas	☐	☐	☐
06 - Dennis W. Zank	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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03HUQB

MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789 000004ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext000000000.000000 ext000000000.000000 ext 000000000.000000 ext000000000.000000 ext000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/ITI or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ITI 1.Election of Directors: q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qForAgainst AbstainForAgainst AbstainForAgainst Abstain+ 01- Joe Bergera 02- Anjali Joshi 03- Gerard M. Mooney ForAgainst AbstainForAgainst AbstainForAgainst Abstain 04- Laura L. Siegal 05- Thomas L. Thomas 06- Dennis W. Zank 2.To approve the amendment and restatement of the 2016 Omnibus Incentive Plan. ForAgainst Abstain 3.To approve, by advisory vote, the compensation of our named executive officers. ForAgainst Abstain 4.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022. ForAgainst Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. C 1234567890J N T1 U P X5 0 4 8 5 0 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03HUQB

The 2021 Annual Meeting of Stockholders of Iteris, Inc. will be held onThursday, September 9, 2021, at 2:00 p.m. Pacific Time virtually via the internet at meetings.computershare.com/MVTVFVH.To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form or you may attend as a guest to listen to the Annual Meeting.Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The material is available at: www.envisionreports.com/ITIq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q+Notice of 2021 Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting — September 9, 2021The undersigned stockholder of ITERIS, INC. (“Iteris” or the “Company”) hereby appoints JOE BERGERA and DOUG GROVES, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held virtually via the internet at meetings.computershare.com/MVTVFVH, and at any adjournments or postponements thereof, and to vote all shares of common stock of the Company held of record by the undersigned as of the close of business on July 13, 2021, with all the powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED OR, IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND “FOR” EACH OF PROPOSALS 2, 3, AND 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Change of Address — Please print new address below.Comments — Please print your comments below. +